REVOLVING CREDIT AGREEMENT

ACADIA STRATEGIC OPPORTUNITY FUND IV LLC,
as a Borrower
ACADIA REALTY ACQUISITION IV LLC,
as the Borrowers Managing Member

ACADIA REALTY LIMITED PARTNERSHIP,
as the Guarantor
ACADIA REALTY TRUST,
as the Guarantor General Partner

ACADIA INVESTORS IV, INC.,
as the Pledgor

BANK OF AMERICA, N.A.,
as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and a Lender

November 21, 2012

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SECTION 1.	DEFINITIONS 1

1.1.	Defined Terms 1

1.2.	Other Definitional Provisions 32

1.3.	Accounting Terms 33

1.4.	UCC Terms 33

1.5.	References to Agreement and Laws 33

1.6.	Times of Day 33

1.7.	Letter of Credit Amounts 33

SECTION 2.	REVOLVING CREDIT LOANS AND LETTERS OF CREDIT 34

2.1.	The Commitment 34

2.2.	Revolving Credit Commitment 34

2.3.	Manner of Borrowing 34

2.4.	Minimum Loan Amounts 36

2.5.	Funding 36

2.6.	Interest 37

2.7.	Determination of Rate 38

2.8.	Letters of Credit 38

2.9.	Qualified Borrowers 42

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2.10.	Use of Proceeds, Letters of Credit and Borrower Guaranties 43

2.11.	Fees 43

2.12.	Unused Commitment Fee 43

2.13.	Letter of Credit Fees 43

2.14.	Extension of Maturity Date 44

2.15.	Increase in the Maximum Commitment 44

SECTION 3.	PAYMENT OF OBLIGATIONS 45

3.1.	Revolving Credit Notes 45

3.2.	Payment of Obligations 45

3.3.	Payment of Interest 45

3.4.	Payments on the Obligations 46

3.5.	Voluntary Prepayments 46

3.6.	Reduction or Early Termination of Commitments 47

3.7.	Lending Office 48

SECTION 4.	CHANGE IN CIRCUMSTANCES 48

4.1.	Taxes 48

4.2.	Illegality 53

4.3.	Inability to Determine Rates 53

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4.4.	Increased Cost and Capital Adequacy 54

4.5.	Funding Losses 55

4.6.	Requests for Compensation 56

4.7.	Survival 56

SECTION 5.	SECURITY 56

5.1.	Liens and Security Interest 56

5.2.	The Collateral Accounts; Capital Calls 56

5.3.	Agreement to Deliver Additional Collateral Documents 57

5.4.	Subordination 58

SECTION 6.	CONDITIONS PRECEDENT TO LENDING 58

6.1.	Obligations of the Lenders 58

6.2.	Conditions to all Loans and Letters of Credit 61

6.3.	Addition of Qualified Borrowers 62

SECTION 7.	REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES 64

7.1.	Organization and Good Standing 64

7.2.	Authorization and Power 64

7.3.	No Conflicts or Consents 64

7.4.	Enforceable Obligations 65

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7.5.	Priority of Liens 65

7.6.	Financial Condition 65

7.7.	Full Disclosure 65

7.8.	No Default 65

7.9.	No Litigation 65

7.10.	Material Adverse Effect 66

7.11.	Taxes 66

7.12.	Principal Office; Jurisdiction of Formation 66

7.13.	ERISA 66

7.14.	Compliance with Law 66

7.15.	Environmental Matters 66

7.16.	Capital Commitments and Contributions 66

7.17.	Fiscal Year 67

7.18.	Investor Documents 67

7.19.	Margin Stock 67

7.20.	Investment Company Status 67

7.21.	No Defenses 67

7.22.	No Withdrawals Without Approval 68

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7.23.	Foreign Asset Control Laws 68

7.24.	Insider 68

7.25.	Investors 68

7.26.	Organizational Structure 68

7.27.	No Brokers 68

7.28.	Financial Condition 68

7.29.	Properties 69

7.30.	Borrower Managing Member Representation 69

7.31.	Guarantor Representation 69

7.32.	Guarantor General Partner Representation 69

7.33.	Pledgor Representation 69

7.34.	Investments 69

7.35.	Investor Documents 69

7.36.	Advisory Committee 69

SECTION 8.	AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES 69

8.1.	Financial Statements, Reports and Notices 70

8.2.	Payment of Obligations 73

8.3.	Maintenance of Existence and Rights 73

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8.4.	Operations and Properties 73

8.5.	Books and Records; Access 73

8.6.	Compliance with Law 73

8.7.	Insurance 74

8.8.	Authorizations and Approvals 74

8.9.	Maintenance of Liens 74

8.10.	Further Assurances 74

8.11.	Maintenance of Independence 74

8.12.	Investor Financial and Confirmation of Unfunded Capital Commitments 74

8.13.	Covenants of Qualified Borrowers 75

8.14.	Investor Default 75

8.15.	Collateral Account 75

8.16.	Compliance with Anti Terrorism Laws 75

8.17.	Solvency 75

8.18.	Returned Capital 75

SECTION 9.	NEGATIVE COVENANTS 76

9.1.	Credit Party Information 76

9.2.	Mergers, Etc 76

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9.3.	Negative Pledge 76

9.4.	Fiscal Year and Accounting Method 76

9.5.	Transfer of Interests; Admission of Investors 76

9.6.	Constituent Documents 77

9.7.	Transfer of Borrower Managing Member’s Interest 78

9.8.	Negative Pledge 78

9.9.	Notice of Withdrawals 78

9.10.	Alternative Investment Vehicles and Parallel Investment Vehicles; Transfers of Capital Commitments 78

9.11.	Limitation on Indebtedness 78

9.12.	Capital Commitments 78

9.13.	Capital Calls 79

9.14.	ERISA Compliance 79

9.15.	Dissolution 79

9.16.	Environmental Matters 79

9.17.	Limitations on Distributions 79

9.18.	Limitation on Withdrawals 79

9.19.	Fund Structure 79

9.20.	Limitations of Use of Loan Proceeds 79

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9.21.	Capital Returns 80

9.22.	Investment Period Termination Date 80

9.23.	Transactions with Affiliates 80

9.24.	Deposits to Collateral Accounts 80

SECTION 10.	EVENTS OF DEFAULT 80

10.1.	Events of Default 80

10.2.	Remedies Upon Event of Default 83

10.3.	Lender Offset 85

10.4.	Performance by the Administrative Agent 85

10.5.	Good Faith Duty to Cooperate 85

SECTION 11.	AGENCY PROVISIONS 86

11.1.	Appointment and Authorization of Agents 86

11.2.	Delegation of Duties 86

11.3.	Exculpatory Provisions 87

11.4.	Reliance on Communications 87

11.5.	Notice of Default 88

11.6.	Non-Reliance on Agents and Other Lenders 88

11.7.	Indemnification 88

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11.8.	Agents in Their Individual Capacity 89

11.9.	Successor Agents 89

11.10.	Reliance by the Borrowers 91

11.11.	Administrative Agent May File Proofs of Claim 91

SECTION 12.	MISCELLANEOUS 92

12.1.	Amendments 92

12.2.	Sharing of Offsets 94

12.3.	Sharing of Collateral 94

12.4.	Waiver 95

12.5.	Payment of Expenses; Indemnity 95

12.6.	Notice 97

12.7.	Governing Law 99

12.8.	Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury 99

12.9.	Invalid Provisions 99

12.10.	Entirety 100

12.11.	Successors and Assigns; Participations 100

12.12.	All Powers Coupled with Interest 105

12.13.	Headings 105

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12.14.	Survival 105

12.15.	Full Recourse 105

12.16.	Availability of Records; Confidentiality 105

12.17.	USA Patriot Act Notice 106

12.18.	Multiple Counterparts 106

12.19.	Term of Agreement 106

12.20.	Inconsistencies with Other Documents 107

SECTION 13.	GUARANTY 107

13.1.	Guaranty of Payment and Performance 107

13.2.	Obligations Unconditional 107

13.3.	Modifications 109

13.4.	Waiver of Rights 109

13.5.	Reinstatement 110

13.6.	Remedies 110

13.7.	Subrogation 110

13.8.	Inducement 111

13.9.	Combined Liability 111

13.10.	Borrower Information 111

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13.11.	Instrument for the Payment of Money 111

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SCHEDULES

SCHEDULE I:	Credit Party Information
SCHEDULE II:    Lender Commitments and Related Information
SCHEDULE III:    Credit Party Organizational Structure

EXHIBITS

EXHIBIT A:        Schedule of Investors/Form of Borrowing Base Certificate
EXHIBIT B:        Form of Note
EXHIBIT C-1:    Form of Borrower and Borrower Managing Member Security Agreement
EXHIBIT C-2:    Form of Guarantor and Guarantor General Partner Security Agreement
EXHIBIT C-3:    Form of Pledgor Security Agreement
EXHIBIT D:        Form of Collateral Account Assignment
EXHIBIT E:        Form of Request for Borrowing
EXHIBIT F:        Form of Request for Letter of Credit
EXHIBIT G:        [Reserved.]
EXHIBIT H:         Form of Lender Assignment and Assumption
EXHIBIT I:        Form of Qualified Borrower Note
EXHIBIT J:        Form of Qualified Borrower Guaranty
EXHIBIT K:        Form of Investor Consent
EXHIBIT L:        Form of Investor Opinion
EXHIBIT M:        Form of Responsible Officer’s Certificate
EXHIBIT N:        Form of Subscription Agreement
EXHIBIT O:        Form of Facility Extension/Increase Request
EXHIBIT P:        Form of Capital Return Certification
EXHIBIT Q:        Form of Capital Return Notice
EXHIBIT R:        Form of Amended and Restated Constituent Documents of Borrower and                 Pledgor

REVOLVING CREDIT AGREEMENT
THIS REVOLVING CREDIT AGREEMENT, is dated as of November 21, 2012, by and among ACADIA STRATEGIC OPPORTUNITY FUND IV LLC, a Delaware limited liability company (the “Initial Borrower”, a “Borrower”, and collectively with any other Borrower becoming party hereto (including Qualified Borrowers), the “Borrowers”), ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Guarantor”), ACADIA REALTY TRUST, a Maryland real estate investment trust (the “Guarantor General Partner”), ACADIA REALTY ACQUISITION IV LLC, a Delaware limited liability company (the “Borrower Managing Member”), ACADIA INVESTORS IV, INC, a Maryland corporation (the “Pledgor”), the banks and financial institutions from time to time party hereto as Lenders, and BANK OF AMERICA, N.A. (“Bank of America”), as the Administrative Agent for the Secured Parties, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger and the Letter of Credit Issuer (each as hereinafter defined).
A.    The Borrower, the Guarantor and the Pledgor have requested that the Lenders make loans and cause the issuance of letters of credit to provide working capital to the Borrowers for purposes permitted under the Constituent Documents (as defined below) of the Credit Parties (as defined below).
B.    The Lenders are willing to lend funds and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.DEFINITIONS
1.1.    Defined Terms. For the purposes of Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:
“Account Bank” means Bank of America.
“Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.
“Adjusted LIBOR” means, for any LIBOR Rate Loan, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to: (a) the quotient obtained by dividing: (i) LIBOR for such LIBOR Rate Loan for such Interest Period; by (ii) one (1) minus the LIBOR Reserve Requirement for such LIBOR Rate Loan for such Interest Period; plus (b) the Applicable Margin.

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“Administrative Agent” means Bank of America, until the appointment of a successor “Administrative Agent” pursuant to Section 11.9 and, thereafter, shall mean such successor Administrative Agent.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.
“Agency Services Address” means the address for the Administrative Agent set forth in Section 12.6, or such other address as may be identified by written notice from the Administrative Agent to the Borrowers and the Lenders.
“Agents” means, collectively, the Administrative Agent, the Sole Lead Arranger, the Letter of Credit Issuer and any successors and assigns in such capacities.
“Agent-Related Person” has the meaning provided in Section 11.3.
“Alternative Investment Vehicle” means an entity created in accordance with a Constituent Document of the Credit Parties for the purpose of making Investments through a vehicle or entity other than a Credit Party.
“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Borrower and the Guarantor, as applicable.
“Anti–Terrorism Laws” means any Applicable Law relating to money laundering or terrorism, including, without limitation, Executive Order 13224, the OFAC Regulations, the Bank Secrecy Act, the USA Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “lending office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on Schedule II hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

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“Applicable Margin” means (a) with respect to LIBOR Rate Loans, 165 basis points (1.65%) per annum, (b) with respect to Reference Rate Loans, 100 basis points (1.00%) per annum, and (c) with respect to Letter of Credit Fees, 165 basis points (1.65%) per annum.
“Applicable Requirement” means each of the following requirements:
(a) such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) shall be a Rated Investor, and such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) shall have a Rating of BBB+/Baa1 or higher; and
(b) if such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) is:
(i) a Bank Holding Company, it shall have Adequately Capitalized status or better;
(ii) an insurance company, it shall have a Best’s Financial Strength Rating of A- or higher;
(iii) if such Investor or such Investor’s Credit Provider, as applicable, is an ERISA Investor or Governmental Plan Investor, or the trustee or nominee of an ERISA Investor or a Governmental Plan Investor, such ERISA Investor or Governmental Plan Investor, as applicable, shall have a minimum Funding Ratio based on the Rating of its Sponsor or Responsible Party, as applicable, as follows:

Sponsor Rating/Responsible Party Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB+/Baa1 or higher	90%; or

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the Applicable Requirement shall be based on the lower of the two. If any such Person has only one Rating, from either S&P or Moody’s, then that Rating shall apply. If the Rating of any Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) falls below the rating required by this definition, then such Investor shall be deemed to have failed the Applicable Requirement.
“Approved Lending Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee” has the meaning provided in Section 12.11(b).
“Assignment and Assumption” means the agreement contemplated by Section 12.11(b), pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit H attached hereto.

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“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.
“Available Commitment” means, at any time of determination, the lesser of: (a) the Maximum Commitment; and (b) the Borrowing Base.
“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended from time to time and any successor statute or statutes, or a non-bank subsidiary of such bank holding company.
“Bank of America” has the meaning provided in the Preamble hereto.
“Best’s Financial Strength Rating” means a “Best’s Financial Strength Rating” by A.M. Best Company.
“Borrower” and “Borrowers” have the meaning provided in the Preamble hereto.
“Borrower Collateral Account” has the meaning provided in Section 5.2(a).
“Borrower Collateral Account Assignment” means each assignment of a Borrower Collateral Account, in the form of Exhibit D hereto, made by a Borrower in favor of the Administrative Agent, pursuant to which such Borrower has granted to the Administrative Agent for the benefit of the Secured Parties, an assignment of such Borrower Collateral Account, as the same may be amended, supplemented or modified from time to time.
“Borrower Managing Member” means Acadia Realty Acquisition IV LLC, and any successor thereto permitted under this Credit Agreement.
“Borrower Party” has the meaning provided in Section 11.1(a).
“Borrower and Borrower Managing Member Security Agreement” means that certain security agreement, substantially in the form of Exhibit C-1 hereto, made by a Borrower and the Borrower Managing Member in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, supplemented or modified from time to time.
“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans, and “Borrowings” means the plural thereof.
“Borrowing Base” means the sum of (a) ninety percent (90%) of the aggregate Unfunded Capital Commitments of the Included Investors, and (b) sixty-five percent (65%) of the aggregate

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Unfunded Capital Commitments of the Designated Investors, in each case as such Unfunded Capital Commitments are first reduced by all applicable Concentration Limits; provided, that at any time a Designated Exclusion Event has occurred and is continuing, the advance rate for Designated Investors in clause (b) above shall be reduced from sixty-five percent (65%) to zero percent (0%). For the avoidance of doubt, the Unfunded Capital Commitments of an Excluded Investor shall be excluded from the Borrowing Base at all times.
“Borrowing Base Certificate” means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit A hereto.
“Business Day” means any day of the year except: (a) a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close; and (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan, any fundings, disbursements, settlements and payments in respect of any LIBOR Rate Loan, or any other dealings to be carried out pursuant to this Credit Agreement in respect of any such LIBOR Rate Loan (or any Reference Rate Loan as to which the interest rate is determined by reference to LIBOR), any day on which dealings in Dollars are not conducted by and between banks in the London interbank Eurodollar market.
“Capital Call” means a call upon any or all of the Investors for payment of all or any portion of the Capital Commitments pursuant to and in accordance with, as applicable, the Constituent Documents of the Fund Parties and the Subscription Agreements of the Investors. “Capital Calls” means, where the context may require, all Capital Calls, collectively.
“Capital Commitment” means the capital commitment of the Investors to the Fund Parties in the amount set forth in the applicable Constituent Document or the applicable Subscription Agreement. “Capital Commitments” means, where the context may require, all Capital Commitments, collectively.
“Capital Contribution” means the amount of cash actually contributed by an Investor to the Fund Parties with respect to its Capital Commitment as of the time such determination is made, less amounts refunded to such Investor in accordance with the Fund Parties' Constituent Documents. “Capital Contributions” means, where the context may require, all Capital Contributions, collectively.
“Capital Lease” means any lease of any property by any Person or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Person and its Subsidiaries.
“Capital Return Certification” means a certificate in the form of Exhibit P attached hereto.
“Capital Return Notice” means the written notice delivered to an Investor by or on behalf of any Fund Party for the purpose of making a return of capital pursuant to the applicable Fund Party’s Constituent Documents, which notice shall be in the form of Exhibit Q attached hereto. “Capital Return Notices” means, where the context may require, all Capital Return Notices, collectively.

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“Cash Collateralize” means, to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for the Letter of Credit Liability or obligations of the Lenders to fund participations in respect of the Letter of Credit Liability, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer. “Cash Collateral” and “Cash Collateralize” shall have meanings correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Collateral Account” means each deposit account held at the Administrative Agent for the purposes of holding Cash Collateral that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer.
“Cash Control Event” shall occur if, on any date of determination, (a) an Event of Default has occurred and is continuing; (b) a Potential Default has occurred and is continuing; or (c) the Principal Obligations exceed the Available Commitment.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System.
“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; (d) the compliance with, or application or implementation of, any of the foregoing subclauses (a), (b) or (c) or with Dodd Frank Laws (defined below) or Basel Rules (defined below) by any Lender or Letter of Credit Provider; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith (collectively, “Dodd Frank Laws”) and (ii) all laws, regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III (collectively, the “Basel Rules”), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date hereof; provided that all of the conditions precedent set forth in Section 6.1 shall be satisfied or waived by the Lenders.
“Collateral” means all of the collateral security for the Obligations pledged or granted pursuant to the Collateral Documents.
“Collateral Account” means, for each Fund Party, the account listed on Schedule I with respect to such Person, which accounts shall be solely used for receipt of proceeds from Capital

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Calls. “Collateral Accounts” means, where the context requires, all Collateral Accounts, collectively.
“Collateral Account Assignment” means each assignment of a Collateral Account, in the form of Exhibit D hereto, made by a Fund Party in favor of the Administrative Agent, pursuant to which such Fund Party has granted to the Administrative Agent for the benefit of the Secured Parties, an assignment of such Fund Party's Collateral Account, as the same may be amended, supplemented or modified from time to time.
“Collateral Documents” has the meaning provided in Section 5.1.
“Commitment” means, for each Lender, the amount set the amount set forth on Schedule II to this Credit Agreement or on its respective Assignment and Assumption, as the same may be reduced from time to time by the Borrowers pursuant to Section 3.6 or by further assignment by such Lender pursuant to Section 12.11(b).
“Compliance Certificate” has the meaning provided in Section 8.1(b).
“Concentration Limit” means the aggregate amount of Uncalled Capital Commitment in excess of the concentration limits set forth below, calculated for each Investor classification as a percentage of the aggregate Uncalled Capital Commitments of all Included Investors and Designated Investors:

Investor Classification	Concentration Limit
Rated Included Investor (dependent on applicable ratings below),
AAA/Aaa to AA-/Aa3	15.0%
A+/A1 to A-/A3	10%
BBB+/Baa1	5%
Other Concentration Limits
Unrated Included Investors	10%
Designated Investors	3%
HNW Investors	1%
Aggregate Unrated Included Investors	45%
Aggregate Designated Investors	45%
Aggregate HNW Investors	5%

provided, that, for purposes of calculating the above Concentration Limits for any Investor, each Investor and its investing affiliates shall be treated as a single Investor.

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“Confidential Information” means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information and concerning the Credit Parties or any Investor which is not available to the general public, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of the Credit Parties pursuant to this Credit Agreement orally or in writing to the Administrative Agent or any Lender or their respective attorneys, certified public accountants or agents, which was clearly and conspicuously marked or communicated as “Confidential,” or otherwise requested in writing to be held confidential, but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time; or (b) was or became available to the Administrative Agent or a Lender or to the Administrative Agent’s or Lender’s respective attorneys, certified public accountants or agents on a non-confidential basis from the Credit Parties or any Investor or any other source at or prior to such time.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means, for any Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (a) in the case of any limited partnership, joint venture, trust or other form of business entity, the limited partnership, joint venture, articles of association or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (b) in the case of any limited liability company, the articles of formation, limited liability agreement and/or operating agreement for such Person; and (c) in the case of a corporation, the certificate or articles of incorporation or association and the bylaws for such Person, in each such case as it may be restated, modified, amended or supplemented from time to time. For the avoidance of doubt, with respect to the Initial Borrower, its “Constituent Documents” shall include the LLC Agreement, with respect to the Guarantor, its “Constituent Documents” shall include its Partnership Agreement and, and with respect to the Pledgor, its “Constituent Documents” shall include the Stockholders Agreement.
“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to a Rollover of a LIBOR Rate Loan from one Interest Period to the next Interest Period.
“Control Agreement” means each Control Agreement among a Fund Party, the Administrative Agent and the Account Bank, as the same may be amended, supplemented or modified from time to time.
“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, in each case of which the applicable Credit Party is a member.
“Conversion Date” means any LIBOR Conversion Date, or Reference Rate Conversion Date, as applicable.
“Conversion Notice” has the meaning provided in Section 2.3(h).

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“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 2.3(h) or Section 4 of one Type of Loan into another Type of Loan.
“Covered Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA under Section 4 of ERISA or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code.
“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1.1 forms a part, as amended, restated, supplemented or otherwise modified from time to time.
“Credit Facility” means the Loans and Letters of Credit provided to the Borrowers by the Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents.
“Credit Link Documents” means such financial information and documents as may be requested by the Administrative Agent in its sole discretion, to reflect and connect the relevant or appropriate credit link or credit support of a Sponsor, Credit Provider or Responsible Party, as applicable, to the obligations of the applicable Investor to make Capital Contributions, which may include a written guaranty or such other acceptable instrument determined by the Administrative Agent in its sole discretion as to whether the applicable Investor satisfies the Applicable Requirement based on the Rating or other credit standard of its Sponsor, Credit Provider or Responsible Party, as applicable.
“Credit Party” means a Borrower, a Borrower Managing Member, the Guarantor, the Guarantor General Partner and the Pledgor; and “Credit Parties” means the Borrowers, the Borrower Managing Members, the Guarantor, the Guarantor General Partner and the Pledgor collectively.
“Credit Provider” means a Person providing Credit Link Documents, in form and substance acceptable to the Administrative Agent in its sole discretion, of the obligations of an Investor to make Capital Contributions and comply with the Investor Consent.
“Debt Limitations” means the limitations set forth in Section 9.11.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default Rate” means on any day the lesser of: (a) the Reference Rate in effect on such day plus two percent (2%) and (b) the Maximum Rate.
“Designated Exclusion Event” means that, at any time, either: (a) five (5) Designated Investors are Excluded Investors, or (b) Designated Investors with an aggregate Capital Commitment greater than 10% of the total aggregate Capital Commitment of all Designated Investors are Excluded Investors, provided, that for purposes of determining a Designated Exclusion Event, any (i) Designated Investor that becomes an Excluded Investor but that is replaced by the Credit Parties with a new Designated Investor, or (ii) whose obligations are transferred to any

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existing Designated Investor or Included Investor in accordance with the terms of this Credit Agreement and the applicable Constituent Documents of the applicable Fund Party shall not be included in the calculation.
“Designated Investor” means an Investor (a) that has been approved in writing as a Designated Investor by the 100% of the Lenders, in their sole discretion, and (b) in respect of which there has been delivered to the Administrative Agent:
(i)    a true and correct copy of the Subscription Agreement executed and delivered by such Investor in the form attached hereto as Exhibit N which shall be acceptable to the Administrative Agent, together with the applicable Credit Party’s countersignature, accepting such Subscription Agreement;
(ii)    any Constituent Documents of the applicable Credit Party, executed and delivered by such Investor;
(iii)    a true and correct copy of any Side Letter duly executed and delivered by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion;
(iv)    an Investor Consent duly executed and delivered by such Investor;
(v)    if applicable, the Credit Link Documents of such Investor’s Sponsor, Credit Provider, or Responsible Party, as applicable, executed and delivered by such Person;
(vi)    if such Investor’s Subscription Agreement, its Investor Consent, or any Constituent Document of the applicable Credit Party, executed by such Investor was signed by the applicable Credit Party, or any Affiliate of any thereof as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received evidence of such signatory's authority satisfactory to the Administrative Agent in its reasonable discretion; and
(vii)    if such Investor is an HNW Investor, such HNW Investor is an Eligible HNW Investor, provided that any Designated Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be a Designated Investor until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as a Designated Investor in the sole discretion of the Required Lenders. The Designated Investors as of the Closing Date are those specified as being Designated Investors on Exhibit A, as in effect on Closing Date, and Designated Investors approved by the Lenders subsequent to the Closing Date will be reflected in updated Borrowing Base Certificates accepted by the Lenders. Eligible HNW Investors that satisfy the criteria therefore shall be Designated Investors, but subject to their own sub-Concentration Limits.
“Distribution” has the meaning provided in Section 9.17.
“Dollars” and the sign “$” means lawful currency of the United States of America.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.11(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)).
“Eligible HNW Investor” means an HNW Investor that, if a natural person, is not deceased, and if a family office or family trust, the primary benefactor of which is not deceased.
“Endowment Fund Investor” means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, the assets of which Investor are not wholly disbursable for the Sponsor’s purposes on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof.
“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued or threatened to be issued in writing to any Credit Party by any Person with regard to air emissions, water discharges, Releases, or disposal, noise emissions, or any other environmental, health or safety matter affecting such Credit Party or any of such Credit Party’s Properties.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Liability” means any claim, demand, liability (including strict liability) obligation, accusation or cause of action, or any order, violation, loss, damage (including, without limitation, to any Person, property or natural resources and including consequential damages), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) and disbursements in connection with any Environmental Claims, violation or alleged violation of any Environmental Law, the imposition of any Environmental Lien or the failure to comply in all material respects with any Environmental Requirement.

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“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.
“Environmental Requirement” means any Environmental Law, agreement, or restriction, as the same now exists or may be changed, amended, or come into effect in the future, which pertains to health, safety, or the environment, including, but not limited to ground, air, water, or noise pollution, or underground or aboveground tanks.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“ERISA Investor” means an Investor of any Fund Party that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any entity or account whose assets include or are deemed to include the Plan Assets of one or more such employee benefit plans or plans pursuant to the Plan Asset Regulations or any other relevant legal authority.
“Event of Default” has the meaning provided in Section 10.1.
“Excluded Investor” means any Investor that is not an Included Investor or a Designated Investor, including any Investor that is subject to an Exclusion Event that has not been cured in accordance with the provisions hereof.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 4.8(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure (other than as a result of a Change in Law) to comply with Section 4.1(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exclusion Event” means, with respect to any Included Investor or Designated Investor (or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Included Investor or Designated Investor) any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(a)    it shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, liquidator or other similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;
(b)    an involuntary case or other proceeding shall be commenced against it, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days, or an order for relief shall be entered in respect of such Person in a proceeding under the United States Bankruptcy Code;
(c)    any final judgment or decree which in the aggregate exceeds fifteen percent (15%) of the net worth of such Investor shall be rendered against such Person, and (i) any such judgment or decree shall not be discharged, paid, bonded or vacated within ten (10) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree and shall not be stayed;
(d)    such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Capital Call, (ii) otherwise disaffirm any provision of its Subscription Agreement, the Constituent Documents of any Fund Party, as applicable, its Investor Consent or any Credit Link Document, or (iii) give any written notice of its intent to withdraw from the applicable Fund Party or that it may not fund future contributions pursuant to a Capital Call or comply with the provisions of its Subscription Agreement, the Constituent Documents of any Fund Party, as applicable, its Investor Consent or any Credit Link Document;
(e)    such Investor shall fail to make a contribution of capital when initially due pursuant to a Capital Call, without regard to any applicable notice or cure period under the applicable Constituent Documents, and such delinquency is not cured within ten (10) Business Days;
(f)    any representation, warranty, certification or statement made by such Investor under its Subscription Agreement (or related Side Letter), the Constituent Documents of the applicable Fund Party, its Investor Consent or Credit Link Document or in any certificate,

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financial statement or other document delivered pursuant to this Credit Agreement executed by such Person shall prove to be untrue, inaccurate or misleading in any material respect;
(g)    such Investor encumbers its interest in the applicable Fund Party;
(h)    a default shall occur in the performance by it of any of the covenants or agreements contained in its Subscription Agreement (or related Side Letter), the Constituent Documents of the applicable Fund Party, its Investor Consent or Credit Link Document (except as otherwise specifically addressed in this definition) and such default is not cured within five (5) Business Days;
(i)    in the case of each Investor that is an Included Investor described in clause (a)(i) of the first sentence of the definition of “Included Investor”, it shall fail to maintain the Applicable Requirement for such Investor required in the definition of “Applicable Requirement” in Section 1.1;
(j)    in the case of an Investor that is an Included Investor described in clause (a)(ii) of the first sentence of the definition of “Included Investor,” it shall fail to maintain a net worth (determined in accordance with GAAP), measured as of the end of the time period covered in such Person’s most recent financial report, as delivered pursuant to Section 8.1, of at least seventy-five percent (75%) of the net worth of such Investor, Sponsor, Responsible Party, or Credit Provider measured as of the date of its initial designation as an Included Investor;
(k)    in the case of an Investor that is an Included Investor described in clause (a)(ii) of the first sentence of the definition of “Included Investor” or a Designated Investor, the occurrence of any circumstance or event which, in the sole discretion of the Administrative Agent could reasonably be expected to have a material and adverse impact on the financial condition and/or operations of such Investor;
(l)    such Investor shall Transfer its equity interest in the applicable Fund Party and be released from its obligation under the applicable Constituent Documents to make contributions pursuant to a Capital Call with respect to such transferred interest, provided that, if such Investor shall Transfer less than all of its equity interest in the applicable Fund Party, only the Transferred portion shall be excluded from the Borrowing Base;
(m)    the Borrowers fail to deliver to the Administrative Agent, upon the request of the Administrative Agent in accordance with Section 8.12(b), a certificate for such Investor setting forth the remaining amount of its Unfunded Capital Commitment which it is obligated to fund;
(n)    any Credit Party suspends, cancels, reduces, excuses, terminates or abates the Capital Commitment or any Capital Contribution of such Included Investor or Designated Investor; provided, however, that to the extent such suspension, cancellation, reduction, excuse, termination or abatement relates solely to a portion of such Investor’s Unfunded

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Capital Commitment, only such suspended, cancelled, reduced, excused, terminated or abated portion shall be excluded from the Borrowing Base;
(o)    the Uncalled Capital Commitment of such Investor ceases to be Collateral;
(p)    in connection with any Borrowing or the issuance of any Letter of Credit, any Credit Party has knowledge that such Investor will likely request to be excused from funding a Capital Call with respect to the Investment being acquired or otherwise funded with the proceeds of the related Borrowing or Letter of Credit; provided that only the portion of such Investor’s Unfunded Capital Commitment which would otherwise be contributed to fund such Investment or repay the related Borrowing or Letter of Credit shall be excluded from the Borrowing Base;
(q)    such Investor becomes a Sanctioned Person, or, to any Credit Party’s or Administrative Agent’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities;
(r)    if such Investor is an Endowment Fund Investor, a breach or written repudiation by its Sponsor of its keepwell agreement with such Investor;
(s)    if such Investor is an ERISA Investor, any failure by its Sponsor to pay any contractual or statutory obligations or make any other payment required by ERISA or the Internal Revenue Code with respect to such ERISA Investor; or
(t)    in the case of an Included Investor or such Investor’s Credit Provider, as applicable, which does not have publicly available financial information, the Administrative Agent is unable (after giving the Borrowers thirty (30) days written notice thereof) to obtain annual updated financial information for such Investor or such Investor’s Credit Provider, as applicable, within ninety (90) days following the end of the applicable fiscal year of such Investor.
“Extension Request” means a written request by the Borrowers substantially in the form attached hereto as Exhibit O to extend the initial or extended Stated Maturity Date for an additional period of no greater than 364 days.
“Facility Increase” has the meaning provided in Section 2.15(a).
“Facility Increase Fee” means the fee payable with respect to any Facility Increase in accordance with Section 2.15, as set forth in the Fee Letter.
“Facility Increase Request” means the notice in the form attached hereto as Exhibit O pursuant to which the Borrowers request an increase of the Commitments in accordance with Section 2.15.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official

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interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” means that certain Fee Letter or Fee Letters, dated the date hereof, among the Credit Parties, the Administrative Agent and certain Lenders, as each may be amended, supplemented or otherwise modified from time to time.
“Filings” means UCC financing statements, UCC financing statement amendments and UCC financing statement terminations.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.
“Fund Party” means a Borrower, the Guarantor or the Pledgor; and “Fund Parties” means the Borrowers, the Guarantor and the Pledgor collectively.
“Funding Ratio” means: (a) for a Governmental Plan Investor, the actuarial present value of the assets of the plan over the actuarial value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for an ERISA Investor: (i) for plan years prior to 2008, the gateway percentage or funded current liability percentage reported on Schedule B to the Form 5500; and (ii) for plan years 2008 and later, the funding target attainment percentage reported on Schedule SB to the Form 5500 or the funded percentage for monitoring plan’s status reported on Schedule MB to the Form 5500, as applicable, as reported on the most recently filed Form 5500 by such ERISA Investor with the United States Department of Labor.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.
“Guarantor” has the meaning provided in the preamble hereto.
“Guarantor and Guarantor General Partner Security Agreement” means that certain security agreement, substantially in the form of Exhibit C-2 hereto, made by a Guarantor and the Guarantor General Partner in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, supplemented or modified from time to time.
“Guarantor Collateral Account” has the meaning provided in Section 5.2(a).
“Guarantor Collateral Account Assignment” means each assignment of a Guarantor Collateral Account, substantially in the form of Exhibit D hereto, made by the Guarantor in favor of the Administrative Agent, pursuant to which the Guarantor has granted to the Administrative Agent for the benefit of the Secured Parties, an assignment of such Guarantor Collateral Account, as the same may be amended, supplemented or modified from time to time.
“Guarantor General Partner” has the meaning provided in the Preamble hereto.
“Guaranty” has the meaning provided in Section 13.1.
“Guaranty Obligations” means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Material” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority,

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(c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“HNW Investor” means each Investor that is a domestic or international individual investor (including a natural person, family office or family trust) or an entity owned or controlled or established by a domestic or international individual investor (including a natural person, family office or family trust).
“Included Investor” means an Investor (a) that either (i) meets the Applicable Requirement (or whose Credit Provider, Sponsor or Responsible Party, as applicable, meets the Applicable Requirement) and at the request of the Borrowers has been approved in writing as an Included Investor by the Administrative Agent, in its sole discretion, or (ii) does not meet the Applicable Requirement but at the request of the Borrowers has been approved in writing as an Included Investor by the Lenders, in their sole discretion, and (b) in respect of which there has been delivered to the Administrative Agent:

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(i)    a true and correct copy of the Subscription Agreement executed and delivered by such Investor in the form attached hereto as Exhibit N which shall be acceptable to the Administrative Agent, together with the applicable Credit Party’s countersignature, accepting such Subscription Agreement;
(ii)    any Constituent Documents of the applicable Credit Party executed and delivered by such Investor;
(iii)    an Investor Consent duly executed and delivered by such Investor;
(iv)    a true and correct copy of any Side Letter executed by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion;
(v)    if applicable, the Credit Link Documents of such Investor’s Sponsor, Credit Provider or Responsible Party, as applicable, executed and delivered by such Person;
(vi)    if such Investor’s Subscription Agreement, its Investor Consent, or any Constituent Document of the applicable Credit Party executed by such Investor was signed by any Credit Party or any Affiliate of any Credit Party, as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received evidence of such signatory's authority satisfactory to the Administrative Agent in its reasonable discretion; and
(vii)    a favorable Investor Opinion that includes, where applicable, opinions as to the other matters described in the following clauses (b)(viii) and (b)(ix), provided that (1) any Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be an Included Investor until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as an Included Investor in the sole discretion of all Lenders; and (2) each approval under clause (a)(i) or clause (a)(ii) and each restoration under clause (1) of this proviso shall be subject to the satisfaction of such initial and ongoing conditions as may be specified by the Administrative Agent. The Included Investors as of the Closing Date are those specified as being Included Investors on Exhibit A, as in effect on the Closing Date, and Included Investors approved by the Administrative Agent or Lenders, as applicable, subsequent to the Closing Date will be reflected in updated Borrowing Base Certificates accepted by the Administrative Agent or Lenders, as applicable.
“Increase Effective Date” has the meaning provided in Section 2.15(b).
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:
(a)    all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;
(b)    all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar

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agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
(c)    the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)    all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;
(g)    all obligations of any such Person to repurchase any securities which repurchase obligation is related to the issuance thereof;
(h)    all net obligations of such Person under any Hedge Agreements; and
(i)    all Guaranty Obligations of any such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning provided in Section 12.5(b).
“Initial Borrower” has the meaning provided in the Preamble hereto.
“Interest Option” means LIBOR or the Reference Rate.

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“Interest Payment Date” means the 12th day of each month (or if such day is not a Business Day, on the next succeeding Business Day); provided, that after the Maturity Date, any Business Day selected from time to time by the Administrative Agent shall be an Interest Payment Date.
“Interest Period” means, (a) initially the period commencing on (and including) the date of the initial funding of such Loan and ending on (and including) the last calendar day of such month and (b) thereafter, each period commencing on (and including) the first calendar day of the succeeding calendar month and ending on (and including) the last day of such calendar month; provided, that:
(A)    any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
(B)    in the case of any Interest Period for any Loans which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the applicable Lender in its sole discretion.
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“Investment” means “Investment” as that term is defined in the Constituent Documents of the Initial Borrower.
“Investment Period Termination Date” means the last day of the “Investment Period”, as that term is defined in the Constituent Documents of the Initial Borrower.
“Investor” means any Person that is admitted to any Fund Party as a member, shareholder, limited partner, general partner or other equity holder in accordance with the applicable Constituent Documents of such Fund Party, including, for the avoidance of doubt, the Pledgor and the Guarantor as members of the Initial Borrower.
“Investor Consent” means a letter in the form of Exhibit K attached hereto (or as otherwise agreed to in writing by the Administrative Agent in its sole discretion) executed by an Investor and delivered to the Administrative Agent.
“Investor Information” has the meaning provided in Section 12.16.
“Investor Opinion” means a written opinion (addressed to the Administrative Agent) of counsel to an Investor, in the form of Exhibit L (or such other evidence of authority as acceptable to the Administrative Agent in its sole discretion) and otherwise acceptable to the Administrative Agent, covering such matters relating to the Investor, its Subscription Agreement, its Investor Consent, the applicable Constituent Documents, any Credit Link Documents or the transactions contemplated by any of the foregoing, as the Administrative Agent shall reasonably request; provided that if (i) an opinion furnished by counsel to an Investor does not address the enforceability

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of such Investor’s Subscription Agreement, Investor Consent, any Credit Link Documents or any of the Constituent Documents of the applicable Credit Party but is otherwise acceptable to the Administrative Agent, and (ii) counsel to the Borrowers provides an opinion as to such enforceability in form and substance acceptable to the Administrative Agent, then the term “Investor Opinion” shall include such combined opinions of counsel to the Investor and counsel to the Borrowers.
“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.
“KYC Compliant” means any Person who has satisfied all requests for information from the Lenders for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender.
“Lender” means (a) Bank of America, in its capacity as lender and (b) each other lender that becomes party to this Credit Agreement in accordance with the terms hereof, and collectively, the “Lenders”.
“Lender Party” has the meaning provided in Section 11.1.
“Lending Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Letter of Credit” means any letter of credit issued by the Letter of Credit Issuer pursuant to Section 2.8 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.
“Letter of Credit Application” means an application, in the form specified by the Letter of Credit Issuer form time to time, requesting the Letter of Credit Issuer issue a Letter of Credit.
“Letter of Credit Issuer” means Bank of America or any Affiliate thereof.
“Letter of Credit Liability” means the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuer and the Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.8.
“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of: (a) thirty five percent (35%) of the Available Commitment at such time or (b) $105,000,000. The Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment.
“LIBOR” means, with respect to any LIBOR Rate Loan for each day during any Interest Period, the British Bankers’ Association Interest Settlement Rate for deposits in Dollars with a term equivalent to one month, as published by Reuters (or other commercially available source providing

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quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day, changing when and as such rate changes; provided that, if more than one rate is published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), the applicable rate shall be the arithmetic mean of all such rates (rounded upwards if necessary to the nearest 1/100 of 1%). If for any reason the rate specified in the preceding clauses (i) or (ii) is not available, then “LIBOR Rate” shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which, as determined by the Administrative Agent in accordance with its customary practices, deposits in Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m., London time on the same day such rate shall apply for settlement in immediately available funds by leading banks in the London interbank market for a period equal to one month.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Conversion Date” has the meaning provided in Section 2.3(h).
“LIBOR Rate Loan” means a Loan (other than a Reference Rate Loan) that bears interest at a rate based on LIBOR.
“LIBOR Reserve Requirement” means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to: (a) any category of liabilities which includes deposits by reference to which Adjusted LIBOR is to be determined; or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans or Reference Rate Loans bearing interest based off LIBOR. LIBOR shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement. Each determination by the Administrative Agent of the LIBOR Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.
“Lien” means any lien, mortgage, security interest, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.
“Liquidity Ratio” means, with respect to an Endowment Fund Investor, the ratio of (a) unrestricted net assets less fixed assets and debt to (b) annual operating expenses, as set forth in its most recent audited financial statements.
“LLC Agreement” means the operating agreement of Acadia Strategic Opportunity Fund IV LLC dated as of May 16, 2012, as further amended, restated, modified or supplemented from time to time, in accordance with the terms hereof.

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“Loan Deficit” has the meaning provided in Section 2.3(f).
“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Collateral Documents, each Assignment and Assumption, each Application for Letter of Credit, each Investor Consent, all Credit Link Documents, each Qualified Borrower Guaranty, the Fee Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.
“Loans” means the groups of LIBOR Rate Loans and Reference Rate Loans made by the Lenders to the Borrowers pursuant to the terms and conditions of this Credit Agreement, plus all payments under a Letter of Credit made to the beneficiary named thereunder (and certain other related amounts specified in Section 2.9 and Section 3.3(c) shall be treated as Loans pursuant to Section 2.9 and Section 3.3(c)).
“Margin Stock” has the meaning assigned thereto in Regulation U.
“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), condition (financial or otherwise), or business of the Credit Parties; (b) the ability of any Credit Party to perform its obligations under this Credit Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Credit Agreement, any of the other Loan Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; (d) the obligation or the liability of any Credit Party to fulfill its obligations under its Constituent Documents; or (e) the ability of the Investors (or applicable Sponsors, Responsible Parties or Credit Providers) to perform their obligations under the Constituent Documents of the Fund Parties, the Subscription Agreements, the Side Letters, the Investor Consents or the Credit Link Documents, as applicable.
“Material Amendment” has the meaning provided in Section 9.6.
“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) 45 days prior to the termination of the Constituent Documents of the Borrowers or the Guarantor; (d) 90 days prior to the Investment Period Termination Date and (e) the date upon which the Borrowers terminate the Commitments pursuant to Section 3.6 or otherwise.
“Maximum Commitment” means $150,000,000, as it may be (a) reduced by the Borrowers pursuant to Section 3.6 or (b) increased from time to time by the Borrowers pursuant to Section 2.15.
“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

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“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Letter of Credit Liability of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time.
“Moody’s” means Moody’s Investors Service, Inc and any successor thereto.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means the master promissory notes provided for in Section 3.1, and all master promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, and the Qualified Borrower Notes; and “Note” means any one of the Notes.
“Obligations” means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders and other Secured Parties, and all renewals and extensions thereof (including, without limitation, Loans, Letters of Credit, or both), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Qualified Borrower Guaranty, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations and liabilities of the Credit Parties to the Lenders and other Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.
“Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations.
“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Other Claims” has the meaning provided in Section 5.4.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security

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interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Parallel Investment Vehicle” means a parallel and or feeder partnership, real estate tax investment trust, group trust or other investment vehicle created in accordance with the Constituent Documents of any Fund Party.
“Participant” has the meaning provided in Section 12.11(d).
“Participant Register” has the meaning specified in Section 12.11(e).
“Partnership Agreement” with respect to the Guarantor, means the limited partnership agreement of the Guarantor, as further amended, restated, modified or supplemented in accordance with the terms hereof.
“Patriot Act” has the meaning provided in Section 12.17.
“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.
“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, limited liability company, limited liability partnership, limited partnership, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA.
“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq, as modified by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” within the Plan Asset Regulations.
“Pledgor Security Agreement” means that certain pledgor security agreement, dated as of the date hereof, executed and delivered by the Pledgor in favor of the Administrative Agent on behalf of the Secured Parties, as may be amended, supplemented or otherwise modified from time to time with the consent of the Administrative Agent, the Letter of Credit Issuer, and the Lenders to the extent expressly required hereby, which agreement shall be substantially in the form of Exhibit C-3 attached hereto.

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“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Principal Obligations” means the sum of (a) the aggregate outstanding principal amount of the Loans plus (b) the aggregate Letter of Credit Liability.
“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) in the event the Commitments of all Lenders have been terminated: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) outstanding of such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) of all Lenders.
“Proceedings” has the meaning provided in Section 7.9.
“Proposed Amendment” has the meaning provided in Section 9.6.
“Qualified Borrower” has the meaning provided in Section 6.3.
“Qualified Borrower Guaranty” and “Qualified Borrower Guaranties” are defined in Section 6.3.
“Qualified Borrower Letter of Credit Note” has the meaning provided in Section 6.3.
“Qualified Borrower Notes” means the Qualified Borrower Promissory Notes and the Qualified Borrower Letter of Credit Notes, and “Qualified Borrower Note” means any one of them, as such note may be amended, restated, reissued, extended or modified.
“Qualified Borrower Promissory Note” has the meaning provided in Section 6.3.
“Rated Investor” means any Investor that has a Rating (or that has a Credit Provider, Sponsor or Responsible Party that has a Rating). In the event the Investor, its Credit Provider, Sponsor or Responsible Party has more than one Rating, then the lowest of such Ratings shall be the applicable Rating.
“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a

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governmental entity), or revenue bond rating (for an educational institution or a governmental entity) from S&P or Moody’s.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Letter of Credit Issuer, as applicable.
“Reference Rate” means the greatest of: (i) the Prime Rate plus the Applicable Margin, (ii) the Federal Funds Rate plus fifty basis points (0.50%) plus the Applicable Margin, and (iii) except during any period of time during which LIBOR is unavailable pursuant to Section 4.2 or 4.3, Adjusted LIBOR plus one hundred basis points (1.00%). Each change in the Reference Rate shall become effective without prior notice to any Credit Party automatically as of the opening of business on the day of such change in the Reference Rate.
“Reference Rate Conversion Date” has the meaning provided in Section 2.3(h).
“Reference Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.
“Register” has the meaning provided in Section 12.11(c).
“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.
“Reimbursement Obligation” means the obligation of the Borrowers to reimburse the Letter of Credit Issuer pursuant to Section 2.8 for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, or into or out of any real property Investment, including the movement of any Hazardous Material through or in indoor or outdoor the air, soil, surface water or groundwater of any real property Investment.
“Removal Effective Date” has the meaning provided in Section 11.9(a)(ii).
“Request for Borrowing” has the meaning provided in Section 2.3.
“Request for Letter of Credit” has the meaning provided in Section 2.8(b).
“Required Lenders” means, at any time: (a) the Lenders (other than the Defaulting Lenders) holding an aggregate Pro Rata Share of greater than fifty percent (50%) of the Commitments

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(excluding the Commitments of any Defaulting Lenders); or (b) at any time that the Lender Commitments are zero (0), the Lenders (other than the Defaulting Lenders) owed an aggregate Pro Rata Share of greater than fifty percent (50%) of the Principal Obligations outstanding at such time.
“Resignation Effective Date” has the meaning provided in Section 11.9(a).
“Responsible Officer” means: (a) in the case of a corporation, its president or any vice president or any other officer or the equivalent thereof (other than a secretary or assistant secretary), and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary or the equivalent thereof; (b) in the case of a limited partnership, an officer of its general partner or an officer of an entity that has authority to act on behalf of such general partner, acting on behalf of the general partner in its capacity as general partner of such limited partnership; and (c) in the case of a limited liability company, an officer of such limited liability company or, if there is no officer, a manager, director or managing member, or the individual acting on behalf of such manager or managing member, in its capacity as manager or managing member of such limited liability company, or in each case such other authorized officer or signatory who has the power to bind such corporation, limited partnership, liability company or any other Person who has provided documentation evidencing such authority. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.
“Returned Capital” means, for any Investor, at any time, any amounts distributed to such Investor that are subject to recall as a Capital Contribution pursuant to the Constituent Document of the applicable Fund Party. Any amount of Returned Capital distributed to an Investor shall appear on a Capital Return Notice, duly completed and executed by a Credit Party, in the form of Exhibit Q attached hereto.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

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“Secured Parties” means the Administrative Agent, the Structuring Agent, the Lenders, the Letter of Credit Issuer and each Indemnitee.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Security Agreements” means the Borrower and Borrower Managing Member Security Agreement, the Guarantor and Guarantor General Partner Security Agreement and the Pledgor Security Agreement.
“Side Letter” means any side letter executed by an Investor with any Credit Party with respect to such Investor’s rights and/or obligations under its Subscription Agreement, the applicable Constituent Documents or its Investor Consent.
“Sole Lead Arranger” has the meaning provided in the Preamble hereto.
“Solvent” means, with respect to any Credit Party, as of any date of determination, that as of such date:
(a)    the fair value of the assets of such Credit Party and the aggregate Unfunded Capital Commitments are greater than the total amount of liabilities, including contingent liabilities, of such Credit Party;
(b)    the fair value of the assets of such Credit Party and the aggregate Unfunded Capital Commitments are not less than the amount that will be required to pay the probable liability of the Credit Parties on their debts as they become absolute and matured;
(c)    such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and
(d)    such Credit Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and the aggregate Unfunded Capital Commitments would constitute unreasonably small capital.
For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

“Sponsor” means, (a) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and (b) for any Endowment Fund Investor, the state chartered, “not-for-profit” university or college that has established such fund for its exclusive use and benefit. As used herein, the term “not-for-profit” means an entity formed not for pecuniary

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profit or financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers.
“Stated Maturity Date” means November 20, 2015 subject to the Borrowers’ extension of such date under Section 2.14, provided that the Stated Maturity Date shall, in any and all circumstances, refer to a date on or before 90 days prior to the Investment Period Termination Date.
“Stockholder” means a holder of shares of the equity interests of Pledgor.
“Stockholders Agreement” means the stockholders agreement of the Pledgor dated as of May 16, 2012, as may be further amended, restated, modified or supplemented in accordance with the terms hereof.
“Subscription Agreement” means a Subscription Agreement and any related supplement thereto executed by an Investor in connection with the subscription for an equity interest in any Fund Party, as applicable, as amended, restated, supplemented or otherwise modified from time to time; “Subscription Agreements” means, where the context may require, all Subscription Agreements, collectively.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Tax Indemnified Parties” means, collectively, the Lenders and the Agents, and “Tax Indemnified Party” means any of the foregoing.
“Threshold Amount” means the lesser of (i) $25,000,000, and (ii) 10% of the aggregate Uncalled Capital Commitments at such time.
“Transfer” means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose.
“Type of Loan” means a Reference Rate Loan or a LIBOR Rate Loan.

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“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.
“Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment, including, for the avoidance of doubt, its “Remaining Capital Commitment” as defined in the Constituent Documents of the Fund Parties.
“Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment minus any portion of such Investor’s Uncalled Capital Commitment that is subject to a Pending Capital Call.
“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Withholding Agent” means any Credit Party and the Administrative Agent.
1.2.    Other Definitional Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    all terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document;
(b)    the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(c)    whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
(d)    the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(e)    the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(f)    any reference herein to any Person shall be construed to include such Person’s successors and assigns;
(g)    the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof;

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(h)    all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement;
(i)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(j)    the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;
(k)    in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”; and
(l)    section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.
1.3.    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein.
1.4.    UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
1.5.    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
1.6.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to times of day in New York, New York.
1.7.    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit

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or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
Section 2.    REVOLVING CREDIT LOANS AND LETTERS OF CREDIT
2.1.    The Commitment.
(m)    Committed Amount. Subject to the terms and conditions herein set forth, the Lenders agree, during the Availability Period: (i) to extend to the Borrowers a revolving line of credit; and (ii) to participate in Letters of Credit issued by the Letter of Credit Issuer for the account of the Borrowers.
(n)    Limitation on Borrowings and Re-borrowings. Except as provided in clause (c) below, the Lenders shall not be required to advance any Borrowing, Rollover, or cause the issuance of any Letter of Credit hereunder if:
(i)    after giving effect to such Borrowing, Rollover, or issuance of such Letter of Credit: (A) the Principal Obligations would exceed the Available Commitment; (B) the Letter of Credit Liability would exceed the Letter of Credit Sublimit; or (C) the Principal Obligations of any Lender would exceed the Commitment of such Lender; or
(ii)    the conditions precedent for such Borrowing in Section 6.2 have not been satisfied.
(o)    Exceptions to Limitations. Conversions to Reference Rate Loans shall be permitted in the case of clauses (i) and (ii) of Section 2.1(b) above, in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Commitments under Section 10.2.
2.2.    Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to the Borrowers at any time and from time to time in an aggregate principal amount up to such Lender’s Commitment at any such time. Subject to the conditions set forth in Sections 2.1(b) and 6 and the other terms and conditions hereof, the Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.2 shall be made only in Dollars and shall be funded ratably by the Lenders in proportion to their Pro Rata Share. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate in effect with respect to such Loan.
2.3.    Manner of Borrowing.
(a)    Request for Borrowing. The Borrowers shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which

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notice may be by telephone, if confirmed in writing, facsimile, electronic mail, or other written communication (a “Request for Borrowing”), in the form of Exhibit E hereto, and which notice shall be irrevocable and effective upon receipt by the Administrative Agent. Each Request for Borrowing: (a) shall be furnished to the Administrative Agent no later than 11:00 a.m. (x) at least one (1) Business Day prior to the requested date of Borrowing in the case of a Reference Rate Loan and (y) at least three (3) Business Days prior to the requested date of Borrowing in the case of a LIBOR Rate Loan; and (b) must specify: (i) the amount of such Borrowing; (ii) the Interest Option; and (iii) the date of such Borrowing, which shall be a Business Day. Any Request for Borrowing received by the Administrative Agent after 11:00 a.m. shall be deemed to have been given by the Borrowers on the next succeeding Business Day. Each Request for Borrowing submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 6.1 and 6.2 and, to the extent applicable, Section 6.3, have been satisfied on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information and other documents required to be delivered in accordance with this Section.
(b)    Further Information. Each Request for Borrowing shall be accompanied or preceded by: (A) a duly executed Borrowing Base Certificate dated the date of such Request for Borrowing; and (B) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.2.
(c)    Request for Borrowing Irrevocable. Each Request for Borrowing completed and signed by the Borrowers in accordance with Section 2.3(a) shall be irrevocable and binding on the Borrowers, and the Borrowers shall indemnify each Lender against any cost, loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrowers to complete such Borrowing, including any cost, loss or expense incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such Borrowing except to the extent such loss or expense is due to the gross negligence or willful misconduct of such Person. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to the Borrowers and shall, in the absence of a manifest error, be conclusive and binding.
(d)    Notification of Lenders. The Administrative Agent will promptly notify each Lender of the Administrative Agent’s receipt of any Request for Borrowing.
(e)    Lender’s Commitment. Each Lender shall make each requested Loan, in accordance with its Pro Rata Share thereof. Notwithstanding anything contained in this Section 2.3(e) or elsewhere in this Credit Agreement to the contrary, no Lender shall be obligated to provide the Administrative Agent or the Borrowers with funds in connection with a Loan in an amount that would result in the sum of the portion of the Loans then funded by it plus such Lender’s Pro Rata Share of the Letter of Credit Liability exceeding its Commitment then in effect.
(f)    Defaulting Lender. If, by 1:00 p.m. on any funding date, one or more Lenders fails to make its share of any Loan available to the Administrative Agent (the aggregate amount not so made available to the Administrative Agent being herein called in either case the

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“Loan Deficit”), then the Administrative Agent shall, by no later than 1:30 p.m. on the applicable funding date instruct each other Lender to pay, by no later than 2:00 p.m. on such date, in immediately available funds, to the account designated by the Administrative Agent, an amount equal to the lesser of: (i) such other Lender’s proportionate share (based upon the relative Commitments of the other Lenders) of the Loan Deficit; and (ii) its unused Commitment. A Defaulting Lender shall forthwith, upon demand, pay to the Administrative Agent for the ratable benefit of the other Lenders all amounts paid by each such other Lender on behalf of such Defaulting Lender, together with interest thereon, for each day from the date a payment was made by each such other Lender until the date such other Lender has been paid such amounts in full, at a rate per annum equal to the Default Rate.
(g)    Conversions. The applicable Borrowers shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day (a “LIBOR Rate Conversion Date”), to convert such Reference Rate Loan to a LIBOR Rate Loan; and (ii) any LIBOR Rate Loan, on any Business Day (a “Reference Rate Conversion Date”) to convert such LIBOR Rate Loan to a Reference Rate Loan; provided that the Borrowers shall, on such Reference Rate Conversion Date, make the payments required by Section 4.5 hereof, if any; in either case, by giving the Administrative Agent written notice at the Agency Services Address substantially in the form of Exhibit G attached hereto (a “Conversion Notice”) of such selection no later than 11:00 a.m. (New York time) at least one (1) Business Day prior to such LIBOR Rate Conversion Date or Reference Rate Conversion Date, as applicable. Each Conversion Notice shall be effective upon notification thereof to the Administrative Agent. Each Conversion Notice shall be irrevocable. A request of the Borrowers for a Conversion of a Reference Rate Loan into a LIBOR Rate Loan is subject to the condition that no Event of Default or Potential Default exists at the time of such request or after giving effect to such Conversion.
(h)    Tranches. Notwithstanding anything to the contrary contained herein, no more than ten (10) LIBOR Rate Loans may be outstanding hereunder at any one time during the Availability Period.
(i)    Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender of the receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the amount of the Borrowing and the amount and currency of such Lender’s Pro Rata Share of the applicable Loans, the date the Borrowing is to be made, the Interest Option selected, the Interest Period selected, if applicable, and the applicable rate of interest.
2.4.    Minimum Loan Amounts. Each LIBOR Rate Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000 and each Reference Rate Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 for each Lender; provided that a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of a Letter of Credit under Section 2.8(c).
2.5.    Funding. Subject to the fulfillment of all applicable conditions set forth herein, each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to the Administrative Agent no later than 11:00 a.m. on the date specified in the Request for Borrowing

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as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall deposit such proceeds in immediately available funds in the applicable Borrower’s account maintained with the Administrative Agent not later than 1:00 p.m. on the borrowing date or, if requested by the Borrowers in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to the Administrative Agent on the applicable borrowing date, and the Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the Borrowers a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount on demand: (a) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the Borrowers by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (b) if such Lender fails to pay its amount upon the Administrative Agent’s demand, then from the Borrowers: (i) promptly on demand, and in any event within two (2) Business Days, to the extent such funds are available in the Collateral Accounts or any other account maintained by the Fund Parties; and (ii) otherwise, to the extent that it is necessary for the Credit Parties to issue a Capital Call to fund such required payment, within fifteen (15) Business Days after the Administrative Agent’s demand (but, in any event, the Credit Parties shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received); together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrowers. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. Each Lender hereunder shall be liable to the Borrowers only for the amount of its respective Commitment.
2.6.    Interest.
(a)    Interest Rate. Each Loan funded by the Lenders shall accrue interest at a rate per annum equal to: (i) with respect to LIBOR Rate Loans, Adjusted LIBOR for the applicable Interest Period; and (ii) with respect to Reference Rate Loans, the Reference Rate in effect from day to day. At any time, each Loan shall have only one Interest Period and one Interest Option. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.
(b)    Change in Rate; Past Due Amounts; Calculations of Interest. Each change in the rate of interest for any Borrowing consisting of Reference Rate Loans shall become effective, without prior notice to the Credit Parties, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of (i) each LIBOR Rate Loan and Reference Rate Loan bearing interest off LIBOR shall be calculated

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on the basis of the actual days elapsed in a year consisting of 360 days and (ii) each Reference Rate Loan (other than when the Reference Rate is calculated based off LIBOR) shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be.
(c)    Default Rate. If an Event of Default has occurred and is continuing, then (in lieu of the interest rate provided in Section 2.6(a) above) all Obligations shall bear interest, after as well as before judgment, at the Default Rate.
2.7.    Determination of Rate. The Administrative Agent shall determine each interest rate applicable to the LIBOR Rate Loans and Reference Rate Loans hereunder. The Administrative Agent shall, upon request, give notice to the Borrowers and to the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.
2.8.    Letters of Credit.
(a)    Letter of Credit Commitment. Subject to the terms and conditions hereof, on any Business Day during the Availability Period, the Letter of Credit Issuer shall issue such Letters of Credit in Dollars and in such aggregate face amounts as the Borrowers may request; provided that: (i) on the date of issuance, the Letter of Credit Liability (after giving effect to the issuance of any such Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date minus (2) the Principal Obligations as of such date and (B) the Letter of Credit Sublimit; (ii) each Letter of Credit shall be in a minimum amount of $500,000 (provided, however, that three (3) Letters of Credit for amounts less than $500,000 may be issued each calendar year); (iii) the expiry date of the Letter of Credit shall not be later than (A) twelve (12) months after the date of issuance (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Letter of Credit Issuer) without the Letter of Credit Issuer’s consent, in its sole discretion, or (B) thirty (30) days prior to the Stated Maturity Date, or, if the Borrowers comply with Section 2.8(h), within one (1) year after the Stated Maturity Date, (iv) each Letter of Credit shall be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Letter of Credit Issuer and, to the extent not inconsistent therewith, the laws of the State of New York, and (v) the Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if, after the Closing Date (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Applicable Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer deems material to it, (B) the Borrowers have not provided the information necessary for the Letter

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of Credit Issuer to complete the form of Letter of Credit, or (C) the issuance of such Letter of Credit would violate Applicable Law or one or more policies of the Letter of Credit Issuer.
(b)    Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted to the Administrative Agent in the form attached hereto as Exhibit F (with blanks appropriately completed in conformity herewith), together with an Application for Letter of Credit and a Borrowing Base Certificate, for the Letter of Credit Issuer, on or before 11:00 a.m. at least three (3) Business Days prior to the requested date of issuance of such Letter of Credit. The Administrative Agent shall notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit. Upon each such application, the Borrowers shall be deemed to have automatically made to the Administrative Agent, each Lender, and the Letter of Credit Issuer the following representations and warranties:
(i)    As of the date of the issuance of the Letter of Credit requested, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of such issuance, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date);
(ii)    The Letter of Credit Liability (after giving effect to the issuance of the requested Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date; minus (2) the Principal Obligations as of such date; and (B) the Letter of Credit Sublimit on such date;
(iii)    All conditions precedent in Section 6.2 hereof for the issuance of such Letter of Credit will be satisfied as of the date of issuance.
(c)    Participation by the Lenders. Each Lender shall and does hereby participate ratably with the Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation: (i) the right to receive from the Administrative Agent its Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive from the Administrative Agent its Pro Rata Share of the Letter of Credit fee pursuant to Section 2.13; (iii) the right to receive from the Administrative Agent its additional costs pursuant to Section 4.1; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Pro Rata Share of any unreimbursed drawing under a Letter of Credit.
(d)    Payment of Letter of Credit. In the event of any drawing under any Letter of Credit, the Borrowers agree to reimburse (either with the proceeds of a Loan as provided for in this Section or with funds from other sources), in same day funds, the Letter of Credit Issuer on each date on which the Letter of Credit Issuer notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of such draft so paid and any amounts representing interest, costs, expenses or fees incurred by the Letter of Credit Issuer in connection with such payment. Unless the Borrowers shall immediately notify the Letter of Credit Issuer that

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the Borrowers intend to reimburse the Letter of Credit Issuer for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Request for Borrowing to the Administrative Agent and the Borrowers hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties and the Letter of Credit Issuer, to disburse directly, as a Borrowing hereunder, to the Letter of Credit Issuer, with notice to the Borrowers, in immediately available funds an amount equal to the stated amount of each draft drawn under each Letter of Credit plus all interest, costs and expenses, and fees due to the Letter of Credit Issuer pursuant to this Credit Agreement. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Pro Rata Share of the amount disbursed by the Letter of Credit Issuer on the Business Day on which the Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The Administrative Agent shall notify the Borrowers of any such disbursements made by the Lenders pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Lenders to the Letter of Credit Issuer on account of a Letter of Credit shall be deemed a Reference Rate Loan; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent and the Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Letter of Credit Issuer by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Application for Letter of Credit. The obligations of a Lender to make payments to the Administrative Agent for the account of the Letter of Credit Issuer, and, as applicable, the obligations of the Borrowers with respect to Borrowings, each under this Section 2.8(d) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Sections 2.1(b), 6.1, 6.2 and/or 6.3, as applicable, be honored in accordance with this Section 2.8(d) under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any of the other Loan Documents; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the terms of the Letter of Credit; (iii) the existence of any claim, counterclaim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iv) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (v) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (vi) any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,

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including any arising in connection with any proceeding under any Debtor Relief Law; (vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (viii) the occurrence of any Event of Default or Potential Default or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party.
(e)    Borrower Inspection. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the Letter of Credit Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of Letter of Credit Issuer. Each Lender and the Credit Parties agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.8(d). In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Acceleration of Undrawn Amounts. Should the Administrative Agent demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 10.2, the Administrative Agent, by written notice to the Borrowers, may take one or both of the following actions: (i) declare the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the outstanding Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby

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waived, and demand that the Borrowers pay to the Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for the Obligations, an amount equal to the aggregate undrawn stated amount of all Letters of Credit then outstanding at the time such notice is given. Unless otherwise required by law, upon the full and final payment of the Obligations, the Administrative Agent shall return to the Borrowers any amounts remaining in said cash collateral account.
(h)    Cash Collateral. (A) If, as of the Stated Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (B) the occurrence of any other circumstances under this Credit Agreement or the other Loan Documents requiring the Borrowers to Cash Collateralize Letters of Credit, the Borrowers shall promptly Cash Collateralize in an amount equal to Minimum Collateral Amount or, in the case of sub-clause (B) above, such amount expressly required by the terms of this Credit Agreement or other Loan Document, to the Administrative Agent for the benefit of the Secured Parties, to be held by Administrative Agent as Cash Collateral subject to the terms of this clause (h) and any security agreement, control agreement and other documentation requested by the Administrative Agent to be executed in connection with opening a Cash Collateral Account for the purpose of holding such Cash Collateral. All Cash Collateral to be provided by the Borrowers pursuant to this Section 2.8(h) shall be in Dollars. Cash Collateral held in the Cash Collateral Account shall be applied by Administrative Agent to the reimbursement of Letter of Credit Issuer for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Letter of Credit Liability shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, of Cash Collateral held in the Cash Collateral Account pursuant to this clause (h) shall be returned to the Borrowers. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Secured Parties, and agree to maintain, a first priority security interest in all such Cash Collateral and in the Cash Collateral Account as security in respect of the Letter of Credit Liability.
(i)    Lenders’ Obligations. In the event any Letter of Credit Liability is Cash Collateralized in accordance with Section 2.8(h) or otherwise pursuant to this Credit Agreement (including but not limited to the Cash Collateralizing of a Letter of Credit outstanding beyond the Maturity Date), each Lender’s participation in such Letter of Credit pursuant to this Section 2.8 shall cease in all respects, the Lenders will no longer be entitled to receive their Pro Rata Share of the Letter of Credit fee payable in accordance with Section 2.13 (which shall be payable exclusively to the Letter of Credit Issuer), and the Lenders shall cease to be obligated to fund any drawing under such Letter of Credit in the event the Cash Collateral is for any reason unavailable or insufficient to fully fund such drawing (including, but not limited to, as a result of any preference claim or other clawback under any proceeding pursuant to any Debtor Relief Laws).
2.9.    Qualified Borrowers. In consideration of the Lenders’ agreement to advance funds to a Qualified Borrower that has joined the Credit Facility in accordance with Section 6.3, to cause Letters of Credit to be issued for the account of a Qualified Borrower pursuant to Section 2.8, and to accept the Borrower Guaranties in support thereof, the Borrowers hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties, within the limits of the

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Available Commitment, to disburse directly to the Lenders, with notice to the Borrowers, in immediately available funds, an amount equal to the amount due and owing under any Qualified Borrower Note or any Qualified Borrower Guaranty, together with all interest, costs and expenses and fees due to the Lenders pursuant thereto, as a Borrowing hereunder, in the event the Administrative Agent shall have not received payment of such Obligations when due. The Administrative Agent will notify the Borrowers of any disbursement made to the Lenders pursuant to the terms hereof; provided that the failure to give such notice shall not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Administrative Agent to the Lenders shall be deemed to be a Reference Rate Loan pursuant to Section 2.3 in the amount so paid, and the Borrowers shall be deemed to have given to the Administrative Agent in accordance with the terms and conditions of Section 2.3, a Request for Borrowing with respect thereto; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent may conclusively rely on the Lenders as to the amount of any such Obligations due to the Lenders, absent manifest error.
2.10.    Use of Proceeds, Letters of Credit and Borrower Guaranties. The proceeds of the Loans and the Letters of Credit shall be used solely for purposes expressly permitted under the Constituent Documents of each Credit Party. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to the Borrowers’ use of the proceeds of the Loans, the Letters of Credit or execution and delivery of the Borrower Guaranties, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not the Borrowers’ use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under the Constituent Documents of any Credit Party. Nothing, including, without limitation, any Borrowing, any Rollover, any issuance of any Letter of Credit, or acceptance of any Qualified Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by the Borrowers is permitted by the terms of the Constituent Documents of any Credit Party.
2.11.    Fees. The Borrowers shall pay to the Administrative Agent fees in consideration of the arrangement, structuring and administration of the Commitments, which fees shall be payable in amounts and on the dates agreed to between the Borrowers and the Administrative Agent in the Fee Letter. The Borrowers will pay to the Administrative Agent such other fees as are payable in the amount and on the date agreed to between the Borrowers and the Administrative Agent in the Fee Letter.
2.12.    Unused Commitment Fee. In addition to the payments provided for in Section 3, the Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, an unused commitment fee at the rate of 30 basis points (0.30%) per annum on the Commitment of the Lenders which was unused (through the extension of Loans or the issuance of Letters of Credit), in either case calculated on the basis of actual days elapsed in a year consisting of 360 days and payable in arrears on each Interest Payment Date and on the Maturity Date. For purposes of this Section 2.12, the fee shall be calculated on a daily basis. The Credit Parties and the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona

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fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes.
2.13.    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent: (a) for the benefit of the Lenders, in consideration for the issuance of Letters of Credit hereunder, a non-refundable fee equal to the Applicable Margin (plus 2% if an Event of Default has occurred and is continuing) on the daily face amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in monthly installments in arrears on the first Business Day of each calendar month for the preceding calendar month, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been Cash Collateralized); and (b) for the benefit of the Letter of Credit Issuer, all reasonable and customary out of pocket expenses actually incurred by the Letter of Credit Issuer related to the issuance, amendment or transfer of Letters of Credit upon demand by the Letter of Credit Issuer.
2.14.     Extension of Maturity Date. The Borrowers shall have an option to extend the Stated Maturity Date then in effect for 364 days, subject to satisfaction of the following conditions precedent:
(a)    the Borrowers shall have paid an extension fee to the Administrative Agent for the benefit of the extending Lenders consenting to such extension, equal to 0.125% of the Maximum Commitment elected to be extended by the Borrowers as set out in the applicable Extension Request, payable to each such Lender ratably based on its share of the Commitments subject to extension;
(b)    no Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (c) or on the initial Stated Maturity Date; and
(c)    the Borrowers shall have delivered an Extension Request with respect to the Stated Maturity Date to the Administrative Agent not less than thirty (30) days prior to the Stated Maturity Date then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender).
2.15.    Increase in the Maximum Commitment.
(a)    Request for Increase. Provided there exists no Event of Default or Potential Default and no Event of Default or Potential Default would result from such increase in the Lenders’ Commitments, and subject to compliance with the terms of this Section 2.15, the Borrowers may (no more than three (3) times) increase the Maximum Commitment to an amount requested by the Borrowers not exceeding $300,000,000 by increasing the Commitment of the Lenders. Such increase may be done in one or more requested increases, in $25,000,000 increments (each such increase, shall be referred to herein as a “Facility Increase”).

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(b)    Effective Date. The Administrative Agent shall determine the effective date of any Facility Increase (the “Increase Effective Date”) and shall notify the Borrowers and the Lenders of the Increase Effective Date.
(c)    Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:
(i)    The Borrowers shall, not later than the third (3rd) Business Day prior to the Increase Effective Date, deliver to Administrative Agent a Facility Increase Request and resolutions adopted by the Borrowers approving or consenting to such increase, certified by a Responsible Officer of each Borrower that such resolutions are true and correct copies thereof and are in full force and effect;
(ii)    On or prior to the proposed date of such Facility Increase, the Borrowers shall have paid to the Administrative Agent the Facility Increase Fee.
For the avoidance of doubt, any Facility Increase will be on the same terms as contained herein with respect to the Credit Facility.
Section 3.    PAYMENT OF OBLIGATIONS
3.1.    Revolving Credit Notes. The Administrative Agent may request that Loans made under this Credit Agreement be evidenced by a master promissory note. In such event, each Borrower shall execute and deliver a Note in the form of Exhibit B attached hereto (with blanks appropriately completed in conformity herewith), payable to the Administrative Agent on behalf of the Lenders. Each Borrower agrees, from time to time, upon the request of the Administrative Agent, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to the Administrative Agent, in renewal of and substitution for the Note previously issued by such Borrower to the Administrative Agent, and such previously issued Note shall be returned to such Borrower marked “replaced”.
3.2.    Payment of Obligations. The Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date.
3.3.    Payment of Interest.
(a)    Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.6, notwithstanding whether the Borrowers received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the Borrowers in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans,

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interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent in the Administrative Agent’s Account described in Section 3.4, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrowers.
(b)    Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date and on the Maturity Date, (ii) on each other date of any reduction of the Principal Obligation hereunder, with respect to the portion of the Principal Obligation so repaid, and (iii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
3.4.    Payments on the Obligations.
(a)    Credit Party Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Credit Party to or for the account of the Lenders, or any of them, shall be made (i) within 180 days from the date each Loan was disbursed by the Administrative Agent, absent receipt by the Administrative Agent of approval of an additional tenor for such Loan by the Advisory Committee (as defined in the Constituent Documents of the Initial Borrower), and (ii) without condition or deduction or counterclaim, set-off, defense or recoupment by the Borrowers for receipt by the Administrative Agent before 1:00 p.m. in federal or other immediately available funds to the Administrative Agent at account number 4426457864 at Bank of America, N.A., ABA No. 026009593, reference “Acadia IV, Attention: Jessica Richmond”, or any other account of the Administrative Agent that the Administrative Agent designates in writing to the Borrowers. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such funds. All payments shall be made in Dollars.
(b)    Lender Payments. Each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrowers of principal of, and interest on, the Obligations by the Borrowers to or for the account of the Lenders in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of the Borrowers’ obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, the Borrowers from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.4.
(c)    Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by the Borrowers. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against all costs, expenses and other fees (including attorneys’ fees) arising under the terms hereof;

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(b) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (c) third, against all principal due and owing on the Obligations as of the date of such payment; and (d) fourth, to all other amounts constituting any portion of the Obligations.
3.5.    Voluntary Prepayments. (1) The Borrowers may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Business Day; provided that: (a) such notice must be received by Administrative Agent not later than 11:00 a.m.: (i) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans denominated in Dollars and (ii) one (1) Business Day prior to any date of prepayment of Reference Rate Loans; and (b) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rate Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Pro Rata Share.
(a)    Mandatory Prepayment.
(i)    Excess Loans Outstanding. If, on any day, the Principal Obligations exceed the Available Commitment then the Borrowers shall pay without further demand such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds (except to the extent any such excess is addressed by Section 3.5(b)(ii)): (A) promptly, and in any event within one (1) Business Day, to the extent such funds are available in the Collateral Accounts or any other account maintained by the Fund Parties, and (B) within fifteen (15) Business Days of demand, to the extent that it is necessary for the Credit Parties to issue a Capital Call to fund such required payment (and the Credit Parties shall issue such Capital Calls (and shall pay such excess immediately after the Capital Contributions relating to such Capital Call are received). Each Credit Party hereby agrees that the Administrative Agent may withdraw from any Collateral Account any Capital Contributions deposited therein and apply the same to the Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full.
(ii)    Excess Letters of Credit Outstanding. If any excess calculated pursuant to Section 3.5(b) is attributable to undrawn Letters of Credit, the Borrowers shall Cash Collateralize such excess with the Administrative Agent, when required pursuant to the terms of Section 3.5(b), as security for such portion of the Obligations. Unless otherwise required by law, upon: (i) a change in circumstances such that the Principal Obligations no longer exceed the Available Commitment; or (ii) the full and final payment of the Obligations, so long as no Event of Default or Potential

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Default has occurred and is continuing, the Administrative Agent shall return to the Borrowers any amounts remaining in said cash collateral account.
3.6.    Reduction or Early Termination of Commitments. So long as no Request for Borrowing or Request for Letter of Credit is outstanding, the Borrowers may terminate the Commitments, or reduce the Maximum Commitment, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction five (5) Business Days prior to the effective date of such termination or reduction (which date shall be specified by the Borrowers in such notice): (a) (i) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.3; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Principal Obligations exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.3, provided that, the Maximum Commitment may not be terminated or reduced such that, the Available Commitment would be less than the aggregate stated amount of outstanding Letters of Credit; and (b) in the case of the complete termination of the Commitments, if any Letter of Credit Liability exists, upon payment to the Administrative Agent of the Cash Collateral (from the proceeds of Capital Calls only) for deposit in the Cash Collateral Account in accordance with Section 2.8(h), without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Notwithstanding the foregoing: (x) any reduction of the Maximum Commitment shall be in an amount equal to $5,000,000 or multiples thereof; and (y) in no event shall a reduction by the Borrowers reduce the Maximum Commitment to $30,000,000 or less (except for a termination of all the Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of the Lenders according to their Pro Rata Share.
3.7.    Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Lending Office from time to time by notice to the Administrative Agent and the Borrowers. In such event, the Administrative Agent shall continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5.
Section 4.    CHANGE IN CIRCUMSTANCES
4.1.    Taxes.
(a)    Letter of Credit Issuer. For purposes of this Section 4.1, the term “Lender” includes the Letter of Credit Issuer.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or

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withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnification. (i) The Borrowers shall, and each do hereby, jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrowers shall, and do hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within fifteen (15) Business Days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 4.1(d)(ii) below. The applicable Lender shall indemnify the applicable Borrower, and shall make payment in respect thereof, within fifteen (15) Business Days after demand therefor, for any amount which such Borrower is required to pay to the Administrative Agent pursuant to the immediately preceding sentence. (ii) Each Lender shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within fifteen (15) Business Days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

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(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested in writing by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested in writing by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(A)
any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

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(i)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	executed originals of IRS Form W-8ECI;

(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) executed originals of IRS Form W-8BEN; or

(iv)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a certification as provided in clause (iii) immediately above, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide such certification on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the

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Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested in writing by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered becomes inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)    Indemnification of the Administrative Agent. Each Lender and the Letter of Credit Issuer shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). The agreements in paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.
(i)    Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
4.2.    Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Loans or other Obligations, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Loans or the Obligations or to convert Loans accruing interest calculated by reference to LIBOR to be Loans calculated by reference to the Reference Rate (unless the Reference Rate is also calculated off LIBOR in accordance with the definition thereof), shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon the prepayment of any such Loans, the Borrowers shall also pay accrued interest on the amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
4.3.    Inability to Determine Rates. If the Administrative Agent determines, for any proposed Interest Period, that: (a) deposits in Dollars are not being offered to banks in the applicable offshore market for the applicable amount and Interest Period of any LIBOR Rate Loan; (b) adequate and reasonable means do not exist for determining LIBOR; or (c) LIBOR does not adequately or fairly reflect the cost to the Lenders of funding or maintaining any LIBOR Rate Loan, then: (a) the Administrative Agent shall forthwith notify the Lenders and the Borrowers; and (b) while such circumstances exist, none of the Lenders shall allocate any Loans made during such period, or reallocate any Loans allocated to any then-existing Interest Period ending during such period, to

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an Interest Period with respect to which interest is calculated by reference to LIBOR. If, with respect to any outstanding Interest Period, a Lender notifies the Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Loans or that LIBOR applicable to such Loans will not adequately reflect the cost to the Person of funding or maintaining such Loans for such Interest Period, then: (i) the Administrative Agent shall forthwith so notify the Borrowers and the Lenders; and (ii) upon such notice and thereafter while such circumstances exist, the applicable Lender shall not make any LIBOR Rate Loans during such period, or reallocate any Loans allocated to any Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR; provided that, (x) if the forgoing notice relates to Loans that are outstanding as LIBOR Rate Loans, such Loans shall be Converted to Reference Rate Loans only on the last day of the then-current Interest Period, and (y) upon receipt of such notice, the Borrowers may revoke any outstanding Requests for Borrowing.
4.4.    Increased Cost and Capital Adequacy.
(b)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or the Letter of Credit Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(iii)    impose on any Lender or the Letter of Credit Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Letter of Credit Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Letter of Credit Issuer or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Letter of Credit Issuer or other Recipient, the Borrowers shall promptly pay to any such Lender, the Letter of Credit Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate

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such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(c)    Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any lending office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Letter of Credit Issuer, the Borrowers shall promptly pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.
(d)    Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate (A) promptly upon receipt, to the extent that funds are available in the Collateral Accounts or any other account maintained by any Fund Party; and (B) otherwise, to the extent that it is necessary for the Credit Parties to issue a Capital Call to fund such required payment, within fifteen (15) Business Days after demand (but in any event, each Credit Party shall issue such Capital Calls and shall make such payment after the related Capital Contributions are received).
(e)    Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
4.5.    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly pay the Administrative Agent for the account of such Lender, such amount or amounts as shall compensate such Lender for, and hold such Lender

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harmless from, any loss, cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrowers (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to take a Loan after the Borrowers shall have requested such Loan under the Credit Agreement, (b) any prepayment or other payment of a LIBOR Rate Loan on a day other than the last day of the Interest Period applicable to such Loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of the Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice under the Credit Agreement, that such prepayment will be made.
4.6.    Requests for Compensation. If requested by the Borrowers in connection with any demand for payment pursuant to this Section 4, a Lender shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of LIBOR.
4.7.    Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, all of the Borrowers’ obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the Borrowers of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Section 4 as promptly as practicable.
Section 5.    SECURITY
5.1.    Liens and Security Interest.
(a)    Capital Commitments and Capital Calls. To secure performance by the Borrowers of the payment and the performance of the Obligations, the Credit Parties, each to the extent of their respective interests therein, shall grant to the Administrative Agent, for the benefit of each of the Secured Parties, a first priority, exclusive, perfected security interest and Lien in and on the Collateral pursuant to the Security Agreements, the related financing statements and the other related documents.
(b)    Reliance. The Fund Parties agree that the Administrative Agent and each Lender has entered into this Credit Agreement, extended credit hereunder and at the time of each Loan or each issuance of a Letter of Credit, will make such Loan or issue such Letter of Credit in reasonable reliance on the obligations of the Investors to fund their respective Capital Commitments and accordingly, such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Lenders, pursuant to the terms of the Loan Documents, directly against the Investors without further action by the Credit Parties and notwithstanding any compromise of any such Capital Commitment by the Credit Parties after the Closing Date.

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The security agreements, financing statements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant, perfect and continue a security interest in the Collateral, including without limitation the Security Agreements, the Collateral Account Assignments and the Control Agreements, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents.”
5.2.    The Collateral Accounts; Capital Calls.
(a)    The Collateral Accounts. In order to secure further the payment and the performance of the Obligations and to effect and facilitate the right of the Secured Parties, each Fund Party shall require that each of its Investors wire transfer to such Fund Party’s Collateral Account all monies or sums paid or to be paid by the Investors pursuant to Capital Calls; In addition, each of the Fund Parties shall deposit into their respective Collateral Account any payments and monies that such Credit Party receives directly from Investors as Capital Contributions.
(b)    Use of the Collateral Accounts. The Credit Parties may withdraw funds from the Collateral Accounts only in compliance with Section 9.18. Upon the occurrence of a Cash Control Event, the Administrative Agent is authorized to take exclusive control of the Collateral Accounts.
(c)    No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent, Letter of Credit Issuer, nor any other Secured Party undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls issued by the Credit Parties. None of them shall be required to refer to the Constituent Documents of any Credit Party, or a Subscription Agreement or any Side Letter, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Credit Party, a Subscription Agreement or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any of the Investors. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by any Credit Party or the Investment or use of the proceeds thereof.
(d)    Capital Calls and Disbursements from Collateral Accounts. The Credit Parties will issue Capital Calls at such times as are necessary in order to ensure the timely payment of the Obligations hereunder. Each Credit Party hereby irrevocably authorizes and directs the Secured Parties, acting through the Administrative Agent, to charge from time to time the Collateral Accounts, and any other accounts of any Fund Party maintained at any Secured Party (including the Cash Collateral Account), for amounts not paid when due (after the passage of any applicable grace period) to the Secured Parties or any of them hereunder and under the Loan Documents; provided that promptly after any disbursement of funds from any such account to the Secured Parties, as contemplated in this Section 5.2(d), the Administrative Agent shall deliver a written notice of such disbursement to the Borrowers.
(e)    No Representations. Neither the Administrative Agent nor any Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any

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Capital Call nor shall the Administrative Agent or the Secured Parties be accountable for any Borrower’s use of the proceeds of any Capital Contribution.
5.3.    Agreement to Deliver Additional Collateral Documents. The Credit Parties shall deliver such security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may request from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Secured Parties, first priority security interests in the Collateral, together with other assurances of the enforceability and first priority of the Secured Parties’ Liens and assurances of due recording and documentation of the Collateral Documents or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the first priority Liens and security interests granted or purported to be granted in accordance with this Section 5.
5.4.    Subordination. During the continuance of a Cash Control Event, no Credit Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Credit Party or Investor whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”). All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times be subordinated to and inferior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations, and each Credit Party agrees to take such actions as are necessary to provide for such subordination between it and any other Credit Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. Each Credit Party acknowledges and agrees that at any time a Cash Control Event has occurred and is continuing, the payment of any and all management or other fees due and owing to it from any Credit Party shall be subordinated to and inferior in right and payment to the Obligations in all respects.
Section 6.    CONDITIONS PRECEDENT TO LENDING.
6.1.    Obligations of the Lenders. The obligation of the Lenders to advance the initial Borrowing hereunder or cause the issuance of the initial Letters of Credit shall not become effective until the date on which (i) the Administrative Agent shall have received each of the following documents, and (ii) each of the other conditions listed below is satisfied, the satisfaction of such conditions to be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:
(f)    Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties;
(g)    Note. A Note duly executed and delivered by the Initial Borrower (if required) in accordance with Section 3.1;
(h)    Security Agreements. Each Security Agreement, duly executed and delivered by the parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties;

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(i)    Collateral Account Assignments. Each Collateral Account Assignment, each duly executed and delivered by the parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties;
(j)    Control Agreements. Each Control Agreement, each duly executed and delivered by the parties thereto;
(k)    Filings.
(i)    Satisfactory reports of searches of Filings in the jurisdiction of formation of each Credit Party, or where a filing has been or would need to be made in order to perfect the Administrative Agent’s first priority security interest on behalf of the Secured Parties in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and
(ii)    Filings satisfactory to the Administrative Agent with respect to the Collateral together with written evidence satisfactory to the Administrative Agent that the same have been filed, submitted for filing in the appropriate public filing office(s) in the Administrative Agent’s sole discretion, to perfect the Secured Parties’ first priority security interest in the Collateral;
(l)    Responsible Officer Certificates. A certificate from a Responsible Officer of each Credit Party, in the form of Exhibit M;
(m)    The Initial Borrower’s Constituent Documents. True and complete copies of the Constituent Documents of the Initial Borrower, together with certificates of existence and good standing (or other similar instruments) of the Initial Borrower, in each case certified by a Responsible Officer of the Initial Borrower to be correct and complete copies thereof and in effect on the date hereof and in each case satisfactory to the Administrative Agent in its sole discretion;
(n)    The Borrower Managing Member’s Constituent Documents. True and complete copies of the Constituent Documents of the Borrower Managing Member, together with certificates of existence and good standing (or other similar instruments) of the Borrower Managing Member, in each case certified by a Responsible Officer of the Borrower Managing Member to be correct and complete copies thereof and in effect on the date hereof, in each case satisfactory to the Administrative Agent;
(o)    The Guarantor’s Constituent Documents. True and complete copies of the Constituent Documents of the Guarantor, together with certificates of existence and good standing (or other similar instruments) of the Guarantor, in each case certified by a Responsible Officer of the Guarantor to be correct and complete copies thereof and in effect on the date hereof, in each case satisfactory to the Administrative Agent;

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(p)    The Guarantor General Partner’s Constituent Documents. True and complete copies of the Constituent Documents of the Guarantor General Partner, together with certificates of existence and good standing (or other similar instruments) of the Guarantor General Partner, in each case certified by a Responsible Officer of the Guarantor General Partner and in effect on the date hereof, in each case satisfactory to the Administrative Agent;
(q)    The Pledgor’s Constituent Documents. True and complete copies of the Constituent Documents of the Pledgor, together with certificates of existence and good standing (or other similar instruments) of the Pledgor, in each case certified by a Responsible Officer of the Pledgor and in effect on the date hereof, in each case satisfactory to the Administrative Agent;
(r)    Authority Documents. Certified resolutions of each Credit Party, authorizing the entry into the transactions contemplated herein and in the other Loan Documents, in each case certified by a Responsible Officer of such Person as correct and complete copies thereof and in effect on the date hereof;
(s)    Incumbency Certificate. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Persons named in such further certificate;
(t)    Opinions. A favorable written opinion of counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date;
(u)    Investor Documents. With respect to Investors: (i) a copy of each Investor’s duly executed Subscription Agreement, Side Letter (if applicable), Credit Link Document, if applicable, and Investor Consent; (ii) each of the executed Investor Consents from the Investors that are not Included Investors or Designated Investors that the Borrowers have received; and (iii) if such Investor is an Endowment Fund Investor, a copy of any keepwell agreement in place between such Investor and its Sponsor; and (iii) from each Included Investor, an Investor Opinion and the Investor Consent;
(v)    ERISA Status. With respect to each Borrower and Guarantor, either (i) a favorable written opinion of counsel to such Credit Party, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Credit Party that the underlying assets of such Credit Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

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(w)    Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate, in the form of Exhibit A, dated the Closing Date;
(x)    Collateral Accounts. Evidence that the Collateral Accounts have been established;
(y)    “Know Your Customer” Information and Documents. Such information and documentation as is requested by the Lenders so that each of the Credit Parties has become KYC Compliant;
(z)    Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrowers hereunder, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Mayer Brown LLP, which may be deducted from the proceeds of such initial Borrowing; and
(aa)    Additional Information. Such other information and documents as may be required by the Administrative Agent and its counsel.
In addition, the Administrative Agent and the Lenders shall have completed their due diligence review of the Credit Parties and each of their respective management, controlling owners, systems and operations and the Collateral, in scope and determination satisfactory to the Administrative Agent and the Lenders in their sole discretion.
6.2.    Conditions to all Loans and Letters of Credit. The obligation of the Lenders to advance each Borrowing (including without limitation the initial Borrowing) and the obligation of the Letter of Credit Issuer to cause the issuance of Letters of Credit (including, without limitation, the initial Letter of Credit) hereunder is subject to the conditions precedent that:
(f)    Representations and Warranties. The representations and warranties of the Credit Parties set forth herein and in the other Loan Documents are true and correct on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date;
(g)    No Default. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Potential Default;
(h)    Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing or Request for Letter of Credit, together with a Borrowing Base Certificate;
(i)    No Investor Excuses. Other than as disclosed to the Administrative Agent in writing, the Credit Parties have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents of the related Fund Party, its Subscription Agreement or any Side Letter with respect to any

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Investment being acquired in whole or in part with any proceeds of the related Loan or Letter of Credit;
(j)    Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received an Application for Letter of Credit executed by the Borrowers;
(k)    Available Commitment. After giving effect to the proposed Borrowing or issuance of Letter of Credit, the Principal Obligations will not exceed the Available Commitment;
(l)    Material Adverse Effect. No Material Adverse Effect has occurred and is continuing; and
(m)    Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Credit Party on or prior to the date of such Borrowing and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, including the fees and disbursements invoiced through the date of such Borrowing of the Administrative Agent’s special counsel, Mayer Brown LLP, which may be deducted from the proceeds of such Borrowing; and
(n)    Advisory Committee Approval. If, after giving effect to the proposed Borrowing or issuance of Letter Credit, the Principal Obligations will exceed the threshold permitted in Section 4.1(b) of the Initial Borrower’s Constituent Document, the Administrative Agent shall have received a written approval from the Advisory Committee (as defined in the Constituent Documents of the Initial Borrower) that the Borrowers are permitted to incur such debt.
6.3.    Addition of Qualified Borrowers. The obligation of the Lenders to advance a Borrowing to a proposed Qualified Borrower hereunder or to cause the issuance of a Letter of Credit to a proposed Qualified Borrower is subject to the conditions that:
(a)    Approval of Qualified Borrower. In order for an entity to be approved as a Qualified Borrower (i) such entity shall be one in which a Borrower owns a direct or indirect ownership interest, or through which the Initial Borrower will acquire an Investment, the indebtedness of which entity can be guaranteed by the Initial Borrower under its Constituent Documents (a “Qualified Borrower”); and (ii) the provisions of this Section 6.3 shall be satisfied;
(b)    Guaranty of Qualified Borrower Obligations. The Initial Borrower shall provide to the Administrative Agent and each of the Lenders an unconditional guaranty of payment in the form of Exhibit J attached hereto (the “Qualified Borrower Guaranty”, and such guaranties, collectively, the “Borrower Guaranties”), which shall be acknowledged and agreed to by the Guarantor and the Pledgor, and enforceable against the Initial Borrower for the payment of a Qualified Borrower’s debt or obligation to the Lenders;
(c)    Qualified Borrower Note. In the event that any Qualified Borrower has not previously done so, upon the request of the Administrative Agent, such Qualified Borrower shall execute and deliver a promissory note, in the form of Exhibit I attached hereto (a “Qualified Borrower Promissory Note”), the payment of which is guaranteed by the applicable Borrower

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pursuant to the Borrower Guaranties, payable to the Administrative Agent, for the benefit of the Secured Parties in the principal amount of its related Obligations;
(d)    Qualified Borrower Letter of Credit Note. The Obligations of each Qualified Borrower in connection with each Letter of Credit issued hereunder shall be evidenced by a letter of credit note in the form of Exhibit J attached hereto (the “Qualified Borrower Letter of Credit Note”), the payment of which is guaranteed by the applicable Borrower pursuant to the Borrower Guaranties, as such note may be amended, restated, reissued, extended or modified. Each Qualified Borrower shall execute and deliver a Qualified Borrower Letter of Credit Note payable to the Administrative Agent on behalf of the related Letter of Credit Issuer(s) (with blanks appropriately completed in conformity herewith);
(e)    Authorizations of Qualified Borrower. The Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Note or the Qualified Borrower Letter of Credit Note, duly adopted by the Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;
(f)    Incumbency Certificate. The Administrative Agent shall have received from the Qualified Borrower a signed certificate of a Responsible Officer of the Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Persons named in such further certificate;
(g)    Opinion of Counsel to Qualified Borrowers. The Administrative Agent shall have received a favorable written opinion of counsel for the Qualified Borrower, in form and substance satisfactory to the Administrative Agent;
(h)    Opinion of Counsel to the Borrowers. The Administrative Agent shall have received a favorable written opinion of counsel for the Borrowers with respect to the Qualified Borrower Guaranty, in form and substance satisfactory to the Administrative Agent;
(i)    “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make such Qualified Borrower KYC Compliant;
(j)    Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such Qualified Borrower and its respective management, controlling owners, systems and operations;
(k)    ERISA Status. With respect to the initial advance to such Qualified Borrower only, either (i) a favorable written opinion of counsel to such Credit Party, addressed to

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the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Qualified Borrower as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Qualified Borrower that the underlying assets of such Qualified Borrower do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Qualified Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;
(l)    Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date of such Qualified Borrower joinder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing; and
(m)    Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Qualified Borrower as may be required by the Administrative Agent and its counsel.
Upon the satisfaction of the requirements of this Section 6.3 described above, the Qualified Borrower shall be bound by the terms and conditions of this Credit Agreement as if it were a Borrower hereunder.
Section 7.    REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES
To induce the Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, the Credit Parties each hereby represents and warrants to the Administrative Agent and the Lenders that, as to itself:
7.1.    Organization and Good Standing. Each Credit Party is duly organized or duly incorporated, as applicable, validly existing and in good standing under the laws of its jurisdiction of formation, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not have a Material Adverse Effect.
7.2.    Authorization and Power. Each Credit Party has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it, its Constituent Documents, and its Subscription Agreement. Each Credit Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under this Credit Agreement, the Notes, such other Loan Documents, its Constituent Documents, and its Subscription Agreement, and is and will continue to be duly authorized to perform its obligations under this Credit Agreement, the Notes, such other Loan Documents, its Constituent Documents and its Subscription Documents.

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7.3.    No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute or regulation to which the Credit Party is subject or any judgment, license, order or permit applicable to the Credit Party or any indenture, mortgage, deed of trust or other agreement or instrument to which the Credit Party is a party or by which the Credit Party may be bound, or to which the Credit Party may be subject. No consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by the Credit Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby.
7.4.    Enforceable Obligations. This Credit Agreement, the Notes and the other Loan Documents to which the Credit Party is a party are the legal and binding obligations of the Credit Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law).
7.5.    Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, exclusive, perfected first priority security interests in and Liens on all of the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens, except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in such Collateral, and, other than in connection with any future change in law or in the applicable Credit Party’s name, identity or structure, or its jurisdiction of organization, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law. Each Lien referred to in this Section 7.5 is and shall be the sole and exclusive Lien on the Collateral.
7.6.    Financial Condition. The Credit Parties have delivered to the Administrative Agent the most recently available copies of the financial statements and reports described in Section 8.1 and copies of their pro forma balance sheet as of the Closing Date and the related statement of income, in each case certified by a Responsible Officer of such Credit Party to be true and correct; such financial statements fairly present the financial condition of such Credit party as of the applicable date of delivery (or in the case of a pro forma balance sheet, estimated financial condition based on assumptions that the Credit Parties and have been prepared in accordance with GAAP, except as provided therein). For the avoidance of doubt, such representation relating to the financial statements shall be without qualification, exception or any other statement which has the effect of modifying the opinions therein.
7.7.    Full Disclosure. There is no fact known to a Credit Party that such Credit Party has not disclosed to the Administrative Agent in writing which could have a Material Adverse Effect. All information heretofore furnished by such Credit Party, in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby is, and all such information

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hereafter furnished will be, true and correct in all material respects on the date as of which such information is stated or deemed stated.
7.8.    No Default. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.
7.9.    No Litigation. (i) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or governmental authority (“Proceedings”) pending or threatened, against any Credit Party, other than any such Proceeding that has been disclosed in writing by such Credit Party to the Administrative Agent, and (ii) as of the date of the advance of any Borrowing or the issuance of any Letter of Credit, there are no such Proceedings pending or threatened, against such Credit Party, other than any such Proceeding that would not, if adversely determined, have a Material Adverse Effect.
7.10.    Material Adverse Effect. No circumstances exist or changes to any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect.
7.11.    Taxes. To the extent that failure to do so could be reasonably likely to have a material adverse effect on the Administrative Agent or any Lender, all tax returns, information statements and reports required to be filed by any Credit Party in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon such Credit Party or upon any of its properties, income or franchises have been paid prior to the time that such taxes become delinquent. There is no proposed tax assessment against any Credit Party or any basis for such assessment which could be likely to result in a Material Adverse Effect.
7.12.    Principal Office; Jurisdiction of Formation. (a) Each of the principal office, chief executive office, and principal place of business of the Credit Parties is correctly listed on Schedule I hereto, and each Credit Party has been at such location since its formation; (b) the jurisdiction of formation of the Credit Parties is correctly listed on Schedule I hereto, and each Credit Party is not organized under the laws of any other jurisdiction;
7.13.    ERISA. Each Borrower and Guarantor satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. The execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations directly against the Investors, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(i)(A) - (D) of the Internal Revenue Code.
7.14.    Compliance with Law. Each Credit Party is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to it or its properties, including, without limitation, Environmental Laws, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.

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7.15.    Environmental Matters. Each Credit Party (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which could individually or in the aggregate be expected to have a Material Adverse Effect arising in connection with: (i) any actual or alleged non-compliance with or violation of any Environmental Requirements by such Credit Party or any permit issued under any Environmental Law to such Credit Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) has no actual liability or, threatened liability in connection with the Release or threatened Release of any Hazardous Material into the environment or any Environmental Requirements which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
7.16.    Capital Commitments and Contributions. All the Investors are set forth on Exhibit A attached hereto and incorporated herein by reference (or on a revised Exhibit A delivered to the Administrative Agent in accordance with Section 8.18), and the true and correct Capital Commitment of each Investor is set forth on Exhibit A (or on any such revised Exhibit A). No Capital Calls have been delivered to any Investors other than any that have been disclosed in writing to the Administrative Agent. As of the date hereof, the aggregate amount of the Capital Commitments of each Investor is set forth on Exhibit A hereto; and the aggregate Unfunded Capital Commitment that could be subject to a Capital Call is set forth on Exhibit A hereto.
7.17.    Fiscal Year. The fiscal year of such Credit Party is the calendar year.
7.18.    Investor Documents. Each Investor has executed a Subscription Agreement which has been provided to the Administrative Agent. Each Side Letter that has been entered has been provided to the Administrative Agent. For each Investor, the Constituent Document of its applicable Fund Party, its Subscription Agreement (and any related Side Letter) and its Investor Consent set forth its entire agreement regarding its Capital Commitment. The Borrowers shall use commercially reasonable efforts to obtain an executed Investor Consent from each Investor that is not an Included Investor or Designated Investor.
7.19.    Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or Letter of Credit will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U, or X. No Credit Party nor any Person acting on behalf of the Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan or Letter of Credit will be secured at any time by, and the Collateral in which any Credit Party has granted to the Administrative Agent, for the benefit of each of the Secured Parties, a security interest and Lien pursuant to the Collateral Documents will not contain at any time any Margin Stock.
7.20.    Investment Company Status. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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7.21.    No Defenses. Each Credit Party knows of no default or circumstance which with the passage of time and/or giving of notice, could constitute a default under its Constituent Documents, any Subscription Agreement, Side Letter, Credit Link Document or Investor Consent which would constitute a defense to the obligations of the Investors to make capital contributions pursuant to a Capital Call to a Fund Party, in accordance with the Subscription Agreements or the applicable Credit Party’s Constituent Documents, and has no knowledge of any claims of offset or any other claims of the Investors against any Credit Party which would or could diminish or adversely affect the obligations of the Investors to make capital contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters), the applicable Credit Party’s Constituent Documents, Credit Link Document or the Investor Consents.
7.22.    No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in any Fund Party without the prior approval of a Credit Party.
7.23.    Foreign Asset Control Laws. No Credit Party nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act, (iii) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. No Credit Party nor any Affiliate thereof, and no Investor or Affiliate thereof, is a Person named on a list published by OFAC or is a Person with whom dealings are prohibited under any OFAC Regulations. To each Credit Party’s knowledge, no Investor’s funds used in connection with this transaction are derived from illegal or suspicious activities.
7.24.    Insider. Such Credit Party is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.
7.25.    Investors. The Borrowing Base Certificate, as it may be updated in writing from time to time by the Borrowers, is true and correct in all material respects.
7.26.    Organizational Structure. The Structure of the Credit Parties is accurately depicted on Schedule III hereto in all material respects. The only members of Acadia Strategic Opportunity Fund IV LLC and the only Stockholders of the Pledgor are as depicted on Schedule III hereto. The Credit Parties have not formed any Alternative Investment Vehicles or Parallel Investment Vehicles that are not depicted on Schedule III. The Capital Commitment of each Investor is set forth in Exhibit A or a revised Exhibit A delivered in accordance with the terms hereof.

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7.27.    No Brokers. None of the Credit Parties has dealt with any broker, investment banker, agent or other Person (except for the Administrative Agent, the Lenders and any Affiliate of the foregoing) who may be entitled to any commission or compensation in connection with the Loan Documents, the Loans or a transaction under or pursuant to this Credit Agreement or the other Loan Documents.
7.28.    Financial Condition. Each Credit Party is, and after consummation of the transactions contemplated by the Loan Documents will be, Solvent.
7.29.    Properties. Each Credit Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party and its subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
7.30.    Borrower Managing Member Representation. Borrower Managing Member has received direct or indirect benefit from the Loans and Letters of Credit evidenced by the Obligations and the grant of the security interest in the collateral was a condition to granting such Loans and issuance of such Letters of Credit.
7.31.    Guarantor Representation. Guarantor has received direct or indirect benefit from the Loans and Letters of Credit evidenced by the Obligations and the grant of the security interest in the collateral was a condition to granting such Loans and issuance of such Letters of Credit.
7.32.    Guarantor General Partner Representation. Guarantor General Partner has received direct or indirect benefit from the Loans and Letters of Credit evidenced by the Obligations and the grant of the security interest in the collateral was a condition to granting such Loans and issuance of such Letters of Credit.
7.33.    Pledgor Representation. Pledgor has received direct or indirect benefit from the Loans and Letters of Credit evidenced by the Obligations and the grant of the security interest in the Collateral was a condition to granting such Loans and issuance of such Letters of Credit.
7.34.    Investments. No Investments made by any Credit Party or their subsidiaries, directly or indirectly, are in violation of, or would cause a default under, the terms of the Constituent Documents of the Fund Parties.
7.35.    Investor Documents. To the knowledge of each Credit Party after commercially reasonable inquiry, each Investor Consent and Stockholders Agreement, as applicable, have been duly authorized and executed by each Investor and constitute the legal, valid and binding obligations of each Investor, enforceable against each Investor in accordance with their terms.

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7.36.    Advisory Committee. The Credit Parties confirm that the members of the Advisory Committee (as defined in the Constituent Documents of the Initial Borrower) as of the Closing Date are David Collet, Laudan Nabizadeh Fariborz, Verna Kuo, Susan Meaney, Clinton Stevenson, and Caixia Ziegler.
Section 8.    AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES
So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents, each Credit Party agrees that:
8.1.    Financial Statements, Reports and Notices. The Credit Parties shall deliver to the Administrative Agent sufficient copies for each Lender of the following:
(n)    Financial Reports.
(i)    Annual Reports. As soon as available, but no later than one hundred and twenty (120) days after the end of the fiscal year for each of the Fund Parties, the audited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Fund Parties as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Fund Parties on a consolidated basis in accordance with GAAP consistently applied and, subject to normal year‑end audit adjustments and the absence of footnotes.
(ii)    Quarterly Reports. As soon as available, but no later than sixty (60) days after the end of each of the first three fiscal quarters of the Fund Parties, the unaudited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Fund Parties as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer of the Fund Parties, as applicable, as presenting fairly in all material respects the financial condition and results of operations of the Fund Parties on a consolidated basis in accordance with GAAP consistently applied, subject to normal year‑end audit adjustments and the absence of footnotes.
(o)    Compliance Certificate. As soon as available, but no later than the date any financial statement are due pursuant to Section 8.1(a), a compliance certificate (the “Compliance Certificate”), certified by a Responsible Officer of the Borrowers to be true and correct, (i) stating

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whether any Event of Default or any Potential Default exists; (ii) stating whether the Borrowers are in compliance with the Debt Limitations contained in Section 9.11 and containing the calculations evidencing such compliance; (iii) stating that no Exclusion Event has occurred with respect to any Included Investor or Designated Investor (that have not previously been disclosed to the Administrative Agent in writing); and (iv) setting forth: (A) in the case of a Compliance Certificate delivered in connection with a fiscal quarter-end report by the Borrowers, a description of the Investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal quarter; (B) in the case of a Compliance Certificate delivered in connection with a fiscal year-end report by the Borrowers, a description of the Investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal year, and a statement of the capital account of each Investor; (C) the aggregate Unfunded Capital Commitments of the Investors and, separately, the aggregate Unfunded Capital Commitments of the Included Investors and Designated Investors; (B) the calculations for the Available Commitment as of the end of such quarter; (C) specifying changes, if any, in the names or notice information for any Investor) or; and (D) listing all new and substitute Investors who have not satisfied each of the requirements set forth in Section 9.5.
(p)    Capital Calls. Concurrently with the issuance of each Capital Call, the Borrowers shall notify the Administrative Agent of the making of such Capital Call and shall provide information as to the timing and amount of such Capital Call to the extent available along with copies of each Capital Call delivered to the Investors.
(q)    Notice of Default. Within one (1) Business Day of becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default, the Credit Parties shall furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto.
(r)    Notice of Certain Withdrawals. Promptly, but no later than the Business Day following receipt thereof, copies of any notice of withdrawal or request for excuse or exemption by any Investor pursuant to the applicable Fund Party Constituent Document, its Subscription Agreement or Side Letter.
(s)    Investor Events. Promptly upon becoming aware of any of the following events, a certificate notifying the Administrative Agent whether (i) an Exclusion Event has occurred with respect to any Included Investor or Designated Investor or any other Investor has violated or breached any material term of the applicable Fund Party Constituent Document, the Subscription Agreement, Credit Link Document or Investor Consent; or (ii) there has been any decline in the Rating of any Investor (or its Credit Provider, Sponsor or Responsible Party) whether or not such change results in an Exclusion Event.
(t)    ERISA Certification. (i) For each Borrower or Guarantor that provided a certificate of a Responsible Officer pursuant to Section 6.1(r)(ii) or Section 6.3(l)(ii) of this Credit Agreement, prior to admitting one or more ERISA Investors which would result in 25% of the total value of any class of equity interests in such Credit Party being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Credit Party shall deliver a favorable written opinion of counsel to such Credit Party addressed to the Secured Parties, reasonably acceptable to

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the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); and (ii) With respect to each Borrower and Guarantor, for so long as there is any ERISA Investor in such Credit Party, such Credit Party shall provide to the Administrative Agent, no later than sixty (60) days after the first day of each Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Credit Party’s fiscal year in the case of clause (2) below, a certificate signed by a Responsible Officer of such Credit Party that (1) such Credit Party has remained and still is an Operating Company or (2) the underlying assets of such Credit Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA.
(u)    Borrowing Base Certificate. The Borrowers will provide an updated Borrowing Base Certificate certified by a Responsible Officer of the Borrowers to be true and correct in all material respects setting forth a calculation of the Available Commitment in reasonable detail and specifying changes, if any, in the names of Investors and listing Investors who have not delivered Investor Consents or not satisfied the conditions of Section 9.5(a), as applicable, with respect to at each of the following times: (i) concurrently with the delivery of annual or quarterly financial statements referenced in Sections 8.1(a)(i) and (ii); (ii) concurrently in connection with any new Borrowing or request for a Letter of Credit; (iii) concurrently with the issuance of any Capital Calls to the Investors together with copies of such Capital Calls in accordance with Section 8.1(c); (iv) within two (2) Business Days following any Exclusion Event or a Transfer of any Included Investor’s or Designated Investor’s Capital Commitment; (v) within five (5) Business Days following any Credit Party obtaining actual knowledge of any decline in the Rating of any Included Investor, where such change results in a lower Concentration Limit with respect to such Investor and whether or not such change results in an Exclusion Event (it being understood that the Borrowers are not required to affirmatively monitor the Ratings of the Investors, but only to comply with the delivery obligation in this Section 8.1(i) in the event of a Credit Party obtaining actual knowledge of a decline in any such Rating); (vi) within five (5) Business Days of any other event that reduces the Available Commitment (such as, by way of example, a deemed collection); and (vii) on the last day of any calendar month when no Borrowing has been made during such calendar month.
(v)    Other Reporting. Simultaneously with the delivery to any Investor, copies of all other material financial statements, appraisal reports, notices, and other matters at any time or from time to time furnished to the Investors.
(w)    Capital Return Notices. Simultaneously with the delivery to any Investor, copies of any Capital Return Notices provided to the Investors.
(x)    New Investors or amended Investor documents. Within three (3) Business Days of execution thereof, copies of the Subscription Agreement (and any related Side Letter) or any transfer documentation of any new Investor or written evidence of an increase in the Commitment of any Investor or any amendments to any Investor’s Side Letter, including but not

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limited to any documents related to an Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a ‘most favored nations’ clause.
(y)    Notice of Material Adverse Effect. Each Credit Party shall, promptly upon receipt of knowledge thereof, notify the Administrative Agent of any event if such event could reasonably be expected to result in a Material Adverse Effect, including but not limited to the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Credit Party.
(z)    Environmental Notices. Each Credit Party will, promptly upon receipt of knowledge thereof, notify the Administrative Agent of (1) the listing of any of the Credit Parties’ properties or assets on CERCLIS and (2) of any of the following events if such event could reasonably be expected to result in a Material Adverse Effect: (i) any complaint, order, citation, notice, claim, demand, action, event, condition, report or investigation issued, or threatened in writing to be issued, to the Credit Parties indicating any potential or actual liability arising in connection with the non-compliance with or violation of any Environmental Requirements or any permit issued under any Environmental Law and/or the Release or threatened Release of any Hazardous Material; (ii) the existence of any Environmental Lien on any properties or assets of the Credit Parties; (iii) any order, consent decree or judgment of any Governmental Authority concerning health, safety or the environment; (iv) any Environmental Liability resulting from the violation or alleged violation of any Environmental Law or otherwise arising under any Environmental Law, the imposition of any Environmental Lien, or resulting from any common law cause of action asserted by any Person in concerning any health, safety or environmental matter; and (v) any Release or threatened Release of any Hazardous Material.
(aa)    Other Information. Such other information concerning the business, properties, or financial condition of the Credit Parties as the Administrative Agent shall reasonably request.
8.2.    Payment of Obligations. Each Credit Party shall pay and discharge all Indebtedness and other obligations, including all taxes, assessments, and governmental charges or levies imposed upon it, its income or profits, or any property belonging to it, before any such obligation becomes delinquent, if such failure could reasonably be expected to result in a default in excess of the Threshold Amount; provided that such Credit Party shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by adequate proceedings and adequate reserves therefor have been established in accordance with GAAP.
8.3.    Maintenance of Existence and Rights. Each Credit Party shall preserve and maintain its existence. Each Credit Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect.
8.4.    Operations and Properties. Each Credit Party shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and

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investments. Each Credit Party shall keep in good working order and condition, ordinary wear and tear accepted, all of its assets and properties which are necessary to the conduct of its business.
8.5.    Books and Records; Access. Following two (2) Business Days prior written notice, each Credit Party shall give the Administrative Agent, the Lenders, or any of them, access during ordinary business hours to, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Credit Party and relating to their affairs, and to inspect any of the properties of the Credit Party and to discuss its affairs, finances and condition with its officers and independent accountants.
8.6.    Compliance with Law. Each Credit Party shall observe and comply with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA, and maintain in full force and effect all Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.7.    Insurance. Each Credit Party shall maintain, with financially sound and reputable insurance companies, workmen’s compensation insurance, liability insurance, and insurance on its present and future properties, assets, and businesses against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations.
8.8.    Authorizations and Approvals. Each Credit Party shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Party to comply with its obligations hereunder, under the other Loan Documents and its Constituent Documents and to conduct its business in the customary fashion.
8.9.    Maintenance of Liens. Each Credit Party shall perform all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Administrative Agent and Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority security interests in (and Liens on) the Collateral and otherwise to preserve and protect the rights of the Secured Parties in respect of such first priority security interests and Liens.
8.10.    Further Assurances. Each Credit Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, deem necessary or desirable in connection with the Credit Agreement or any of the other Loan Documents, the obligations of the Credit Party hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations.
8.11.    Maintenance of Independence. Each Credit Party shall at all times (a) conduct and present themselves as separate entities and maintain all business organization formalities, (b)

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maintain separate books and records, (c) conduct all transactions with Affiliates on an arm’s length basis, and (d) not commingle its funds with funds of other Persons, including Affiliates.
8.12.    Investor Financial and Confirmation of Unfunded Capital Commitments.
(a)    The Borrowers shall request from each Investor, any financial information required under the applicable Investor Consent, as agreed from time to time with the Administrative Agent and any other information required under the applicable Investor Consent, and shall, upon receipt of such information, promptly deliver same to Administrative Agent, or shall promptly notify the Administrative Agent of its failure to timely obtain such information in the time period required therefor.
(b)    Upon the request of the Administrative Agent, the Credit Parties will obtain a certification from the Investors confirming the amount of their Unfunded Capital Commitment, such certification to be signed by the applicable Investor and in form acceptable to the Administrative Agent, within 30 days of such request. In the event the Credit Parties are unable to timely obtain such certification, the remedy shall be an Exclusion Event. Absent an Event of Default or Potential Default, the Administrative Agent shall only be entitled to request such confirmations from Investors once in any calendar year.
8.13.    Covenants of Qualified Borrowers. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Qualified Borrower Note by such Qualified Borrower.
8.14.    Investor Default. In the event that any Investor fails to fund any capital contribution pursuant to a Capital Call when due or otherwise defaults on any of its obligations to any Credit Party, then upon the request of the Administrative Agent, such Credit Party shall exercise any discretion it may have with respect to its available remedies only with the written consent of the Administrative Agent.
8.15.    Collateral Account. Each Credit Party shall ensure that, at all times, the Administrative Agent shall have electronic monitoring access to the Collateral Account.
8.16.    Compliance with Anti Terrorism Laws. Each Credit Party shall comply with all applicable Anti–Terrorism Laws. Each Credit Party shall conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable obligor or account debtor and the origin of the assets used by the said obligor or account debtor to purchase the property in question, and will maintain sufficient information to identify the applicable Credit Party, obligor or account debtor for purposes of the Anti–Terrorism Laws. Each Credit Party shall, upon the request of the Administrative Agent from time to time, provide certification and other evidence of such Credit Party’s compliance with this Section 8.16.
8.17.    Solvency. The financial condition of each Credit Party, each subsidiary thereof and each other entity compromising such Credit Party’s fund shall be such that such Credit Party is Solvent.

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8.18.    Returned Capital. The Credit Parties shall promptly following notification to the Investors of any Returned Capital: (i) notify the Administrative Agent in writing of such Returned Capital; (ii) deliver to the Administrative Agent a revised Borrowing Base Certificate modified by the Credit Parties reflecting the changes to the Capital Commitments and the Unfunded Capital Commitments, resulting from the distribution of the Returned Capital; and (iii) deliver to the Administrative Agent copies of all Capital Return Notices and a Capital Return Certification duly executed by the Borrowers certifying that such Returned Capital of the applicable Investor has been added back into the applicable Investor’s Unfunded Capital Commitment and confirming the Unfunded Capital Commitment of the applicable Investor after giving effect to the Returned Capital. The effective date on which an Investor’s Unfunded Capital Commitment increases by Returned Capital for purposes of this Credit Agreement shall be the date on which the Borrowers have delivered to the Administrative Agent duly completed copies of the items required by this Section 8.18.
Section 9.    NEGATIVE COVENANTS
So long as the Lenders have any commitment to lend or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents, each Credit Party agrees that:
9.1.    Credit Party Information. No Credit Party shall change its name, jurisdiction of formation, chief executive office and/or principal place of business without the prior written consent of the Administrative Agent.
9.2.    Mergers, Etc. No Credit Party shall take any action (a) to merge or consolidate with or into any Person, unless such Credit Party is the surviving entity, or (b) that will dissolve or terminate such Credit Party.
9.3.    Negative Pledge. No Credit Party shall create, permit or suffer to exist any Lien (whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the security interests and Liens created by the Loan Documents) upon the Collateral, other than to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents.
9.4.    Fiscal Year and Accounting Method. No Credit Party shall change its fiscal year or its method of accounting without the prior written consent of the Administrative Agent, unless otherwise required to do so by the Internal Revenue Code (and if so required the Borrowers shall immediately notify the Administrative Agent in writing of such change).
9.5.    Transfer of Interests; Admission of Investors.
(a)    Transfers by Investors. Neither the Borrowers nor the Guarantor shall permit any Transfer unless explicitly permitted pursuant to this Section 9.5. The Initial Borrower shall notify the Administrative Agent of any Transfer by any Included Investor or Designated Investor of all or a portion of any interest in any Fund Party under the applicable Constituent Documents at least five (5) Business Days before the proposed Transfer, and shall, promptly upon

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receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, the applicable Fund Party. In order for a new Investor to be deemed to be an Included Investor or a Designated Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the transfer of an Investor interest to a new Investor would result in a mandatory prepayment (due to the transferee not being designated as an Included Investor or a Designated Investor or otherwise), such mandatory prepayment shall be calculated and paid to the Lenders prior to the effectiveness of the transfer and such prepayment shall be subject to Section 4.5. No Transfer of any interest in any Fund Party shall be permitted unless (i) such transferee is not on any OFAC list; and (ii) such Transfer will not result in any Credit Party being in violation of Section 9.14 hereof.
(b)    OFAC Compliance. Any admission of an assignee of an interest in any Borrower or the Guarantor or as a substitute Investor and any admission of a Person as a new Investor of any Fund Party, shall be subject to such Person’s compliance with OFAC Regulations.
9.6.    Constituent Documents. Except as hereinafter provided, no Credit Party shall (nor shall it permit its general partner to) alter, amend, modify, terminate, or change any provision of its Constituent Documents, any Subscription Agreement or, any Side Letter or enter any new Side Letter (each, a “Proposed Amendment”) if such Proposed Amendment would (a) remove or reduce (or affect in a similar manner) the Debt Limitations, (b) affect the Credit Party’s, the general partner’s of such Credit Party or any Investor’s (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Uncalled Capital Commitments or any other Collateral or any time period applicable thereto, (c) except as permitted under Section 9.5, suspend, reduce or terminate any Investor’s Unfunded Capital Commitments, or (d) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of any of the Secured Parties hereunder (each, a “Material Amendment”); provided, however, that each of the Borrower and the Pledgor may amend and restate its respective Constituent Document after the date hereof so long as such amended and restated Constituent Documents are substantially in the forms attached hereto as Exhibit R (and, for the avoidance of doubt, such amended and restated Constituent Documents, in the form of Exhibit R, will not be Proposed Amendments). With respect to any Proposed Amendment, such Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall within ten (10) Business Days of the date on which it has received such notification in accordance with Section 12.6 determine, in its sole discretion without the requirement of obtaining the input of the Lenders and on its good faith belief, whether or not such Proposed Amendment would constitute a Material Amendment and shall promptly notify such Credit Party of its determination. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders shall be required (unless the approval of all Lenders is otherwise required consistent with the terms of this Credit Agreement), and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by such Credit Party. Subject to Section 12.1, the Lenders shall, within ten (10) Business Days from the date of such notice from the Administrative Agent, deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed

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Amendment is not a Material Amendment, such Credit Party may make such amendment without the consent of any Lender. Notwithstanding the foregoing, each Credit Party may, without the consent of the Administrative Agent or the Lenders, amend its Constituent Documents: (x) to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; and (y) to reflect transfers of interests in the Borrowers or the Guarantor permitted by, and in accordance with, this Credit Agreement; provided that, in each case, such Credit Party shall promptly provide prior written notice to the Administrative Agent of any such amendment. Further, in the event any Constituent Document or any provision thereof of any Credit Party is altered, amended, modified or terminated in any respect whatsoever, such Credit Party shall provide prior written notice thereof to the Administrative Agent and, within one (1) Business Day of the effectiveness of such alteration, amendment, modification or termination, shall provide the Administrative Agent with copies of each executed, filed or otherwise effective document relating thereto.
9.7.    Transfer of Borrower Managing Member’s Interest. The Borrower Managing Member shall not transfer any portion of its equity interest in any Borrower or grant any Lien therein without the prior written consent of the Administrative Agent and the Required Lenders. The Guarantor General Partner shall not transfer any portion of its partnership interest in the Guarantor or grant any Lien therein without the prior written consent of the Administrative Agent and the Required Lenders.
9.8.    Negative Pledge. No Credit Party shall permit any Investor to pledge or otherwise grant a security interest or otherwise create a Lien on such Investor’s right, title and interest in any Borrower or the Guarantor without the prior written consent of the Administrative Agent in its sole and absolute discretion.
9.9.    Notice of Withdrawals. No Credit Party shall permit any Investor to withdraw its interest in any Borrower or the Guarantor without the prior written consent of the Lenders.
9.10.    Alternative Investment Vehicles and Parallel Investment Vehicles; Transfers of Capital Commitments.
(a)    Alternative Investment Vehicles and Parallel Investment Vehicles. No Fund Party shall either (i) transfer the Unfunded Capital Commitments of one or more Investors to any Alternative Investment Vehicle or Parallel Investment Vehicle, or (ii) cause Capital Contributions to be made to an Alternative Investment Vehicle or Parallel Investment Vehicle.
(b)    Other Transfers of Unfunded Capital Commitments. No Fund Party shall cause Capital Contributions to be made to any Affiliate of a Credit Party that is not a Credit Party hereunder or directly to any Investment.
9.11.    Limitation on Indebtedness. (a) No Borrower shall, without the prior written consent of the Administrative Agent and the Required Lenders, incur, together with its Affiliates on a consolidated basis in accordance with GAAP, (i) aggregate Indebtedness (including the Obligations) in an amount in excess of that permitted under the Constituent Documents of the Fund Parties; (ii) aggregate recourse Indebtedness (including the Obligations) in an amount in excess of 20% of the aggregate Capital Commitments of all Investors (which, for the avoidance of doubt,

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will not double count the Capital Commitments of the Pledgor and Guarantor and those of their Investors); or (iii) any recourse debt (other than its obligations under this Credit Agreement) in excess of twenty five (25%) percent of amounts under Section 9.11(a)(i); and (b) Pledgor shall not incur any Indebtedness (other than its obligations under this Credit Agreement) (collectively, the “Debt Limitations”).
9.12.    Capital Commitments. No Credit Party shall: (a) without the prior written consent of the Administrative Agent, which may be withheld in its sole discretion, cancel, reduce, excuse, or abate the Capital Commitment of any non-Included Investor; and (b) without the prior written approval of the Administrative Agent and all Lenders (i) cancel, reduce, excuse, or abate the Capital Commitment of any Included Investor or Designated Investor; or (ii) relieve, excuse, delay, postpone, compromise or abate any Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular investment of such Credit Party).
9.13.    Capital Calls. No Credit Party shall make any agreement with any Person which shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.
9.14.    ERISA Compliance. No Credit Party or member of a Credit Party’s Controlled Group shall establish, maintain or have any obligation to contribute to any Plan. No Borrower or Guarantor shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Credit Party to be deemed Plan Assets. No Credit Party shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that would subject Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Code or ERISA.
9.15.    Dissolution. Without the prior written consent of all Lenders (in their sole discretion), no Credit Party shall take any action to terminate or dissolve.
9.16.    Environmental Matters. Except for such conditions as are in compliance with relevant Environmental Laws or otherwise could not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall: (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any real property of such Credit Party; or (b) permit any real property of such Credit Party to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material.
9.17.    Limitations on Distributions. No Credit Party shall make, pay or declare any Distribution (as defined below) (i) at any time except as permitted pursuant to their Constituent Documents or (ii) at any time during the existence of a Cash Control Event. “Distribution” means any distributions (whether or not in cash) on account of any partnership interest or other equity interest in a Borrower or the Guarantor, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such partnership interest or other equity interest.

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9.18.    Limitation on Withdrawals. Without the prior written consent of the Administrative Agent, no Credit Party shall make nor cause the making of any withdrawal or transfer of funds from any Collateral Account if a Cash Control Event has occurred and is continuing.
9.19.    Fund Structure. The Guarantor shall not transfer, withdraw or assign its interest in any Borrower or its obligations under the Loan Documents without the prior written consent of Administrative Agent, which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion.
9.20.    Limitations of Use of Loan Proceeds. The Credit Parties shall not use the proceeds of any Loan or Letter of Credit for the payment to any Investor of any Distribution.
9.21.    Capital Returns. No Credit Party shall return any funds to the Investors which may be the subject of a Capital Call without concurrently delivering to the Administrative Agent a copy of each related Capital Return Notice and a Capital Return Certification.
9.22.    Investment Period Termination Date. No Credit Party shall take any action which could result in the Investment Period Termination Date occurring prior to the Maturity Date.
9.23.    Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any Federal income taxes payable by any Person or any of its Subsidiaries in respect of income of such Credit Party, or otherwise engage in any other transactions with, any of its Affiliates, except transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.
9.24.    Deposits to Collateral Accounts. No Credit Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Accounts cash or cash proceeds other than Capital Contributions.
Section 10.    EVENTS OF DEFAULT
10.1.    Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    (i) the Borrowers shall fail to pay when due any principal of the Obligations, including, without limitation, any failure to pay any amount required under Section 3.5(b); or (ii) the Borrowers shall fail to pay when due any interest on the Obligations or any fee, expense, indemnity or other payment required hereunder, or under any other Loan Document, including, without limitation, payment of cash for deposit as Cash Collateral under Section 2.8(h), and such

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failure under this clause (ii) shall continue for two (2) Business Days following the date the Administrative Agent notifies the Borrowers in writing of such failure;
(b)    any representation or warranty made or deemed made by or on behalf of the Credit Parties (in each case, as applicable) under this Credit Agreement, or any of the other Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Administrative Agent or Lenders or any one of them by the Credit Parties (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of: (i) written notice thereof has been given by the Administrative Agent to the Borrowers or (ii) a Responsible Officer of a Credit Party obtains actual knowledge thereof;
(c)    default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.5(b), 8.1, and Sections 9.1 through 9.24) by the Credit Parties; or (ii) the covenants or agreements of the Credit Parties contained in any other Loan Documents executed by such Person, and, if such default is susceptible to cure, such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Borrowers or (y) a Responsible Officer of a Credit Party obtains actual knowledge thereof;
(d)    default shall occur in the performance of any of the covenants or agreements of any Credit Party contained in Section 3.5(b), or any one of Sections 9.1 through 9.24;
(e)    default shall occur in the performance of Section 8.1 of this Credit Agreement and such default shall continue uncured for three (3) Business Days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Borrowers or (y) a Responsible Officer of a Credit Party obtains actual knowledge thereof;
(f)    any of the Loan Documents executed by the Credit Parties: (i) shall cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Credit Parties, as the case may be, in accordance with the terms thereof; (ii) shall in any way be terminated or become or be declared ineffective or inoperative; or (iii) shall in any way whatsoever cease to give or provide the respective first priority Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;
(g)    default shall occur with respect to any the payment of any Indebtedness of the Credit Parties in equal to or in excess of the Threshold Amount or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;
(h)    any Credit Party or other Investor which is an Affiliate of Acadia Realty Trust shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its

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assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing;
(i)    an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority, without application or consent of any Credit Party, approving a petition seeking reorganization of any Credit Party, or appointing a receiver, custodian, trustee, intervenor, sequestrator, conservator, liquidator or similar official of any Credit Party, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;
(j)    any final judgment(s) for the payment of money equal to or in excess of the Threshold Amount in the aggregate shall be rendered against any Credit Party alone or against one or more of the Credit Parties and such judgment shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, or such judgment would reasonably be expected to have a Material Adverse Effect, unless such judgment is covered by insurance or unless it is being appealed and such Credit Party has posted a bond or cash collateral;
(k)    there shall occur any change in the business, assets, operations, or condition (financial or otherwise) of the Credit Parties or any of their Affiliates, which, in the reasonable judgment of the Administrative Agent, could have a Material Adverse Effect;
(l)    the issuance to any Credit Party or a reasonable basis exists for the issuance of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to any Credit Party of any injunctive order by any court under any Environmental Law, which, in the Administrative Agent’s reasonable judgment, will result in a Material Adverse Effect;
(m)    Borrower Managing Member shall be removed or otherwise cease to be the sole managing member of the Initial Borrower;
(n)    (i) Investors having Capital Commitments aggregating ten percent (10%) or greater of the total Capital Commitments of all Investors shall default in their obligation to fund any Capital Calls (on a cumulative basis) when due and such failure shall not be cured within fifteen (15) Business Days of the issuance of such Capital Call (without regard to any cure or notice periods contained in the applicable Constituent Document) or (ii) Included Investors and Designated Investors having Capital Commitments aggregating five percent (5%) or greater of the total Capital Commitments of all Included Investors and Designated Investors shall default in their obligation to fund any Capital Calls (on a cumulative basis) when due and such failure shall not be cured within fifteen (15) Business Days of the issuance of such Capital Call (without regard to any cure or notice periods contained in the applicable Constituent Documents);

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(o)    Any Credit Party or other Investor which is an Affiliate of Acadia Realty Trust fails to fund any Capital Call when due and such failure shall not be cured within two (2) Business Days (without regard to any cure or notice periods contained in the applicable Constituent Documents);
(p)    The Guaranty given by the Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or the Guarantor, the Guarantor General Partner or any other Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor’s obligations under the Guaranty;
(q)    Any Credit Party, any other Investor that is an Affiliate of Acadia Realty Trust or its Transferee shall repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of the Fund Parties pursuant to a Capital Call or shall otherwise disaffirm the provisions of any Fund Party's Constituent Documents;
(r)    an event shall occur that causes a dissolution or liquidation of any Credit Party or proceedings shall be commenced by any Person seeking the dissolution or liquidation of any Credit Party; and
(s)    any Change of Control (as defined in the LLC Agreement) shall occur or any other event occurs that suspends or terminates the Investment Period under the Constituent Documents of the Credit Parties.
10.2.    Remedies Upon Event of Default. (1) If an Event of Default shall have occurred, then the Administrative Agent may (and shall at the direction of the Required Lenders): (a) suspend the Commitments of the Lenders; (b) terminate the Commitment of the Lenders hereunder; (c) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable (including the liability to fund the Letter of Credit Liability pursuant to Section 2.8), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Credit Parties hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding; (d) exercise any right, privilege, or power set forth in Sections 5.2 and 5.3, including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments; (e) suspend the obligation of the Lenders to maintain LIBOR Rate Loans and (f) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided that if any Event of Default specified in Sections 10.1(h) or 10.1(i) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Credit Parties hereby expressly waives.
(a)    Actions with Respect to the Collateral. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Credit Party, at any time or from time to time during the existence of an Event of Default,

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to: (i) initiate one or more Capital Calls in order to pay the Loans or the Letter of Credit Liability then due and owing, or both, (ii) notify the Investors to make all payments due or to become due with respect to their Capital Commitments directly to the Administrative Agent on behalf of the Secured Parties or to an account other than the Collateral Accounts, (iii) take or bring in any Credit Party’s name, or that of the Secured Parties, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of any Credit Party in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments, (vii) issue credit in its own name or the name of any Credit Party; or (viii) exercise any other right, privilege, power, or remedy provided to any Credit Party under its respective Constituent Documents and the Subscription Agreement with respect to the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitment or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment, subject to the Code. The Administrative Agent shall give the Borrowers notice of actions taken pursuant to this Section 10.2(b) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrowers’ or the Guarantor’s obligations hereunder. Notwithstanding the above, after an Event of Default, the Credit Parties shall be authorized to issue Capital Calls only with the consent of the Administrative Agent.
(b)    Additional Action by the Administrative Agent. After the occurrence of an Event of Default, issuance by the Administrative Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any Capital Contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, after the occurrence of an Event of Default, on behalf of any Credit Party, to endorse the name of any Credit Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Credit Party coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. After the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Credit Party, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to protect the first priority security interests and Liens in the Collateral or the repayment of the Obligations, and neither the Administrative Agent nor the Secured Parties, in the absence of

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gross negligence and willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.
The application by the Secured Parties of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 3.4. The Credit Parties acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the Borrowers or the Guarantor, as applicable, subject to the first priority, exclusive security interest of the Administrative Agent therein.
10.3.    Lender Offset. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of any Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, the Letter of Credit Issuer or any of their respective Affiliates, irrespective of whether or not such Lender, the Letter of Credit Issuer or any such Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of any Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Letter of Credit Issuer or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.4(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.4.    Performance by the Administrative Agent. Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Credit Parties shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders

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assume any liability or responsibility for the performance of any duties of the Credit Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, or any related Person.
10.5.    Good Faith Duty to Cooperate. In the event that the Administrative Agent or Required Lenders elect to commence the exercise of remedies pursuant to Section 10.2 or 10.3 as a result of the occurrence of any Event of Default, the Credit Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative Agent to issue Capital Calls and enforce the payment thereof by the Investors, including but not limited to providing contact information for each Investor within two (2) Business Days of request.
Section 11.    AGENCY PROVISIONS
11.1.    Appointment and Authorization of Agents.
(c)    Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, nor shall any Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, any Investor, or any Affiliate of the foregoing (each, a “Borrower Party”) shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Credit Parties in Section 11.10).
(d)    Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent, at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and all Letters of Credit and payment in full of all of the Obligations, including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon

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the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b).
11.2.    Delegation of Duties. Each Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by such Agent concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons The exculpatory provisions of this Section 11 shall apply to any such sub-agent of such Agent.
11.3.    Exculpatory Provisions. No Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by such Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that Administrative Agent shall not be required to determine independently whether the conditions described in Sections 6.2(a) or 6.2(b) have been satisfied and, when Administrative Agent disburses funds to Borrowers or the Letter of Credit Issuer causes Letters of Credit to be issued or accepts any Qualified Borrower Guaranties, it may rely fully upon statements contained in the relevant requests by a Borrower Party.
11.4.    Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including,

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without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Agents with reasonable care). Each Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent in accordance with Section 12.11(c). Each Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).
11.5.    Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.
11.6.    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of any Agent-Related Person.
11.7.    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent

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not reimbursed by a Borrower Party and without limiting the obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender’s respective Lender’s Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Letter of Credit Issuer upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of any Agent.
11.8.    Agents in Their Individual Capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of their Subsidiaries or Affiliates) as though such Agent were not an Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding the Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
11.9.    Successor Agents.
(c)    Resignation of Administrative Agent. (i) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in

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consultation with the Borrowers and subject to the consent of the Borrowers (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

a.
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowers and such Person, remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

b.
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers

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and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

c.
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

(d)    Resignation of Other Agents. Any other Agent may, at any time, resign upon written notice to the Lenders and the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the applicable Agent, then the retiring Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from any of the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and shall assume the duties and obligations of such retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.
11.10.    Reliance by the Borrowers. The Borrowers shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Borrowers, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrowers shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Borrowers shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrowers shall have received notice of resignation, and the Borrowers shall not be obligated to recognize any successor Administrative Agent until the Borrowers shall have received written notification satisfactory to it of the appointment of such successor.

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11.11.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liability and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.
Section 12.    MISCELLANEOUS
12.1.    Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one hand, and such Credit Party on the other hand; and, if the rights or duties of an Agent are affected thereby, by such Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:
(a)    each Lender affected thereby:
(i)    reduce or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its

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portion of any Borrowing, as contemplated in Section 2.5 or issue or participate in any Letter of Credit, as contemplated in Section 2.8;
(ii)    extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;
(iii)    release any Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in any Fund Party permitted hereunder or in any other Loan Document; and
(b)    all Lenders:
(i)    except as otherwise provided by Section 9.5 or 9.12, permit the cancellation, excuse or reduction of the Uncalled Capital Commitment or Capital Commitment of any Included Investor or Designated Investor;
(ii)    amend the definition of “Available Commitment” or the definition of any of the defined terms used therein;
(iii)    amend the definition of “Applicable Requirement”, “Concentration Limit”, “Designated Investor”, “Eligible HNW Investor”, “Included Investor”, “Maturity Date”, “Principal Obligations”, “HNW Investor” or the definition of any of the defined terms used therein;
(iv)    change the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;
(v)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents; or
(vi)    amend the terms of Section 3.5(b) or this Section 12.1.
The Administrative Agent agrees that it will notify the Lenders of any proposed modification or amendment to any Loan Document, and deliver drafts of any such proposed modification or amendment to the Lenders, prior to the effectiveness of such proposed modification or amendment. Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of the Administrative Agent; (B) no provisions of Section 2.8 may be amended or modified without the consent of the Letter of Credit Issuer; and (C) Section 8 and Section 9 specify the requirements for waivers of the Affirmative Covenants and Negative Covenants listed therein,

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and any amendment to a provision of Section 8 or Section 9 shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver thereof. Any amendment, waiver or consent not specifically addressed in this Section 12.1 or otherwise shall be subject to the approval of Required Lenders.
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party, if such modification, waiver, or consent is of an administrative nature.
If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, such Lender shall be deemed to have denied its consent to the request.
12.2.    Sharing of Offsets. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Article IV or Section 12.5) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations owing them; provided that:

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)
the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Sections 2.8(h) and 4.9 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and Letters of Credit to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply).

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Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
12.3.    Sharing of Collateral. To the extent permitted by applicable law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s Commitment (determined as of the date hereof and regardless of any change in any Lender’s Commitment caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Capital Calls or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in their respective capacity as the Lenders.
12.4.    Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 12.1), the Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

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12.5.    Payment of Expenses; Indemnity.
(a)    Cost and Expenses. The Borrowers and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, including the Administrative Agent’s special counsel, Mayer Brown LLP, in connection with the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents and any amendments, modifications, addition of Investors, amendments to any Credit Party's Constituent Document, joinder of Borrowers, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Letter of Credit Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected

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with the Loans, this Credit Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    Reimbursement by the Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Letter of Credit Issuer in connection with such capacity.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable promptly after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.
12.6.    Notice.

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(a)    Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (d) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (e) if by email, as provided in Section 12.6(b).
If to the Credit Parties:
At the address specified with respect thereto on Schedule I hereto.
If to the Administrative Agent:
Bank of America, N.A.
NC1-027-21-04
214 North Tryon Street
Charlotte, NC 28255
Attention: Jeremy Grubb/Jose Liz-Moncion
Telephone: (980) 386-7261/(980) 387-1124
Fax: (980) 233-7050/(312) 453-6498

With copies to:
Mayer Brown LLP
1675 Broadway
New York, New York 10019
Attention: Michael C. Mascia
Telephone: (212) 506-2655
Fax: (212) 849-5655
Email: mmascia@mayerbrown.com
If to the Lenders:
At the address and numbers set forth below the signature of such Lender on the signature page hereof or on the Assignment and Assumption of such Lender.
Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Borrower or any Investor not otherwise addressed

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herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.
(b)    Electronic Communication. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. Any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
12.7.    Governing Law. The substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Loan Documents.
12.8.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Credit Party with respect to this Credit Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each Credit Party hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Credit Party hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to such Credit Party’s address set forth in Section 12.6. Each Credit Party hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Notes brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO

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HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.
12.9.    Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.
12.10.    Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.
12.11.    Successors and Assigns; Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.

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1.
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Lending Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Lending Fund, no minimum amount need be assigned; and;

2.
in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrowers shall be deemed to have given their consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth (5th) Business Day.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

1.
the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Lending Fund; provided, that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrowers’ consent shall not be required during the primary syndication of the Credit Facility;

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2.
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Lending Fund with respect to such Lender; and

3.	the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Lending Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire if requested by the Administrative Agent.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Credit Party or any Credit Party’s Subsidiaries or Affiliates or (B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Letter of Credit Issuer and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with

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the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(viii)    Consequences of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article IV and Section 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations

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under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.5(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.1 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Article IV (subject to the requirements and limitations therein, including the requirements of Section 4.1(f) (it being understood that the documentation required under Section 4.1(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.8 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 4.1 and 4.4, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.8(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 5.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender.
(e)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve

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Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Addition of Lenders. With the prior written consent of the Administrative Agent in its sole discretion, at the request of the Borrowers, a new lender may join the Credit Facility as a Lender and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that:
(i)    The Commitment of the new Lender shall be in addition to the Commitment of the existing Lenders in effect on the date of such new Lender’s entry into the Credit Facility and the Maximum Commitment shall be increased in a corresponding amount;
(ii)    the Commitment of the new Lender shall be in a minimum amount of $10,000,000, or such lesser amount agreed to by the Borrowers and the Administrative Agent;
(iii)    if any new Lender is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.1(f); and
(iv)    the Borrowers shall execute such new Notes as the Administrative Agent or any Lender may request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent, which amount the Administrative Agent may waive in its sole discretion.
(h)    Disclosure of Information. Any Lender may furnish any information concerning any Credit Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.16.
12.12.    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Credit Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
12.13.    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.
12.14.    Survival. All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes, the making of the Loans and the issuance of the Letters of Credit.

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12.15.    Full Recourse. The payment and performance of the Obligations shall be fully recourse to the Fund Parties and their properties and assets. Notwithstanding anything in this Credit Agreement and the Loan Documents to the contrary, the Obligations shall not be recourse to the Borrower Managing Member or the Guarantor General Partner and the Lenders shall not have the right to pursue any claim or action against the Borrower Managing Member or the Guarantor General Partner except for any claim or action for actual damages of the Agents or Lenders as a result of any fraud, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility on the part of the Borrower Managing Member or the Guarantor General Partner, as applicable, in which event there shall be full recourse against such Person.
12.16.    Availability of Records; Confidentiality. (a) the Credit Parties acknowledge and agree that the Administrative Agent may provide to the Lenders, and that the Administrative Agent and each Lender may provide to any Affiliate of a Lender or Participant or Assignee or proposed Participant or Assignee and each of their respective officers, directors, employees, advisors, auditors, counsel, rating agencies and agents or any other Person as deemed necessary or appropriate in any Lender’s reasonable judgment, provided such party is advised of the confidential nature of such information, originals or copies of this Credit Agreement, all Loan Documents, Borrowing Base Certificates, and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of any Borrower Party or received by the Administrative Agent or a Lender in connection with the Loans, the Letter of Credit Liability, the Commitments or any Borrower Party; provided that, prior to any such delivery or communication, the Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Confidential Information; (b) the Credit Parties, the Administrative Agent and the Lenders (i) acknowledge and agree that (x) the identities of the Investors, the amounts of their respective Capital Commitments and details regarding their Investments under the applicable Constituent Documents (collectively, the “Investor Information”) have been and will be delivered on a confidential basis; and (y) information with respect to Investments has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such Investor Information and information with respect to Investments are Confidential Information; and (iii) agree that such Investor Information and information with respect to Investments shall be subject to the provisions of this Section 12.16; and (c) anything herein to the contrary notwithstanding, the provisions of this Section 12.16 shall not preclude or restrict any such party from disclosing any Confidential Information: (i) with the prior written consent of any Credit Party; (ii) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this Section 12.16; (iv) to examiners or auditors of any applicable Governmental Authority which examines such party’s books and records while conducting such examination or audit; or (v) as otherwise specifically required by law.
12.17.    USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of

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the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.
12.18.    Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
12.19.    Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and all Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination. For the avoidance of doubt, this Credit Agreement shall remain in full force and effect after the Maturity Date if any Letters of Credit remain outstanding, even if Cash Collateralized.
12.20.    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on any Credit Party or further restricts the rights of any Credit Party or any of its Affiliates or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect.
Section 13.    GUARANTY
13.1.    Guaranty of Payment and Performance.
•The Guarantor hereby guarantees the prompt payment to the Lenders and Administrative Agent, as and when due to the Lenders and Administrative Agent in accordance with the terms of this Credit Agreement and the Borrower and Managing Member Security Agreement, of (i) the entire Capital Commitment which Acadia Realty Acquisition IV LLC, a Delaware limited liability company, has committed to Acadia Realty Acquisition IV LLC pursuant to the LLC Agreement, (ii) all legal and other costs or expenses paid or incurred by or on behalf of the Lenders or the Administrative Agent in the enforcement thereof or hereof and (iii) any loss, cost, damage or expense paid or incurred by or on behalf of the Lenders and the Administrative Agent by reason of (1) gross negligence or fraudulent acts or omissions, or (2) the termination or amendment of any Uniform Commercial Code financing statements filed in connection with

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this Credit Agreement, without the Lenders’ and Administrative Agent’s prior written consent. The Guarantor further guarantees that the representations and warranties made by the Borrower in this Credit Agreement, the Borrower and Managing Member Security Agreement and all other documents executed and delivered by the Borrowers to the Lenders and/or Administrative Agent in connection with the Credit Agreement are true as of the date hereof, and, in the event proceeds of this Credit Agreement are advanced, or other credit is extended, to the Borrowers from time to time, that each request for any loan or other extension of credit under this Credit Agreement, by whomsoever made, shall constitute the Guarantor’s personal affirmation that at the time thereof said representations and warranties by the Borrowers, together with those representations and warranties made by the Guarantor in this Section 13, are true and correct. The Guarantor acknowledges and agrees that this Guaranty is a continuing guaranty and that the agreements, guaranties and waivers made by the Guarantor herein, and the Guarantor’s obligations hereunder, are and shall at all times continue to be primary, absolute and unconditional.
13.2.    Obligations Unconditional. The obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor agrees that this Guaranty may be enforced by any Secured Party without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and the Guarantor hereby waives the right to require the Administrative Agent, the Letter of Credit Issuer or the Lenders to make demand on or proceed against any Borrower Party or any other Person (including a co-guarantor) or to require the Administrative Agent, the Letter of Credit Issuer or the Lenders to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Guarantor’s obligations hereunder; it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy, insolvency or analogous procedure of any Credit Party. The Guarantor waives any and all notice of the creation, renewal, extension accrual or increase of any of the Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed,

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extended, amended or waived, in reliance upon this Guaranty. All dealings between the Credit Parties, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor represents and warrants that it is, and immediately after giving effect to the Guaranty and the obligation evidenced hereby, will be, Solvent.
This Credit Agreement and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including, without limitation, the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of this Credit Agreement and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (C) to the fullest extent permitted by law, any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which the Borrowers may allege or assert against the Administrative Agent in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Obligations.
13.3.    Modifications. The Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders and the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrowers, the Guarantor and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Note or any of the other Loan Documents, including, without limitation, this Credit Agreement may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrowers, the Guarantor or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by the Guarantor,

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which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
13.4.    Waiver of Rights. The Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of the Guaranty by the Lenders and of all extensions of credit to any Credit Party by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Credit Agreement, any other Loan Document or the Obligations to which the Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by the Guarantor, to (A) proceed against the Borrowers, any guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from the Borrowers, any guarantor of the Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrowers from any cause other than payment in full of the Obligations; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Credit Agreement and any legal or equitable discharge of the Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Credit Agreement.
13.5.    Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of the Guarantor under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and the Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration,

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including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
13.6.    Remedies. The Guarantor agrees that, as between the Guarantor, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor. The Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.
13.7.    Subrogation. The Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash, it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any other Credit Party arising by contract or operation of law or equity in connection with any payment made or required to be made by the Guarantor under this Credit Agreement or the other Loan Documents now or hereafter. The Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against any other Credit Party or against any Collateral or other collateral or security, and any rights of contribution the Guarantor may have against any other Credit Party, shall be junior and subordinate to any rights the Administrative Agent may have against such Credit Party and to all right, title and interest the Administrative Agent may have in any such other collateral.
13.8.    Inducement. The Lenders have been induced to make the Loans to the Borrowers in part based upon the assurances by the Guarantor that the Guarantor desires that the Obligations of the Guarantor under the Loan Documents be honored and enforced as separate obligations of the Guarantor, should Administrative Agent and the Lenders desire to do so.
13.9.    Combined Liability. Notwithstanding the foregoing, the Guarantor shall be liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Guaranty Obligation, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranty Obligation against the Guarantor.
13.10.    Borrower Information. The Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with the Guarantor its assessment of the financial condition of the Borrowers. The Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and its ability to perform its obligations under the Credit Agreement and any other Loan Document, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the

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Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of the Borrowers now known or hereafter known by the Administrative Agent. The Guarantor hereby waives any right to have the Collateral or other collateral or security securing the Obligations marshaled.
13.11.    Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.
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SIGNATURE PAGES FOLLOW.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.
BORROWER:

ACADIA STRATEGIC OPPORTUNITY FUND IV LLC, a Delaware limited liability company
By: /s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

BORROWER MANAGING MEMBER:
ACADIA REALTY ACQUISITION IV LLC, a Delaware limited liability company
By:/s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

703041399 12410180     Acadia Strategic Opportunity Fund IV LLC - Revolving Credit Agreement

GUARANTOR:
ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner
By:/s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

GUARANTOR GENERAL PARTNER:
ACADIA REALTY TRUST, a Maryland real estate investment trust
By:/s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

703041399 12410180    Acadia Strategic Opportunity Fund IV LLC - Revolving Credit Agreement

PLEDGOR:
ACADIA INVESTORS IV, INC., a Maryland corporation
By:/s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

703041399 12410180    Acadia Strategic Opportunity Fund IV LLC - Revolving Credit Agreement

ADMINISTRATIVE AGENT, STRUCTURING AGENT, SOLE BOOKRUNNER, SOLE LEAD ARRANGER, LETTER OF CREDIT ISSUER AND LENDERS:
Commitment: $150,000,000
BANK OF AMERICA, N.A.
By:/s/ Jeremy Grubb
Name: Jeremy Grubb
Title: Vice President

703041399 12410180    Acadia Strategic Opportunity Fund IV LLC - Revolving Credit Agreement

SCHEDULE I
Credit Party Information

703041399 12410180     Acadia Strategic Opportunity Fund IV LLC - Revolving Credit Agreement

SCHEDULE II
Commitments

Lender Name	Commitment
Bank of America, N.A.	$150,000,000

703041399 12410180     Acadia Strategic Opportunity Fund IV LLC - Revolving Credit Agreement

SCHEDULE III
Credit Party Organizational Structure

A-1
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EXHIBIT A
SCHEDULE OF INVESTORS/
FORM OF BORROWING BASE CERTIFICATE

[Attached]

B-2
703287387 12410180

EXHIBIT B
FORM OF NOTE

Dated as of [DATE]
$[150,000,000]    New York, New York
1.    FOR VALUE RECEIVED, the undersigned [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Maker”), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., as Administrative Agent for each of the Lenders under the Credit Agreement (as defined below), (the “Payee”) to the Administrative Agent Account, the principal sum of [ONE HUNDRED AND FIFTY MILLION] DOLLARS ($[150,000,000]), or, if less, the unpaid principal amount of the Loans, in lawful money of the United States of America on the Maturity Date or as otherwise provided in the Credit Agreement.
2.    Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among the Maker, as a borrower, and any Borrowers which become a party thereto pursuant to the terms thereof (the “Borrowers”), [ACADIA REALTY ACQUISITION IV, LLC] as Borrower Managing Member, the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”) and BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
3.    The unpaid principal amount of this Note shall be payable in accordance with the terms of Section 3 of the Credit Agreement. The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Section 2.6 and Section 3 of the Credit Agreement. Interest on this Note shall be payable in accordance with Section 3 of the Credit Agreement.
4.    All Borrowings hereunder, and all payments made with respect thereto, may be recorded by the Payee from time to time on grids which may be attached hereto or the Payee may record such information by such other method as the Payee may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish the Maker’s obligations hereunder. The aggregate unpaid amount of all Borrowings set forth on grids which may be attached hereto shall, absent manifest error, be presumptive evidence of the unpaid principal amount of this Note.
5.    This Note has been executed and delivered pursuant to the Credit Agreement and is one of the “Notes” referred to therein, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. This Note evidences Loans made under the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of the Lenders to make advances thereunder; (b) the prepayment rights and obligations of the Maker; (c) the collateral for

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the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. The Maker may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Credit Agreement. Notwithstanding the foregoing, should any of the events described in Sections 10.1(h) or 10.1(i) of the Credit Agreement occur, then the principal of, and accrued interest on, this Note shall become immediately due and repayable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.
6.    If this Note, or any installment or payment due hereunder, is not paid when due, whether on the Maturity Date or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after the Maturity Date, the Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, attorneys’ fees and expenses incurred by the holder hereof and cost of appeal as provided in the Credit Agreement. All past-due principal of, and, to the extent permitted by applicable law, past-due interest on this Note, shall bear interest until paid at the Default Rate as provided in the Credit Agreement.
7.    The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.
8.    This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
9.    Reference is hereby made to Section 12.15 of the Credit Agreement regarding the provisions relating to recourse liability which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of the Maker’s obligations hereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-2
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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the day and year first above written.
MAKER:
[________________________________],
[_______________________]

By:	[______________________________], its [______________]
By:
Name:
Title:

Note
703287387 12410180

EXHIBIT C-1
FORM OF BORROWER AND BORROWER MANAGING MEMBER SECURITY AGREEMENT
Dated as of [_______] [●], 2012
THIS BORROWER AND BORROWER MANAGING MEMBER SECURITY AGREEMENT (the “Security Agreement”) is executed and delivered as of the date above by [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”) and [ACADIA REALTY ACQUISITION IV, LLC], a [DELAWARE LIMITED LIABILITY COMPANY], as the managing member of the Borrower (the “Borrower Managing Member”), as pledgors (the Borrower and the Borrower Managing Member each individually a “Pledgor” and collectively the “Pledgors”), in favor of BANK OF AMERICA N.A., as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among the Borrower, and any other Borrowers which become a party thereto pursuant to the provisions thereof (the “Borrowers”), the Borrower Managing Member, the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”) and BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Reference is also made to that certain Operating Agreement dated May 16, 2012 (as the same may be amended, restated, modified, or supplemented from time to time, the “LLC Agreement”) and the Subscription Agreements (as defined in the Credit Agreement) of the Borrower (together with the LLC Agreement, the “LLC Documents”).
1.    Each Pledgor hereby confirms that it is receiving direct or indirect benefit from the loans and letters of credit to be evidenced by the Obligations, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the granting of such loans and issuance of such letters of credit;
2.    The pledge set forth in this Security Agreement shall secure the payment and the performance of the Obligations.
3.    Pursuant to the LLC Documents, the Borrower Managing Member may make one or more Capital Calls upon the Investors to make contributions to the capital of the Borrower subject to certain limitations specified in the LLC Agreement.
4.    In order to secure the Notes and the Obligations, each Pledgor, as applicable, hereby pledges, transfers and assigns to the Administrative Agent for the benefit of the Secured Parties and grants

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to the Administrative Agent for the benefit of the Secured Parties, a security interest and lien in, to and under the following, whether now existing or hereafter acquired or arising and wherever located (the “Collateral”):
(a)all of such Pledgor’s rights to make Capital Calls of the Capital Commitments of the Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of such Pledgor’s rights to require or demand that the Investors make Capital Contributions to the Borrower;
(b)all of such Pledgor’s rights, titles, interests and privileges in and to the Capital Commitments, the Uncalled Capital Commitments and the Capital Contributions made by its Investors, whether now owned or hereafter acquired;
(c)all of such Pledgor’s rights, titles, interests, remedies, and privileges under the LLC Documents (i) to issue and enforce Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Capital Commitments, Uncalled Capital Commitments or Capital Contributions; and
(d)all proceeds of any and all of the foregoing.
The Administrative Agent acknowledges that, with respect to any member of the Borrower, the Collateral does not include a security interest in any equity interest of such member in the Borrower.
5.    In furtherance of the pledge above, each Pledgor shall execute such forms, authorizations, documents and instruments, and do such other things, as the Administrative Agent shall, in its sole discretion, request in order to require that all Investors deposit directly to the Collateral Account all monies or sums paid or to be paid by them as and when Capital Calls are made pursuant to the LLC Documents. The Pledgors shall take all action necessary to fully preserve, maintain and protect the security interest in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties, including, without limitation, the first priority status of such security interest. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, the Pledgors shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may request, in its sole discretion, in order to ensure that the Administrative Agent has a valid, first priority, perfected security interest in the Collateral and any proceeds thereof or for the purposes of obtaining, confirming or preserving the full benefits of this Security Agreement and of the rights and powers herein granted.
6.    The Borrower hereby confirms that the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof. In addition, the Borrower further hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, and covenants and agrees with Administrative Agent, for the benefit of the Secured Parties, as follows:

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(a)    That it has not heretofore transferred, assigned, pledged, hypothecated, granted any security interest in, or encumbered all or any portion of the Collateral to any party other than Administrative Agent;
(b)    That it has the full right and power to make the transfer, pledge and assignment and grant the security interests granted hereby;
(c)    That it has reviewed the UCC financing statements which the Administrative Agent intends to file with respect to the Collateral and that such UCC financing statements are accurate with respect to any information pertaining to it;
(d)    That it was formed in, and only in, the State of Delaware;
(e)    That it hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and it hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral;
(f)    That it shall not grant or create (nor shall either suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal, or superior in priority to the Liens created by the Loan Documents; and
(g)    That it shall perform all such acts and execute all such documents as the Administrative Agent may request, in its sole discretion, in order to enable the Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority liens and security interests in the Collateral and otherwise to preserve, protect, maintain and confirm the rights of the Secured Parties in respect of such liens and security interests.
7.    The Borrower Managing Member hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, and covenants and agrees with Administrative Agent, for the benefit of the Secured Parties, as follows:
(a)    That (i) it is the sole managing member of the Borrower, (ii) it has the authority to execute this Security Agreement and to perform its obligations hereunder, (iii) this Security Agreement has been duly authorized, executed and delivered, and (iv) this Security Agreement constitutes the legal, valid and binding obligations of the Borrower Managing Member, enforceable in accordance with the terms hereof, subject to Debtor Relief Laws and to general principles of equity;
(b)    That it has not heretofore transferred, assigned, pledged, hypothecated, granted any security interest in, or encumbered all or any portion of the Collateral to any party other than Administrative Agent and that it has the full right and power to make the transfer, pledge and assignment and grant the security interests granted hereby;

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(c)    That it has reviewed the UCC financing statements which the Administrative Agent intends to file with respect to the Collateral and that such UCC financing statements are accurate with respect to any information pertaining to it;
(d)    That it was formed in, and only in, the State of Delaware;
(e)    That it hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and it hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral;
(f)    That it shall not grant or create (nor shall either suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal, or superior in priority to the Liens created by the Loan Documents; and
(g)    That it shall perform all such acts and execute all such documents as the Administrative Agent may request, in its sole discretion, in order to enable the Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority liens and security interests in the Collateral and otherwise to preserve, protect, maintain and confirm the rights of the Secured Parties in respect of such liens and security interests.
8.    Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in its own name or the name of any Pledgor, to notify any or all parties obligated to the Borrower with respect to the Uncalled Capital Commitments to make all payments due or to become due thereon directly to Administrative Agent for the benefit of the Secured Parties at the Collateral Account, or to initiate one or more Capital Calls in order to pay the Obligations or for any other purpose contemplated by the Credit Agreement (which Capital Calls may be in excess of the amount owing under the Credit Agreement if required in order to comply with ERISA or otherwise result in payment in full of the Obligations).
9.    The Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to (i) execute, deliver and perfect all documents and do all things that the Administrative Agent considers to be required or desirable to carry out the acts and exercise the powers set forth herein and (ii) execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Pledgors upon the occurrence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable to protect the security interests and liens herein granted or the repayment of the Obligations.
10.
(a)    Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the following additional rights with respect to the Collateral:

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(i)    To sell the Collateral or any part thereof, upon giving at least ten (10) days’ prior notice to the Pledgors of the time and place of sale (which notice each Pledgor and the Administrative Agent agree is commercially reasonable), for cash or upon credit or for future delivery; the Pledgors hereby waive all rights, if any, of marshalling the Collateral and any other security for the Obligations, and at the option and in the complete discretion of the Administrative Agent, either:
(A)    at public sale; or
(B)    at private sale, in which event such notice shall also contain the terms of the proposed sale, and the Pledgors shall have until the time of such proposed sale in which to redeem the Collateral or to procure a purchaser willing, ready and able to purchase the Collateral on terms more favorable to the Pledgors, the Secured Parties and the holders of the Notes, and if such a purchaser is so procured, then the Administrative Agent shall sell the Collateral to the purchaser so procured; and
(ii)    To bid for and to acquire, unless prohibited by applicable law, free from any redemption right, the Collateral, or any part thereof, and, if the Secured Parties are then the holders of the Obligations or any participation or other interest therein, in lieu of paying cash therefor, the Administrative Agent on behalf of the Secured Parties may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as the Administrative Agent on behalf of the Secured Parties, in its discretion, may deem advisable. The Administrative Agent for the benefit of the Secured Parties, upon so acquiring the Collateral, or any part thereof, shall be entitled to hold or otherwise deal with or dispose of the same in any manner not prohibited by applicable law.
(b)    From time to time the Administrative Agent may, but shall not be obligated to, postpone the time and change the place of any proposed sale of any of the Collateral for which notice has been given as provided above if, in the judgment of Administrative Agent, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place. The Administrative Agent shall give the Pledgors reasonable notice of such change.
(c)    In case of any sale by the Administrative Agent of any of the Collateral on credit, which may be elected at the option and in the complete discretion of Administrative Agent, on behalf of the Secured Parties, the Collateral so sold may be retained by the Administrative Agent for the benefit of the Secured Parties until the selling price is paid by the purchaser, but neither Administrative Agent nor the Secured Parties shall incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral so sold may be again similarly sold. After deducting all costs or expenses of every kind (including, without limitation, the reasonable attorneys’ fees and legal expenses incurred by the Administrative Agent and the Secured Parties), the

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Administrative Agent shall apply the residue of the proceeds of any sale or sales, if any, to pay the principal of and interest upon the Obligations in accordance with Section 3.4 of the Credit Agreement. The excess, if any, shall be paid to Pledgors, as applicable, or as otherwise required by applicable law. Neither the Administrative Agent nor the Secured Parties shall incur any liability as a result of the sale of the Collateral at any private sale or sales.
(d)    All recitals in any instrument of assignment or any other instrument executed by the Administrative Agent for the benefit of the Secured Parties or by the Lenders incident to the sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by Administrative Agent for the benefit of the Secured Parties or by the Lenders or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.
11.    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default: (i) no Pledgor shall be subrogated thereby to any rights of Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or any Pledgor, or any property of any Pledgor; (ii) nor shall any Pledgor be deemed to be the owner of any interest in the Obligations; and (iii) nor shall any Pledgor exercise any rights or remedies with respect to any Pledgor or the Collateral or any other security for the Obligations or any of them or the property of any Pledgor until the Obligations has been paid to Administrative Agent for the benefit of the Secured Parties and is fully performed and discharged.
12.    The Borrower Managing Member and the Borrower hereby agrees to the subordination of Other Claims in accordance with Section 5.4 of the Credit Agreement.
13.    Subject to Section 12.5 of the Credit Agreement, the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Notes, the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the Uniform Commercial Code, as adopted in the State of New York and any other state which governs the creation or perfection (and the effect thereof) of any security interest in the Collateral, and the right of offset), and such rights and remedies: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against any or all Pledgors and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgors that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be and shall be, non‑exclusive.
14.    No delay or omission on the part of Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any

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one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
15.    Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, or both, neither the Administrative Agent nor the Secured Parties shall be liable for the failure of the Administrative Agent to collect or exercise diligence in the collection, possession or any transaction concerning, all or part of the Capital Calls or the Uncalled Capital Commitment or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment. Further, neither Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or under the LLC Documents.
16.    Neither Administrative Agent nor the Secured Parties has assumed, and nothing contained herein shall be declared to have imposed upon Administrative Agent or the Secured Parties, any of the Borrower’s duties or Obligations or the Borrower Managing Member’s duties or Obligations as a partner of the Borrower except that the Administrative Agent and the Secured Parties shall be bound by the provisions of the LLC Agreement in exercising rights or remedies thereunder assigned to the Administrative Agent hereunder.
17.    Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement (with notices, demands, requests or other communications to the Borrower Managing Member being sent to the same address as the Borrower).
18.    Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question.
19.    This Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the undersigned and their respective successors and assigns. This Security Agreement may not be assigned by any Pledgor. This Security Agreement may be assigned by the Administrative Agent without the consent of any Pledgor to any successor Administrative Agent under the Credit Agreement.
20.    The headings to the various paragraphs of this Security Agreement shall have been inserted for convenient reference only and shall not modify, define, limit or expand the expressed provisions of this Security Agreement. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.
21.    This Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Security Agreement or

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any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
22.    Any suit, action or proceeding against any party hereto with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5‑1402 of the New York General Obligations Law, as Administrative Agent and Secured Parties in their sole discretion may elect and each party hereto hereby submits to the non‑exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Administrative Agent, on behalf of the Secured Parties, by registered or certified mail, postage prepaid, to such party’s address set forth in the Credit Agreement. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and each party hereto hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
23.    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against any Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
24.    This Security Agreement and the provisions set forth herein shall continue until payment in full of the Obligations, and the Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of the Credit Agreement or any other Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
25.    On the full, final, and complete satisfaction of the Obligations (other than any part of the Obligations which survives termination of the Credit Agreement), this Security Agreement shall be of no further force or effect. Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide Pledgors, at their sole expense, a written release of their respective Obligations hereunder and of the Collateral and, so long as the Pledgors have written confirmation from the Administrative Agent that this Security Agreement has been terminated as provided above, the Pledgors shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.
PLEDGORS:
BORROWER:
[________________________________],
[_______________________]

By:	[______________________________], its [______________]
By:
Name:
Title:

BORROWER MANAGING MEMBER:
[________________________________],
[_______________________]

By:	[______________________________], its [______________]
By:
Name:
Title:

Borrower and Borrower Managing Member Security Agreement
703287387 12410180

THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY:
ADMINISTRATIVE AGENT:
BANK OF AMERICA N.A.,
as Administrative Agent
By:
Name:
Title:

Borrower and Borrower Managing Member Security Agreement
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EXHIBIT C-2
FORM OF GUARANTOR AND GUARANTOR GENERAL PARTNER SECURITY AGREEMENT
Dated as of [_______] [●], 2012
THIS GUARANTOR SECURITY AGREEMENT (the “Security Agreement”) is executed and delivered as of the date above by [ACADIA REALTY LIMITED PARTNERSHIP], a [DELAWARE LIMITED PARTNERSHIP] (the “Guarantor”) and [ACADIA REALTY TRUST], a [MARYLAND REAL ESTATE INVESTMENT TRUST], as the general partner of the Guarantor (the “Guarantor General Partner”), as pledgors (the Guarantor and the Guarantor General Partner each individually a “Pledgor” and collectively the “Pledgors”), in favor of BANK OF AMERICA N.A., as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any other Borrowers which become a party thereto pursuant to the provisions thereof (the “Borrowers”)], the Guarantor, the Guarantor General Partner, the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Reference is also made to that certain Partnership Agreement of the Guarantor dated May 16, 2012 (as the same may be amended, restated, modified, or supplemented from time to time, the “Partnership Agreement”) and the Subscription Agreements (as defined in the Credit Agreement) of the Guarantor (together with the Partnership Agreement, the “Partnership Documents”).
1.    Each Pledgor hereby confirms that it is receiving direct or indirect benefit from the loans and letters of credit to be evidenced by the Obligations, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the granting of such loans and issuance of such letters of credit;
2.    The pledge set forth in this Security Agreement shall secure the payment and the performance of the Obligations.
3.    Pursuant to the Partnership Documents, the Guarantor General Partner may make one or more Capital Calls upon the Investors to make contributions to the capital of the Guarantor subject to certain limitations specified in the Partnership Agreements.
4.    In order to secure the Notes and the Obligations, each Pledgor, as applicable, hereby pledges, transfers and assigns to the Administrative Agent for the benefit of the Secured Parties and grants

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to the Administrative Agent for the benefit of the Secured Parties, a security interest and lien in, to and under the following, whether now existing or hereafter acquired or arising and wherever located (the “Collateral”):
(a)    all of such Pledgor’s rights to make Capital Calls of the Capital Commitments of the Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of such Pledgor’s right to require or demand that the Investors make Capital Contributions to the Guarantor;
(b)    all of such Pledgor’s rights, titles, interests and privileges in and to the Capital Commitments, the Uncalled Capital Commitments and the Capital Contributions made by its Investors;
(c)    all of such Pledgor’s rights, titles, interests, remedies, and privileges under the Partnership Documents (i) to issue and enforce Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Capital Commitments, Uncalled Capital Commitments or Capital Contributions, whether now owned or hereafter acquired; and
(d)    all proceeds of any and all of the foregoing.
The Administrative Agent acknowledges that, with respect to any general partner of the Guarantor, the Collateral does not include a security interest in any equity interest of such general partner of the Guarantor.
5.    In furtherance of the pledge above, each Pledgor shall execute such forms, authorizations, documents and instruments, and do such other things, as the Administrative Agent shall, in its sole discretion, request in order to require that all Investors deposit directly to the Collateral Account all monies or sums paid or to be paid by them as and when Capital Calls are made pursuant to the Partnership Documents. The Pledgors shall take all action necessary to fully preserve, maintain and protect the security interest in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties, including, without limitation, the first priority status of such security interest. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, the Pledgors shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may request, in its sole discretion, in order to ensure that the Administrative Agent has a valid, first priority, perfected security interest in the Collateral and any proceeds thereof or for the purposes of obtaining, confirming or preserving the full benefits of this Security Agreement and of the rights and powers herein granted.
6.    The Guarantor hereby confirms that the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof. In addition, the Guarantor further hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, and covenants and agrees with Administrative Agent, for the benefit of the Secured Parties, as follows:

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(a)    That it has not heretofore transferred, assigned, pledged, hypothecated, granted any security interest in, or encumbered all or any portion of the Collateral to any party other than Administrative Agent;
(b)    That it has the full right and power to make the transfer, pledge and assignment and grant the security interests granted hereby;
(c)    That it has reviewed the UCC financing statements which the Administrative Agent intends to file with respect to the Collateral and that such UCC financing statements are accurate with respect to any information pertaining to it;
(d)    That it was formed in, and only in, the State of Delaware;
(e)    That it hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and it hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral;
(f)    That it shall not grant or create (nor shall either suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal, or superior in priority to the Liens created by the Loan Documents; and
(g)    That it shall perform all such acts and execute all such documents as the Administrative Agent may request, in its sole discretion, in order to enable the Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority liens and security interests in the Collateral and otherwise to preserve, protect, maintain and confirm the rights of the Secured Parties in respect of such liens and security interests.
7.    The Guarantor General Partner hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, and covenants and agrees with Administrative Agent, for the benefit of the Secured Parties, as follows:
(a)    That (i) it is the sole general partner of the Guarantor, (ii) it has the authority to execute this Security Agreement and to perform its obligations hereunder, (iii) this Security Agreement has been duly authorized, executed and delivered, and (iv) this Security Agreement constitutes the legal, valid and binding obligations of the Guarantor General Partner, enforceable in accordance with the terms hereof, subject to Debtor Relief Laws and to general principles of equity;
(b)    That it has not heretofore transferred, assigned, pledged, hypothecated, granted any security interest in, or encumbered all or any portion of the Collateral to any party other than Administrative Agent and that it has the full right and power to make the transfer, pledge and assignment and grant the security interests granted hereby;

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(c)    That it has reviewed the UCC financing statements which the Administrative Agent intends to file with respect to the Collateral and that such UCC financing statements are accurate with respect to any information pertaining to it;
(d)    That it was formed in, and only in, the State of Maryland;
(e)    That it hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and it hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral;
(f)    That it shall not grant or create (nor shall either suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal, or superior in priority to the Liens created by the Loan Documents; and
(g)    That it shall perform all such acts and execute all such documents as the Administrative Agent may request, in its sole discretion, in order to enable the Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority liens and security interests in the Collateral and otherwise to preserve, protect, maintain and confirm the rights of the Secured Parties in respect of such liens and security interests.
8.    Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in its own name or the name of any Pledgor, to notify any or all parties obligated to the Guarantor with respect to the Uncalled Capital Commitments to make all payments due or to become due thereon directly to Administrative Agent for the benefit of the Secured Parties at the Collateral Account or at a different account than that specified in the Credit Agreement, or to initiate one or more Capital Calls in order to pay the Obligations or for any other purpose contemplated by the Credit Agreement (which Capital Calls may be in excess of the amount owing under the Credit Agreement if required in order to comply with ERISA or otherwise result in payment in full of the Obligations).
9.    The Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to (i) execute, deliver and perfect all documents and do all things that the Administrative Agent considers to be required or desirable to carry out the acts and exercise the powers set forth herein and (ii) execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Pledgors upon the occurrence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable to protect the security interests and liens herein granted or the repayment of the Obligations.
10.

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(a)    Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the following additional rights with respect to the Collateral:
(iii)    To sell the Collateral or any part thereof, upon giving at least ten (10) days’ prior notice to the Pledgors of the time and place of sale (which notice each Pledgor and the Administrative Agent agree is commercially reasonable), for cash or upon credit or for future delivery; the Pledgors hereby waive all rights, if any, of marshalling the Collateral and any other security for the Obligations, and at the option and in the complete discretion of the Administrative Agent, either:
(A)    at public sale; or
(B)    at private sale, in which event such notice shall also contain the terms of the proposed sale, and the Pledgors shall have until the time of such proposed sale in which to redeem the Collateral or to procure a purchaser willing, ready and able to purchase the Collateral on terms more favorable to the Pledgors, the Secured Parties and the holders of the Notes, and if such a purchaser is so procured, then the Administrative Agent shall sell the Collateral to the purchaser so procured; and
(iv)    To bid for and to acquire, unless prohibited by applicable law, free from any redemption right, the Collateral, or any part thereof, and, if the Secured Parties are then the holders of the Obligations or any participation or other interest therein, in lieu of paying cash therefor, the Administrative Agent on behalf of the Secured Parties may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as the Administrative Agent on behalf of the Secured Parties, in its discretion, may deem advisable. The Administrative Agent for the benefit of the Secured Parties, upon so acquiring the Collateral, or any part thereof, shall be entitled to hold or otherwise deal with or dispose of the same in any manner not prohibited by applicable law.
(a)    From time to time the Administrative Agent may, but shall not be obligated to, postpone the time and change the place of any proposed sale of any of the Collateral for which notice has been given as provided above if, in the judgment of Administrative Agent, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place. The Administrative Agent shall give the Pledgors reasonable notice of such change.
(b)    In case of any sale by the Administrative Agent of any of the Collateral on credit, which may be elected at the option and in the complete discretion of Administrative Agent, on behalf of the Secured Parties, the Collateral so sold may be retained by the Administrative Agent for the benefit of the Secured Parties until the selling price is paid by the purchaser, but neither Administrative Agent nor the Secured Parties shall incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such

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failure, such Collateral so sold may be again similarly sold. After deducting all costs or expenses of every kind (including, without limitation, the reasonable attorneys’ fees and legal expenses incurred by the Administrative Agent and the Secured Parties), the Administrative Agent shall apply the residue of the proceeds of any sale or sales, if any, to pay the principal of and interest upon the Obligations in accordance with Section 3.4 of the Credit Agreement. The excess, if any, shall be paid to Pledgors, as applicable, or as otherwise required by applicable law. Neither the Administrative Agent nor the Secured Parties shall incur any liability as a result of the sale of the Collateral at any private sale or sales.
(c)    All recitals in any instrument of assignment or any other instrument executed by the Administrative Agent for the benefit of the Secured Parties or by the Lenders incident to the sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by Administrative Agent for the benefit of the Secured Parties or by the Lenders or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.
11.    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default: (i) no Pledgor shall be subrogated thereby to any rights of Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or any Pledgor, or any property of any Pledgor; (ii) nor shall any Pledgor be deemed to be the owner of any interest in the Obligations; and (iii) nor shall any Pledgor exercise any rights or remedies with respect to any Pledgor or the Collateral or any other security for the Obligations or any of them or the property of any Pledgor until the Obligations has been paid to Administrative Agent for the benefit of the Secured Parties and is fully performed and discharged.
12.    The Guarantor General Partner and the Guarantor hereby agrees to the subordination of Other Claims in accordance with Section 5.4 of the Credit Agreement.
13.    Subject to Section 12.5 of the Credit Agreement, the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the Uniform Commercial Code, as adopted in the State of New York and any other state which governs the creation or perfection (and the effect thereof) of any security interest in the Collateral, and the right of offset), and such rights and remedies: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against any or all Pledgors and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgors that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be and shall be, non‑exclusive.

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14.    No delay or omission on the part of Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
15.    Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for any the failure of the Administrative Agent to collect or exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls, or the Uncalled Capital Commitment or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment. Further, neither Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or under the Partnership Documents.
16.    Neither Administrative Agent nor the Secured Parties has assumed, and nothing contained herein shall be declared to have imposed upon Administrative Agent or the Secured Parties, any of the Guarantor’s duties or Obligations or the Guarantor General Partner’s duties or Obligations as a partner of the Guarantor, except that the Administrative Agent and the Secured Parties shall be bound by the provisions of the Partnership Agreement in exercising rights and remedies thereunder assigned to the Administrative Agent hereunder.
17.    Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement (with notices, demands, requests or other communications to the Guarantor General Partner being sent to the same address as the Guarantor).
18.    Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question.
19.    This Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the undersigned and their respective successors and assigns. This Security Agreement may not be assigned by any Pledgor. This Security Agreement may be assigned by the Administrative Agent without the consent of any Pledgor to any successor Administrative Agent under the Credit Agreement.
20.    The headings to the various paragraphs of this Security Agreement shall have been inserted for convenient reference only and shall not modify, define, limit or expand the expressed provisions of this Security Agreement. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

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21.    This Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Security Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
22.    Any suit, action or proceeding against any party hereto with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5‑1402 of the New York General Obligations Law, as Administrative Agent and Secured Parties in their sole discretion may elect and each party hereto hereby submits to the non‑exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Administrative Agent, on behalf of the Secured Parties, by registered or certified mail, postage prepaid, to such party’s address set forth in the Credit Agreement. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and each party hereto hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
23.    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against any Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
24.    This Security Agreement and the provisions set forth herein shall continue until payment in full of the Obligations, and the Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of the Credit Agreement or any other Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
25.    On the full, final, and complete satisfaction of the Obligations (other than any part of the Obligations which survives termination of the Credit Agreement), this Security Agreement shall be of no further force or effect. Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide Pledgors, at their sole expense, a written release of their respective Obligations hereunder and of the Collateral and, so long as the Pledgors have written confirmation from the Administrative Agent that this Security Agreement has been terminated as

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provided above, the Pledgors shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.
PLEDGORS:
GUARANTOR:
[________________________________],
[_______________________]

By:	[______________________________], its [______________]
By:
Name:
Title:

GUARANTOR GENERAL PARTNER:
[________________________________],
[_______________________]

By:	[______________________________], its [______________]
By:
Name:
Title:

Guarantor and Guarantor General Partner Security Agreement
703287387 12410180

THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY:
ADMINISTRATIVE AGENT:
BANK OF AMERICA N.A.,
as Administrative Agent
By:
Name:
Title:

Guarantor and Guarantor General Partner Security Agreement
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EXHIBIT C-3
FORM OF PLEDGOR SECURITY AGREEMENT

Dated as of [_______], [●] 2012
THIS PLEDGOR SECURITY AGREEMENT (the “Security Agreement”) is executed and delivered as of the date above by [ACADIA INVESTORS IV, INC], a [MARYLAND CORPORATION] (the “Pledgor”), in favor of BANK OF AMERICA N.A., as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any other Borrowers which become a party thereto pursuant to the provisions thereof (the “Borrowers”)], the Pledgor, the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Reference is also made to that certain Stockholder Agreement of the Pledgor dated [May 16, 2012] (as the same may be amended, restated, modified, or supplemented from time to time, the “Stockholder Agreement”) and the Subscription Agreements (as defined in the Credit Agreement) of the Pledgor (together with the Stockholder Agreement, the “Stockholder Documents”).
1.    The Pledgor hereby confirms that it is receiving direct or indirect benefit from the loans and letters of credit to be evidenced by the Obligations, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the granting of such loans and issuance of such letters of credit;
2.    The pledge set forth in this Security Agreement shall secure the payment and the performance of the Obligations.
3.    Pursuant to the Stockholder Documents, the Pledgor may make one or more Capital Calls upon the Investors to make contributions to the capital of the Pledgor subject to certain limitations specified in the Stockholder Agreements.
4.    In order to secure the Notes and the Obligations, the Pledgor, as applicable, hereby pledges, transfers and assigns to the Administrative Agent for the benefit of the Secured Parties and grants to the Administrative Agent for the benefit of the Secured Parties, a security interest and lien in, to and under the following, whether now existing or hereafter acquired or arising and wherever located (the “Collateral”):

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(a)    all of the Pledgor’s rights to make Capital Calls of the Capital Commitments of the Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Pledgor’s right to require or demand that the Investors make Capital Contributions to the Pledgor;
(b)    all of the Pledgor’s rights, titles, interests and privileges in and to the Capital Commitments, the Uncalled Capital Commitments and the Capital Contributions made by its Investors;
(c)    all of the Pledgor’s rights, titles, interests, remedies, and privileges under the Stockholder Documents (i) to issue and enforce Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Capital Commitments, Uncalled Capital Commitments or Capital Contributions, whether now owned or hereafter acquired; and
(d)    all proceeds of any and all of the foregoing.
5.    In furtherance of the pledge above, the Pledgor shall execute such forms, authorizations, documents and instruments, and do such other things, as the Administrative Agent shall, in its sole discretion, request in order to require that all Investors deposit directly to the Collateral Account all monies or sums paid or to be paid by them as and when Capital Calls are made pursuant to the Stockholder Documents. The Pledgor shall take all action necessary to fully preserve, maintain and protect the security interest in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties, including, without limitation, the first priority status of such security interest. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may request, in its sole discretion, in order to ensure that the Administrative Agent has a valid, first priority, perfected security interest in the Collateral and any proceeds thereof or for the purposes of obtaining, confirming or preserving the full benefits of this Security Agreement and of the rights and powers herein granted.
6.    The Pledgor hereby confirms that the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof. In addition, the Pledgor further hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, and covenants and agrees with Administrative Agent, for the benefit of the Secured Parties, as follows:
(a)    That it has not heretofore transferred, assigned, pledged, hypothecated, granted any security interest in, or encumbered all or any portion of the Collateral to any party other than Administrative Agent;
(b)    That it has the full right and power to make the transfer, pledge and assignment and grant the security interests granted hereby;

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(c)    That it has reviewed the UCC financing statements which the Administrative Agent intends to file with respect to the Collateral and that such UCC financing statements are accurate with respect to any information pertaining to it;
(d)    That it was formed in, and only in, the State of Delaware;
(e)    That it hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and it hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral;
(f)    That it shall not grant or create (nor shall either suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal, or superior in priority to the Liens created by the Loan Documents; and
(g)    That it shall perform all such acts and execute all such documents as the Administrative Agent may request, in its sole discretion, in order to enable the Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority liens and security interests in the Collateral and otherwise to preserve, protect, maintain and confirm the rights of the Secured Parties in respect of such liens and security interests.
7.    Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in its own name or the name of any Pledgor, to notify any or all parties obligated to the Pledgor with respect to the Uncalled Capital Commitments to make all payments due or to become due thereon directly to Administrative Agent for the benefit of the Secured Parties at the Collateral Account or at a different account than that specified in the Credit Agreement, or to initiate one or more Capital Calls in order to pay the Obligations or for any other purpose contemplated by the Credit Agreement (which Capital Calls may be in excess of the amount owing under the Credit Agreement if required in order to comply with ERISA or otherwise result in payment in full of the Obligations).
8.    The Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to (i) execute, deliver and perfect all documents and do all things that the Administrative Agent considers to be required or desirable to carry out the acts and exercise the powers set forth herein and (ii) execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Pledgor upon the occurrence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable to protect the security interests and liens herein granted or the repayment of the Obligations.
9.

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(a)    Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the following additional rights with respect to the Collateral:
(v)    To sell the Collateral or any part thereof, upon giving at least ten (10) days’ prior notice to the Pledgor of the time and place of sale (which notice the Pledgor and the Administrative Agent agree is commercially reasonable), for cash or upon credit or for future delivery; the Pledgor hereby waive all rights, if any, of marshalling the Collateral and any other security for the Obligations, and at the option and in the complete discretion of the Administrative Agent, either:
(A)    at public sale; or
(B)    at private sale, in which event such notice shall also contain the terms of the proposed sale, and the Pledgor shall have until the time of such proposed sale in which to redeem the Collateral or to procure a purchaser willing, ready and able to purchase the Collateral on terms more favorable to the Pledgor, the Secured Parties and the holders of the Notes, and if such a purchaser is so procured, then the Administrative Agent shall sell the Collateral to the purchaser so procured; and
(vi)    To bid for and to acquire, unless prohibited by applicable law, free from any redemption right, the Collateral, or any part thereof, and, if the Secured Parties are then the holders of the Obligations or any participation or other interest therein, in lieu of paying cash therefor, the Administrative Agent on behalf of the Secured Parties may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as the Administrative Agent on behalf of the Secured Parties, in its discretion, may deem advisable. The Administrative Agent for the benefit of the Secured Parties, upon so acquiring the Collateral, or any part thereof, shall be entitled to hold or otherwise deal with or dispose of the same in any manner not prohibited by applicable law.
(b)    From time to time the Administrative Agent may, but shall not be obligated to, postpone the time and change the place of any proposed sale of any of the Collateral for which notice has been given as provided above if, in the judgment of Administrative Agent, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place. The Administrative Agent shall give the Pledgor reasonable notice of such change.
(c)    In case of any sale by the Administrative Agent of any of the Collateral on credit, which may be elected at the option and in the complete discretion of Administrative Agent, on behalf of the Secured Parties, the Collateral so sold may be retained by the Administrative Agent for the benefit of the Secured Parties until the selling price is paid by the purchaser, but neither Administrative Agent nor the Secured Parties shall incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such

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failure, such Collateral so sold may be again similarly sold. After deducting all costs or expenses of every kind (including, without limitation, the reasonable attorneys’ fees and legal expenses incurred by the Administrative Agent and the Secured Parties), the Administrative Agent shall apply the residue of the proceeds of any sale or sales, if any, to pay the principal of and interest upon the Obligations in accordance with Section 3.4 of the Credit Agreement. The excess, if any, shall be paid to Pledgor, as applicable, or as otherwise required by applicable law. Neither the Administrative Agent nor the Secured Parties shall incur any liability as a result of the sale of the Collateral at any private sale or sales.
(d)    All recitals in any instrument of assignment or any other instrument executed by the Administrative Agent for the benefit of the Secured Parties or by the Lenders incident to the sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by Administrative Agent for the benefit of the Secured Parties or by the Lenders or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.
10.    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default: (i) the Pledgor shall not be subrogated thereby to any rights of Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) nor shall the Pledgor be deemed to be the owner of any interest in the Obligations; and (iii) nor shall the Pledgor exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property of the Pledgor until the Obligations has been paid to Administrative Agent for the benefit of the Secured Parties and is fully performed and discharged.
11.    The Pledgor hereby agrees to the subordination of Other Claims in accordance with Section 5.4 of the Credit Agreement.
12.    Subject to Section 12.5 of the Credit Agreement, the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the Uniform Commercial Code, as adopted in the State of New York and any other state which governs the creation or perfection (and the effect thereof) of any security interest in the Collateral, and the right of offset), and such rights and remedies: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be and shall be, non‑exclusive.

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13.    No delay or omission on the part of Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
14.    Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for any the failure of the Administrative Agent to collect or exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Uncalled Capital Commitment or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment. Further, neither Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of the Pledgor in the Collateral or under the Stockholder Documents.
15.    Neither Administrative Agent nor the Secured Parties has assumed, and nothing contained herein shall be declared to have imposed upon Administrative Agent or the Secured Parties, any of the Pledgor’s duties or Obligations, except that the Administrative Agent and the Secured Parties shall be bound by the provisions of the Stockholder Agreement in exercising rights and remedies thereunder assigned to the Administrative Agent hereunder.
16.    Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement.
17.    Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question.
18.    This Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the undersigned and their respective successors and assigns. This Security Agreement may not be assigned by the Pledgor. This Security Agreement may be assigned by the Administrative Agent without the consent of the Pledgor to any successor Administrative Agent under the Credit Agreement.
19.    The headings to the various paragraphs of this Security Agreement shall have been inserted for convenient reference only and shall not modify, define, limit or expand the expressed provisions of this Security Agreement. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.
20.    This Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Security Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein)

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and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
21.    Any suit, action or proceeding against any party hereto with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5‑1402 of the New York General Obligations Law, as Administrative Agent and Secured Parties in their sole discretion may elect and each party hereto hereby submits to the non‑exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Administrative Agent, on behalf of the Secured Parties, by registered or certified mail, postage prepaid, to such party’s address set forth in the Credit Agreement. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and each party hereto hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
22.    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against any Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
23.    This Security Agreement and the provisions set forth herein shall continue until payment in full of the Obligations, and the Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of the Credit Agreement or any other Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
24.    On the full, final, and complete satisfaction of the Obligations (other than any part of the Obligations which survives termination of the Credit Agreement), this Security Agreement shall be of no further force or effect. Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the Pledgor, at its sole expense, a written release of their respective Obligations hereunder and of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Security Agreement has been terminated as provided above, the Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.
PLEDGOR:
[________________________________],
[_______________________]

By:	[______________________________], its [______________]
By:
Name:
Title:

703287387_3.DOCX        Pledgor Security Agreement
703287387 12410180

THIS PLEDGE ACCEPTED
AND AGREED BY:
ADMINISTRATIVE AGENT:
BANK OF AMERICA N.A.,
as Administrative Agent
By:
Name:
Title:

Pledgor Security Agreement
703287387 12410180

EXHIBIT D
FORM OF COLLATERAL ACCOUNT ASSIGNMENT
For value received, [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC, a Delaware limited liability company][ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership][ACADIA INVESTORS IV, INC, a Maryland corporation] (the “Assignor”), hereby transfers and pledges to BANK OF AMERICA, N.A., as Administrative Agent, on behalf of the Secured Parties, under that certain Revolving Credit Agreement (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), dated as of November 21, 2012, by and among the Assignor [as borrower][as guarantor][as pledgor], [Acadia Realty Limited Partnership, a Delaware limited partnership as guarantor][Acadia Strategic Opportunity Fund IV LLC, a Delaware limited liability company as borrower][Acadia Investors IV, Inc, a Maryland corporation as pledgor], Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Structuring Agent, Sole Lead Arranger, Sole Book Manager, Letter of Credit Issuer and as a Lender and the other parties from time to time party thereto, and grants to Administrative Agent, for the benefit of each Secured Party, a common law lien, claim, encumbrance upon and security interest in deposit account no. [___________] at Bank of America, N.A. (“Depository”), with reference to “[______________]” and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (such account or accounts and any extensions or renewals being hereinafter called the “Collateral Account”, together with all of Assignor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Collateral Account, all sums now or at any time hereafter on deposit therein, credited thereto, or payable thereon, all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Collateral Account, on the following terms and conditions:

1.	This assignment of the Collateral Account shall secure the payment and the performance of the Obligations (as defined in the Credit Agreement).

2.	Assignor represents and warrants that:

a.
subject to Administrative Agent’s and the Secured Parties’ rights with respect to the Collateral Account on the records of the Depository, Assignor is the sole owner of the Collateral Account and has authority to execute and deliver this assignment;

b.
except for any financing statement which may have been filed by the Administrative Agent for the benefit of the Secured Parties, no financing statement covering the Collateral Account, or any part thereof, has been filed with any filing officer;

c.
except for the security agreement entered into in favor of the Administrative Agent on behalf of the Secured Parties, no other assignment or security agreement has been executed with respect to the Collateral Account; and

d.	the Collateral Account is not subject to any Liens or offsets of any Person other than Administrative Agent, the Secured Parties and the Depository.

3.	So long as the Obligations or any part thereof remains unpaid, Assignor covenants and agrees:

703287387 12410180    D-1

a.
(i) from time to time promptly to execute and deliver to Administrative Agent all such other assignments, certificates, passbooks, and supplemental writings, and do all other acts or things as Administrative Agent may reasonably request in order to more fully evidence and perfect the security interest herein created; and (ii) Administrative Agent may file such financing statements, amendments thereto and continuations thereof as Administrative Agent may reasonably deem appropriate in order to more fully evidence and perfect the security interest herein created;

b.	promptly to furnish Administrative Agent with any information or writings which Administrative Agent may reasonably request concerning the Collateral Account;

c.
promptly to notify Administrative Agent of any change in any fact or circumstances warranted or represented by Assignor herein or in any other writing furnished by Assignor to Administrative Agent in connection with the Collateral Account or the Obligations;

d.
promptly to notify Administrative Agent of any claim, action, or proceeding affecting title to the Collateral Account, or any part thereof, or the security interest herein, and, at the request of Administrative Agent, appear in and defend any such action or proceeding; and

e.
to pay to Administrative Agent the amount of any court costs and reasonable attorney’s fees assessed by a court and incurred by Administrative Agent following any Event of Default or Cash Control Event hereunder.

4.	Assignor covenants and agrees that without the prior consent of Administrative Agent Assignor will not:

a.
create any Lien in or upon, or otherwise encumber, or assign the Collateral Account, or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the Lien herein created and any offset rights inuring to the benefit of Depository, but only to the extent same are subordinated to Secured Parties’ Liens; or

b.	request, make or allow to be made any withdrawals from the Collateral Account except as provided hereunder or in Section 5.2 of the Credit Agreement.
Should any funds payable with respect to the Collateral Account be received by Assignor, they shall immediately upon such receipt become subject to the Lien hereof and while in the hands of Assignor be segregated from all other funds of Assignor and be held in trust for Secured Parties. Except as otherwise provided in the Credit Agreement, Assignor shall have absolutely no dominion or control over such funds except to immediately deposit them into the Collateral Account. Assignor acknowledges and agrees that Depository shall comply with instructions originated in writing by Administrative Agent in accordance with the terms hereof and of the Credit Agreement directing the disposition of funds in the Collateral Account without further consent of Assignor.

5.	Administrative Agent’s or the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by:

703287387 12410180    D-2

a.
any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent, on behalf of the Secured Parties, or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations;

b.	any full or partial release of any security for the Obligations;

c.
any other action taken or omitted to be taken by Administrative Agent, on behalf of the Secured Parties, or the Secured Parties in connection with the Obligations, whether or not such action or omission prejudices Assignor or increases the likelihood that the Collateral Account will be applied to the Obligations; or

d.	notice of any of the foregoing.

6.
Administrative Agent, in its discretion, without in any manner impairing any rights and powers of Secured Parties hereunder, may, at any time and from time to time, without further consent of or notice to Assignor, and with or without valuable consideration:

a.	renew or extend the maturity of or accept partial payments upon the Obligations or any part thereof;

b.	release any person primarily or secondarily liable in respect of the Obligations or any security therefor;

c.
alter in any manner that the Secured Parties may elect the terms of any instrument evidencing the Obligations or any part thereof either as to the maturity thereof, rate of interest, method of payment, parties thereto or otherwise;

d.
renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than the Collateral Account) at any time directly or indirectly, immediately or remotely, securing the payment of the Obligations or any part thereof; and

e.
release or pay to Assignor, or any other person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Obligations, or any part thereof.

7.
Should any person other than Assignor have heretofore executed or hereafter execute, in favor of the Secured Parties, any deed of trust, mortgage, or security agreement, or have heretofore pledged or hereafter pledge any other property to secure the payment of the Obligations, or any part thereof, the exercise by the Secured Parties of any right or power conferred upon any of them in any such instrument, or by any such pledge, shall be wholly discretionary with each Secured Party, and the exercise or failure to exercise any such right or power shall not impair or diminish the Secured Parties’ rights, titles, interest, Liens, and powers existing hereunder.

8.	The term “Event of Default,” as used herein, means the existence of any “Event of Default” described in the Credit Agreement.

9.
The term “Cash Control Event,” as used herein, shall mean if, on any date of determination, (a) an Event of Default has occurred and is continuing; (b) a Potential Default has occurred and is continuing; or (c) the Principal Obligations exceed the Available Commitment.

703287387 12410180    D-3

10.	a. During the existence of an Event of Default, Administrative Agent, on behalf of the Secured Parties, in addition to any other remedies it may have, may do one or more of the following:

i.	declare the Obligations immediately due and payable;

ii.	demand payment and performance thereof from the funds in or credited to the Collateral Account; and

iii.	withdraw funds from the Collateral Account and apply all or any portion of the Collateral Account to the Obligations as described in paragraph 13 hereof.

b.	Assignor hereby authorizes Administrative Agent during the existence of an Event of Default and so long as any part of the Obligations remain outstanding:

i.	to withdraw, collect, and receipt for any and all funds on deposit in or payable on the Collateral Account, and apply such funds to payment of the Obligations;

ii.
on behalf of Assignor to receive, take, assign, deliver, accept, deposit, and endorse the name of Assignor upon any checks, drafts, or other instruments payable to Assignor evidencing payment on the Collateral Account;

iii.	to surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to Assignor in connection with the Collateral Account; and

iv.	exercise any other rights or take any other actions specified herein or in the Credit Agreement.

11.
Upon the occurrence of a Cash Control Event, Administrative Agent, on behalf of the Secured Parties, in addition to any other remedies it may have, may restrict or prohibit withdrawals from the Collateral Account.

12.
Neither Administrative Agent nor any other Secured Party shall be liable for any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Collateral Account as a result of Administrative Agent, or any Secured Party exercising any of its rights or remedies under, and in accordance with, this assignment, except to the extent resulting from gross negligence or willful misconduct.

13.
Administrative Agent shall be entitled to apply any and all funds received by it hereunder toward payment and performance of the Obligations in such order and manner as Administrative Agent, in its absolute discretion, may elect. If such funds are not sufficient to pay and perform the Obligations in full, Assignor shall remain liable for any deficiency, the liability of each person obligated on the Obligations to be determined by Administrative Agent following its receipt and crediting of such funds. Upon full and final payment of the Obligations, the rights of Administrative Agent in and to the Collateral Account hereunder will be deemed to be released and of no further force and effect.

14.
All rights, titles, interests, Liens, and remedies of Secured Parties hereunder are cumulative of each other and of every other right, title, interest, Lien, or remedy which the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or

703287387 12410180    D-4

remedies. Should Assignor have heretofore executed or hereafter execute any other security agreement in favor of the Secured Parties, the security interest therein created and all other rights, powers, and privileges vested in the Secured Parties by the terms thereof shall exist concurrently with the security interest created herein.

15.
Should any part of the Obligations be payable in installments, the acceptance by Administrative Agent at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the default then existing. No waiver by the Secured Parties of any default shall be deemed to be a waiver of any other subsequent default, nor shall any such waiver by the Secured Parties be deemed to be a continuing waiver. No delay or omission by the Secured Parties in exercising any right or power hereunder, or under any other writings executed by Assignor as security for or in connection with the Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Secured Parties hereunder or under such other writings.

16.
No provision herein or in any promissory note, instrument, or any other loan document evidencing the Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other loan document, the provisions of this paragraph shall govern, and the Assignor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to the usury laws now in force, all promissory notes, instruments, and other loan documents evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

17.	Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

18.
(a) PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THIS ASSIGNMENT, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS ASSIGNMENT. (b) NOTWITHSTANDING THE FOREGOING, THE PARTIES HERETO AGREE THAT THE STATE OF NEW YORK SHALL BE DEEMED TO BE THE JURISDICTION OF THE DEPOSITORY FOR PURPOSES OF ANY MATTER IN RESPECT HEREOF RELATING TO OR ARISING UNDER SECTION 9-304 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEW YORK. (c) ASSIGNOR AND BANK OF AMERICA EXPRESSLY AGREE THAT THE TERMS AND CONDITIONS OF ANY AGREEMENT ESTABLISHING THE COLLATERAL ACCOUNT OR OTHERWISE GOVERNING THE COLLATERAL ACCOUNT SHALL, TO THE EXTENT INCONSISTENT HEREWITH (INCLUDING IN RESPECT OF THE FOREGOING CLAUSE (b)), BE SUBORDINATE TO AND CONTROLLED BY THIS ASSIGNMENT OF COLLATERAL ACCOUNT.

19.	Any suit, action or proceeding against Assignor with respect to this Assignment or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or

703287387 12410180    D-5

in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as Administrative Agent in its sole discretion may elect, and Assignor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Assignor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Administrative Agent by registered or certified mail, postage prepaid, to Assignor’s address set forth following its signature hereto. Assignor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Assignment brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. ASSIGNOR HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS ASSIGNMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

20.	This assignment shall be binding on and inure to the benefit of Assignor and Administrative Agent and their respective successors and permitted assigns.

21.
This Assignment and the provisions set forth herein shall continue until the full, final, and complete satisfaction of the Obligations, and the Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of the Credit Agreement or any other Loan Document or any related document or instrument; (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.

22.
On the full, final, and complete satisfaction of the Obligations, this Assignment shall be of no further force or effect. Thereafter, upon request, Administrative Agent, on behalf of the Secured Parties, shall reasonably provide Assignor, at Assignor’s sole expense, a written release of Assignor’s obligations hereunder and an assignment of the Collateral Account to Assignor.

23.	In the event of a conflict or inconsistency between any provision of this agreement with any provision of the Credit Agreement, the Credit Agreement will control.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.

703287387 12410180    D-6

ASSIGNOR ACKNOWLEDGES RECEIPT OF A COPY OF THIS ASSIGNMENT. Executed by Assignor on the date first above written.

[ACADIA STRATEGIC OPPORTUNITY FUND IV LLC,][ACADIA REALTY LIMITED PARTNERSHIP][ACADIA INVESTORS IV, INC]
[a Delaware limited liability company][a Delaware limited partnership][a Maryland corporation]
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:
Name:
Title:

703287387 12410180        Account Assignment

DEPOSITORY ACKNOWLEDGMENT
AND AGREEMENT
The undersigned depository, Bank of America, N.A. (the “Depository”), acknowledges that Assignor has assigned the Collateral Account as described in the foregoing Collateral Account Assignment (the “Assignment”, with capitalized terms not defined herein being used herein as therein defined). The records of the Depository have been marked to show the Assignment. The Depository hereby acknowledges that the Collateral Account, as described in the Assignment, has been validly created by the Depository in favor of Assignor.
Notwithstanding any other provision to the contrary in any other agreement between the Depository and the Assignor and/or the Administrative Agent, the Depository agrees that if at any time it shall receive any instructions directing deposition of funds in the Account from the Administrative Agent, the Depository shall comply with such instructions without further consent by the Assignor. In the event the Assignor is permitted to give instructions with respect to the Account, notwithstanding anything to the contrary contained in any other agreement between the Depository and the Assignor and/or the Administrative Agent, if at the time the Depository shall receive conflicting instructions from the Assignor and the Administrative Agent, the Depository shall follow the instructions of the Administrative Agent and not the Assignor.
The Depository hereby subordinates any and all rights of set-off and all other rights and Liens of the Depository against the Collateral Account to the rights, security interests, and Liens under the Assignment, and agrees that, so long as the Obligation remains outstanding, Depository shall not, without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion, with or without cause, exercise or enforce any rights or remedies with respect to the Collateral Account except as required to preserve its rights in the case of bankruptcy, reorganization or insolvency proceedings with respect to the Assignor, and except that the Depository may charge the Collateral Account for any charges, fees and expenses for which Assignor is responsible and which relate to the transactions contemplated by the Assignment or the Credit Agreement referred to therein.
The Depository may rely upon and shall be fully protected, indemnified and held harmless in acting or refraining from acting upon any notice (including, without limitation, electronically confirmed facsimiles of such notice) received from the Assignee or the Assignor (including, without limitation, any notice of an Event of Default or Cash Control Event as defined in the Assignment or the Credit Agreement referred to in the Assignment) and believed by it to be genuine and to have been signed or presented by the proper party or parties.
The Depository further agrees to provide Assignee with copies of all notices and records sent to Assignor relating to the Collateral Account, and will deliver to Assignee all monthly (or other periodic) statements of the Collateral Account and respond to inquiries by Assignee about any deposits, withdrawals or any other matters relating to the Collateral Account, to the same extent Depository makes such information available to the Collateral Account holder, and Assignor hereby acknowledges and consents to such agreement by Depository.

703287387 12410180

This Depository Acknowledgment shall be effective as of the date of the Assignment.
BANK OF AMERICA, N.A.
By:
Name:
Title:

Depository Acknowledgement and Agreement
703287387 12410180

Acknowledged and Agreed:

[Acadia Strategic Opportunity Fund IV LLC,]
[ACADIA REALTY LIMITED PARTNERSHIP]
[ ACADIA INVESTORS IV, INC]
[a Delaware limited liability company]
[a Delaware limited partnership][a Maryland corporation]
By:_______________________________________
Name:
Title:

Collateral Account Assignment
703287387 12410180

EXHIBIT E
FORM OF REQUEST FOR BORROWING
[DATE]
Bank of America, N.A.
NC1-027-15-01
214 North Tryon Street
Charlotte, NC 28255
Telephone:  980-233-7050
Fax:  980-386-7216
Attention:  Jeremy Grubb
E-mail:  jeremy.grubb@baml.com

RE:    That certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”)], the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This Request for Borrowing is executed and delivered by the Borrowers to the Administrative Agent pursuant to Section 2.3(a) of the Credit Agreement.
The Borrowers hereby request a Borrowing pursuant to the Credit Agreement as follows:

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703287387 12410180

1.	Name of Qualified Borrower (if applicable):
2.	Amount of Borrowing:
3.	Date of Borrowing:
4.	Type of Borrowing (check one box only):
Reference Rate Loan LIBOR Rate Loan
5.    Borrower’s wire Instructions for receipt of Borrowing:
Bank:            __________
ABA Number:        __________
Account Name:     __________
Account Number:     __________
Reference:        __________
Contact:        __________

In connection with the Borrowing requested herein, the undersigned Borrower(s) hereby represent, warrant, and certify to the Administrative Agent for the benefit of the Lenders that:

(a)    On and as of the date hereof the representations and warranties made by it set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and will be true and correct in all material respects immediately after the Borrowing requested herein, with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date);
(b)    No Event of Default or Potential Default exists and is continuing on and as of the date hereof or will exist on the date of the Borrowing requested herein;
(c)    After giving effect to the Borrowing requested herein the Principal Obligations will not exceed the Available Commitment;
(d)    The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base Certificate changes between the date hereof and the date of the Borrowing requested herein, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto; and
(e)    Other than as disclosed to the Administrative Agent in writing, the Borrowers have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable LLC Agreement, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the requested Borrowing.
The undersigned hereby certifies each and every matter contained herein to be true and correct.
BORROWERS:

Request for Borrowing
703287387 12410180

[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

[QUALIFIED BORROWER IF APPLICABLE

[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:]

Request for Borrowing
703287387 12410180

EXHIBIT A TO REQUEST FOR [BORROWING]
[Updated Borrowing Base Certificate to be Attached Separately]

E-A-1
703287387 12410180

EXHIBIT F
FORM OF REQUEST FOR LETTER OF CREDIT
[DATE]

Bank of America, N.A.
NC1-027-15-01
214 North Tryon Street
Charlotte, NC 28255
Telephone:  980-233-7050
Fax:  980-386-7216
Attention:  Jeremy Grubb
E-mail:  jeremy.grubb@baml.com

RE:    That certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”)], the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
This Request for Letter of Credit is executed and delivered by the Borrowers to the Administrative Agent pursuant to Section 2.8(b) of the Credit Agreement.
The Borrowers have attached hereto an Application and Agreement for Letter of Credit in the form of Schedule 1 dated November 21, 2012. The Borrowers hereby request that the Letter of Credit Issuer [issue][amend] a Letter of Credit substantially in the form of Schedule 2.
In connection with the [issuance][amendment] of the Letter of Credit requested herein, the Borrowers hereby represent and warrant to the Administrative Agent for the benefit of the Lenders and the Letter of Credit Issuer that:
Section 01.01    On and as of the date hereof the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and will be true and correct in all material respects immediately after the

F-1
703287387 12410180

[issuance][amendment] of the Letter of Credit requested herein, with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date);
(f)    No Event of Default or Potential Default exists and is continuing on and as of the date hereof or will exist on the date of the [issuance][amendment] of the Letter of Credit requested herein;
(g)    After the issuance of the Letter of Credit requested herein the Principal Obligations will not exceed the Available Commitment;
(h)    The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base Certificate changes between the date hereof and the date of the [issuance][amendment] of the Letter of Credit requested herein, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto; and
(i)    Other than as disclosed to the Administrative Agent in writing, the Borrowers have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable LLC Agreement, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the requested Letter of Credit.
The undersigned hereby certifies each and every matter contained herein to be true and correct.
BORROWERS:
BORROWERS:
[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

Request for Letter of Credit
703287387 12410180

[QUALIFIED BORROWER IF APPLICABLE

[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:]

Request for Letter of Credit
703287387 12410180

SCHEDULE 1 TO REQUEST FOR LETTER OF CREDIT
APPLICATION AND AGREEMENT FOR LETTER OF CREDIT

[BANK OF AMERICA FORM APPLICATION TO BE INSERTED]

F-1-1
703287387 12410180

SCHEDULE 2 TO REQUEST FOR LETTER OF CREDIT
FORM OF LETTER OF CREDIT
Irrevocable Standby
Letter of Credit
No. ___________
Date: __________
Amount: $______

Attn: __________
Ladies and Gentlemen:
We hereby establish, at the request and for the account of [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC] (the “Account Party”), in your favor, this Irrevocable Standby Letter of Credit No. _____, in the aggregate amount of _______ (_______), as reduced from time to time pursuant to Annex A attached hereto (the “Total Credit”), effective ______, 20__, and expiring at the close of banking business at our offices at __________ on ______, 20__.
We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, in one or more drawings by your draft bearing thereon Letter of Credit No. ______, payable at sight on a Banking Day (as defined below), and each accompanied by the original of this Letter of Credit, together with any amendment thereto, and a written and appropriately completed certificate signed by you in the form of Annex B attached hereto (any such draft accompanied by such certificate being a “Demand”). As used herein, “Banking Day” means a day of the year on which banks are not required or authorized to close in New York City (USA) or London, England.
If we receive any such Demand, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 11:00 a.m. (New York City time) on a Banking Day prior to the termination hereof, we will honor such Demand by making available to you before 3.30 p.m. (New York City time) on the second Banking Day following the date we shall have received such Demand (or the third Business Day if the account is held outside the United States or such later date as you may specify in such Demand), an amount in same-day funds equal to the amount of the draft submitted with such Demand. If we receive any such Demand, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 a.m. (New York City time) on a Banking Day prior to the termination hereof, we will honor such Demand by making available to you, before 11:00 a.m. (New York City time) on the third Banking Day following the date we shall have received such Demand, an amount in same-day funds equal to the amount of the draft submitted with such Demand.
In accordance with your instructions, payment under this Letter of Credit may be made by wire transfer of funds from the Federal Reserve Bank of New York to your account in a bank on the Federal Reserve wire system or by deposit of same-day funds into a designated account that you maintain with us or such bank accounts as specified by you in the Demand.
This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Demand.

703287387_3.DOCX    F-2-1
703287387 12410180

The Demand may be delivered to us in person, by mail, by an express delivery service, or by telecopy to our fax number [____________]. A Demand shall be presented during our business hours on a Banking Day prior to the expiration hereof at our office at [_____________________________].
A Demand under this Letter of Credit shall be presented directly to us and shall not be negotiated to or by any third party.
This Letter of Credit shall be governed by the Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600, International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590, and, to the extent not inconsistent therewith, by the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the above address, specifically referring to the number of this Letter of Credit.
Very truly yours,
BANK OF AMERICA N.A.
By:    __________________________________
Name:________________________________
Title:_________________________________

F-2-2
703287387 12410180

ANNEX A TO LETTER OF CREDIT
NOTICE OF REDUCTION OF TOTAL CREDIT
UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. [_____]

Bank of America, N.A.
NC1-027-15-01
214 North Tryon Street
Charlotte, NC 28255
Telephone:  980-233-7050
Fax:  980-386-7216
Attention:  Jeremy Grubb
E-mail:  jeremy.grubb@baml.com

The undersigned, a duly authorized representative of [_______], a [_________] (the “Beneficiary”), hereby notifies [the Letter of Credit Issuer] (the “Issuer”), with reference to Irrevocable Standby Letter of Credit No. [_____] (the “Letter of Credit”) issued by the Issuer in favor of the Beneficiary, that effective as of the date hereof, the face amount shall be reduced by $[_______], such that from and after the date hereof the face amount of the Letter of Credit shall be equal to $[_____________].
IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice as of the [___] day of [_______], [____].
BENEFICIARY:
[____________________________________]
a [__________________________________]
By:    __________________________________
    Name:
    Title:

F-2-3
703287387 12410180

ANNEX B TO LETTER OF CREDIT
CERTIFICATE FOR DRAWING UNDER

Bank of America, N.A.
NC1-027-15-01
214 North Tryon Street
Charlotte, NC 28255
Telephone:  980-233-7050
Fax:  980-386-7216
Attention:  Jeremy Grubb
E-mail:  jeremy.grubb@baml.com

The undersigned, a duly authorized representative of [___________________________], a [__________] (the “Beneficiary”), hereby certifies to [the Letter of Credit Issuer] (the “Issuer”), with reference to Irrevocable Standby Letter of Credit No. [_____] (the “Letter of Credit”) issued by the Issuer in favor of the Beneficiary, that this certificate has been executed and delivered by the Beneficiary pursuant to [_______________________].
A.[The Beneficiary has not issued a certificate for the termination of the Letter of Credit.
A.    The Drawing does not exceed the Stated Amount less any previous Drawing.
B.    The proceeds of this Drawing shall be applied solely in accordance with the terms of the [__________] Agreement.
C.    (i)    Payment of this demand for payment is requested on or before 3:30 p.m., the second Business Day succeeding (or, if the account specified below is outside the United States, three Business Days after) the Business Day on which this Certificate is received or deemed to have been received by the Bank.
    (ii)    Payment of this demand for payment shall be made to the Beneficiary by credit to the following account:
[Beneficiary]
[Account Information]]

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the [_________] day of [________________], [___].

F-2-4
703287387 12410180

BENEFICIARY:
[____________________________________]
a [__________________________________]
By:    __________________________________
    Name:
    Title:

F-2-5
703287387 12410180

EXHIBIT A TO REQUEST FOR LETTER OF CREDIT
[Updated Borrowing Base Certificate to be Attached]

F-A-1
703287387 12410180

EXHIBIT G
[RESERVED]

703287387 12410180    G-1

EXHIBIT H
FORM OF LENDER ASSIGNMENT AND ASSUMPTION
Dated as of [DATE]
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is made as of the date hereof between the assignor designated on Schedule 1 hereto (the “Assignor”) and the assignee designated on Schedule 1 hereto (the “Assignee”).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”)], the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.    The Assignor hereby irrevocably sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, an undivided interest in and to the Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement and the other Loan Documents as of the Assignment Effective Date (as defined below) equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.
2.    The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, encumbrance or adverse claim and that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents (except this Assignment and Assumption) or the execution (other than by the Assignor), legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, or the accuracy and completeness of any document furnished hereunder; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or any Investors (each, a “Loan Party”) or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

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3.    The Assignee: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumption Agreements which are available to the Assignee upon request), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches (or has delivered to the Administrative Agent and the Assignor) completed and signed copies of any forms that may be required by the United States Internal Revenue Service (together with any additional supporting documentation required pursuant to applicable Treasury Department regulations or such other evidence satisfactory to the Borrowers and the Administrative Agent) in order to certify the Assignee’s exemption from United States withholding taxes with respect to any payments or distributions made or to be made to the Assignee in respect of the Loans or under the Credit Agreement.
4.    Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption (the “Assignment Effective Date”) shall be the date specified by the Administrative Agent on its signature page hereto.
5.    As of the Assignment Effective Date: (a) the Assignee shall be a party (as a Lender) to the Credit Agreement and the other Loan Documents and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder; and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations (as a Lender) under the Credit Agreement and the other Loan Documents (other than rights under the provisions of the Loan Documents relating to indemnification or the payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Assignment Effective Date).
6.    From and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and indemnities with respect thereto) to the Assignee for amounts which have accrued up to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.
7.    The Assignor and the Assignee shall exchange such consideration for the assignments contemplated hereunder and shall make all appropriate adjustments in payments under the Credit

703287387 12410180

Agreement for periods prior to the Assignment Effective Date as they shall deem appropriate, directly between themselves, if applicable.
8.    This Assignment and Assumption embodies the entire agreement between the parties and supersede all prior agreements and understanding, if any, relating to the subject matter of this Assignment and Assumption.
9.    The provisions of this Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    This Assignment and Assumption and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
11.    This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Assumption by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.
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IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment and Assumption to be executed by their officers thereunto duly authorized as of the date specified thereon.
ASSIGNOR:
[ASSIGNOR SIGNATURE BLOCK]

Lender Assignment and Assumption Agreement
703287387 12410180

ASSIGNEE:
[ASSIGNEE SIGNATURE BLOCK]

Lender Assignment and Assumption Agreement
703287387 12410180

ACCEPTED AND APPROVED BY:
BANK OF AMERICA N.A.,
as Administrative Agent
By:
Name:
Title:

ASSIGNMENT EFFECTIVE DATE:
(To be completed by the Administrative Agent)

___________________, 20___

Lender Assignment and Assumption Agreement
703287387 12410180

CONSENTED TO BY:
BORROWER:
[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

Lender Assignment and Assumption Agreement
703287387 12410180

SCHEDULE I TO LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT

Name of Assignor:
Notice Information of Assignor:
Assignor’s Commitment Prior to Assignment:	$
Percentage of Assignor’s Commitment Assigned:	%
Assignor’s Amount of Outstanding Loans After Assignment:	$
Assignor’s Amount of Outstanding Letter of Credit Liability After Assignment:	$
Assignor’s Amount of Undrawn Maximum Commitment:	$
Assignor’s Commitment After Assignment:	$
Assignor’s Percentage Interest of Total Maximum Commitment After Assignment:	%

Name of Assignee:
Notice Information of Assignee:
Assignee’s Commitment Prior to Assignment:	$
Assignee’s Amount of Outstanding Loans After Assignment:	$
Assignee’s Amount of Outstanding Letter of Credit Liability After Assignment:	$
Assignee’s Amount of Undrawn Maximum Commitment:	$
Assignee’s Commitment After Assignment:	$
Assignee’s Percentage Interest of Total Maximum Commitment After Assignment:	%

H-I-1
703287387 12410180

EXHIBIT I
FORM OF [QUALIFIED BORROWER NOTE]
Dated as of [DATE]
$[●]    New York, New York
1.    FOR VALUE RECEIVED, the undersigned [NAME OF QUALIFIED BORROWER], a [JURISIDICTION AND TYPE OF ENTITY] (the “Maker”), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., as Administrative Agent for each of the Lenders under the Credit Agreement (as defined below), (the “Payee”) to the Administrative Agent Account, the principal sum of [AMOUNT IN WORDS] DOLLARS ($[AMOUNT IN NUMBERS]), or, if less, the unpaid principal amount of the Loans, in lawful money of the United States of America on the Maturity Date or as otherwise provided in the Credit Agreement.
2.    Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among ACADIA STRATEGIC OPPORTUNITY FUND IV LLC, as a borrower, and any Borrowers which become a party thereto pursuant to the terms thereof (the “Borrowers”), ACADIA REALTY ACQUISITION IV, LLC as Borrower Managing Member, the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”) and BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
3.    The unpaid principal amount of this Note shall be payable in accordance with the terms of Section 3 of the Credit Agreement. The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Section 2.6 and Section 3 of the Credit Agreement. Interest on this Note shall be payable in accordance with Section 3 of the Credit Agreement.
4.    All Borrowings hereunder, and all payments made with respect thereto, may be recorded by the Payee from time to time on grids which may be attached hereto or the Payee may record such information by such other method as the Payee may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish the Maker’s obligations hereunder. The aggregate unpaid amount of all Borrowings set forth on grids which may be attached hereto shall, absent manifest error, be presumptive evidence of the unpaid principal amount of this Note.
5.    This Note has been executed and delivered pursuant to the Credit Agreement and is one of the “Notes” referred to therein, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. This Note evidences Loans made under the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of the Lenders to make advances thereunder; (b) the prepayment rights and

703287387 12410180

obligations of the Maker; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. The Maker may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Credit Agreement. The repayment of this Note is secured by a guaranty of the Borrower. Notwithstanding the foregoing, should any of the events described in Sections 10.1(h) or 10.1(i) of the Credit Agreement occur, then the principal of, and accrued interest on, this Note shall become immediately due and repayable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.
6.    If this Note, or any installment or payment due hereunder, is not paid when due, whether on the Maturity Date or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after the Maturity Date, the Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, attorneys’ fees and expenses incurred by the holder hereof and cost of appeal as provided in the Credit Agreement. All past-due principal of, and, to the extent permitted by applicable law, past-due interest on this Note, shall bear interest until paid at the Default Rate as provided in the Credit Agreement.
7.    The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.
8.    This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
9.    Reference is hereby made to Section 12.15 of the Credit Agreement regarding the provisions relating to recourse liability which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of the Maker’s obligations hereunder.
10.    By its execution hereof, the Maker hereby agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower as if it were a signature party thereto.
11.    The Maker’s address for notices pursuant to the Credit Agreement is:
[INSERT NOTICE DETAILS FOR QUALIFIED BORROWER]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

703287387 12410180

703287387 12410180

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the day and year first above written.
MAKER:

[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

703287387 12410180

EXHIBIT J
FORM OF QUALIFIED BORROWER GUARANTY
Dated as of [DATE]
THIS QUALIFIED BORROWER GUARANTY (the “Qualified Borrower Guaranty”) is made as of [DATE] by [NAME OF BORROWER], a [jurisdiction of organization] [type of organization] (the “Guarantor”) in favor of BANK OF AMERICA N.A., as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”)], the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.    The Guarantor represents and warrants that it has received or will receive direct or indirect benefit from the making of this Qualified Borrower Guaranty and the creation of the Guaranteed Debt (as defined below), that the Guarantor is familiar with the financial condition of the Qualified Borrower (as defined below) and the value of any collateral security for the Guaranteed Debt and that the Creditor has made no representations to the Guarantor in order to induce the Guarantor to execute this Borrower Guaranty.
2.    In connection with Credit Agreement, the Guarantor hereby irrevocably, unconditionally and absolutely guarantees, in favor of the Administrative Agent for each of the Secured Parties (collectively, the “Creditor”), the prompt payment when due of all interest, principal, fees, expenses and other amounts now or hereafter represented by, or arising in connection with: (a) [that][those] certain Note[s], payable to the order of the Creditor and as more particularly described on Schedule A, including, without limitation, all liabilities and indebtedness represented or evidenced by any promissory note given in renewal, extension, modification or substitution of or for and such Note (each, a “Qualified Borrower Note”); and (b) all obligations of the Qualified Borrower[s] listed on Schedule A (each, a “Qualified Borrower”) under the Credit Agreement (collectively, the “Guaranteed Debt”) in accordance with the terms of this Qualified Borrower Guaranty. This is an unconditional guaranty of payment, and not a guaranty of collection, and the Creditor may enforce the Guarantor’s obligations hereunder pursuant to the Credit Agreement without first suing, or enforcing its rights or remedies against the Qualified Borrower or any other obligor, or enforcing or collecting any present or future collateral security for the Guaranteed Debt.

703287387 12410180

3.    The Guarantor hereby waives notice of: (a) acceptance of this Qualified Borrower Guaranty; (b) the extension of credit by the Creditor to the Qualified Borrower; (c) the occurrence of any breach or default by the Qualified Borrower in respect of the Guaranteed Debt; (d) the sale or foreclosure on any collateral for the Guaranteed Debt; (e) the transfer of the Guaranteed Debt to any third party to the extent permitted under the Credit Agreement and to the extent that such notice is not required under the Credit Agreement; and (f) all other notices, except as otherwise required under the Credit Agreement.
4.    The Guarantor hereby agrees and acknowledges that its obligations hereunder shall not be released or discharged by the following: (a) the renewal, extension, modification or alteration of the Qualified Borrower Note, the Guaranteed Debt or any related document or instrument; (b) any forbearance or compromise granted to the Qualified Borrower by the Creditor; (c) the insolvency, bankruptcy, liquidation or dissolution of the Qualified Borrower; (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt; (e) the full or partial release of the Qualified Borrower or any other obligor; (f) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral for the Guaranteed Debt; (g) the failure of the Creditor properly to obtain, perfect or preserve any security interest or lien in any such collateral; (h) the failure of the Creditor to exercise diligence, commercial reasonableness or reasonable care in the preservation, enforcement or sale of any such collateral; provided, that, such acknowledgement shall not be a waiver of the Creditor’s obligations to sell collateral in a commercially reasonable manner to the extent required under the Loan Documents or applicable laws; and (i) any other act or omission of the Creditor or the Qualified Borrower which would otherwise constitute or create a legal or equitable defense in favor of a Borrower.
5.    Notwithstanding anything to the contrary in this Borrower Guaranty, until the Guaranteed Debt has been paid in full, the Guarantor hereby irrevocably waives all rights it may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Creditor) to seek contribution, indemnification, or any other form of reimbursement from the Qualified Borrower, any other guarantor, or any other person now or hereafter primarily or secondarily liable for any obligations of the Qualified Borrower to the Creditor, for any disbursement made by the Guarantor under or in connection with this Borrower Guaranty or otherwise.
6.    If the Qualified Borrower is or shall hereafter be liable to the Creditor for any obligation, indebtedness or liability other than the Guaranteed Debt, and the Creditor should collect or receive any payments, funds or distributions which are not specifically required, by law or agreement, to be applied to the Guaranteed Debt, then the Creditor may, in its sole discretion, apply such payments, funds or distributions to indebtedness of the Qualified Borrower other than the Guaranteed Debt.
7.    This Qualified Borrower Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Debt is rescinded or must otherwise be returned by the Creditor, upon the insolvency, bankruptcy, reorganization, or

703287387 12410180

dissolution of the Qualified Borrower or otherwise, all as though such payment had not been made.
8.    This Qualified Borrower Guaranty has been executed and delivered pursuant to the Credit Agreement and is one of the “Qualified Borrower Guaranties” referred to therein.
9.    This Qualified Borrower Guaranty may be amended only by a written instrument executed by the Guarantor and the Creditor. Schedule I to this Qualified Borrower Guaranty may be amended by the Guarantor from time to time to identify additional Qualified Borrowers and Qualified Borrower Notes, the obligations of which will become subject to this Qualified Borrower Guaranty and upon such amendment all references herein to Schedule I shall be deemed to mean Schedule I as amended thereby. Such amendment shall be in the form of Schedule II annexed hereto.
10.    This Qualified Borrower Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Qualified Borrower Guaranty or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
11.    Any suit, action or proceeding against the Guarantor with respect to this Qualified Borrower Guaranty or any judgment entered by any court in respect hereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City as the Creditor in its sole discretion may elect and the Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Gurantor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Creditor by registered or certified mail, postage prepaid, to the Guarantor’s address listed in the Credit Agreement. The Guarantor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Qualified Borrower Guaranty brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE GUARANTOR, AND BY ITS ACCEPTANCE HEREOF THE CREDITOR, EACH HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS QUALIFIED BORROWER GUARANTY, WHICH WAIVER IS INFORMED AND VOLUNTARY.
12.    On the full, final and complete satisfaction of the Guaranteed Debt, this Qualified Borrower Guaranty shall be of no further force or effect. Thereafter, upon request, the Creditor shall reasonably provide the Guarantor, at the Guarantor’s sole expense, a written release of its obligations hereunder.
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703287387 12410180

IN WITNESS WHEREOF, the Guarantor has caused this Qualified Borrower Guaranty to be duly executed as of the day and year first above written.
GUARANTOR:
[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

Borrower Guaranty
703287387 12410180

SCHEDULE I TO QUALIFIED BORROWER GUARANTY

QUALIFIED BORROWER	AMOUNT OF NOTE	DATE OF NOTE
[NAME]	$[AMOUNT]	[DATE]

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SCHEDULE II TO QUALIFIED BORROWER GUARANTY
FORM OF AMENDMENT FOR QUALIFIED BORROWER ADDITION
Dated as of [DATE]
Reference is made to that certain Qualified Borrower Guaranty (the “Qualified Borrower Guaranty”), dated as of [DATE], by [GUARANTOR NAME[S]] (“Guarantor”) in favor of BANK OF AMERICA N.A., as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”), the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Guarantor has designated the following entity as a Qualified Borrower and the Note described below is a Qualified Borrower Note:

QUALIFIED BORROWER	AMOUNT OF NOTE	DATE OF NOTE
[NAME]	$[AMOUNT]	[DATE]

Upon execution of this Amendment for Qualified Borrower Addition (this “Amendment”), the Qualified Borrower Guaranty shall be, and be deemed to be, modified and amended in accordance herewith and the obligations, duties and liabilities the Guarantor shall hereafter be determined, exercised and enforced in accordance with the Qualified Borrower Guaranty as so amended and modified by this Amendment, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Qualified Borrower Guaranty for any and all purposes. Except as modified and expressly amended by this Amendment, the Qualified Borrower Guaranty is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect.
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IN WITNESS WHEREOF, the Guarantor has caused this Amendment to be duly executed as of the day and year first above written.
GUARANTOR:
[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

703287387 12410180

EXHIBIT K
FORM OF INVESTOR CONSENT

____________, 2012

Bank of America, N.A.,
as Administrative Agent
NC1-027-21-04
214 North Tryon Street
Charlotte, NC 28202
Attention: Jeremy Grubb

Re:
Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Revolving Credit Agreement (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”), entered into or to be entered into by and among Acadia Strategic Opportunity Fund IV LLC (“Borrower”), Acadia Realty Acquisition IV LLC (“Managing Member”), Acadia Realty Limited Partnership, as Guarantor, Acadia Realty Trust, as Guarantor General Partner, Acadia Investors IV, Inc. (“Pledgor”), Bank of America, N.A., as Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and a Lender (collectively, with any other financial institutions from time to time a party thereto as lenders, the “Lenders”, and each, a “Lender”).

Ladies and Gentlemen:
In order to induce Lenders to provide the Credit Facility to Borrower, the undersigned hereby acknowledges and agrees as follows:
We have entered into (i) that certain Stockholders Agreement by and among Pledgor, Acadia D.R. Management LLC and the Major Stockholders (as defined therein), dated as of May 16, 2012 (as the same may be further modified, amended, or restated from time to time, the “Stockholders Agreement”; all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Stockholders Agreement) and (ii) a Subscription Agreement pursuant to which we have (a) purchased shares of stock in Pledgor, which is a member in Borrower and (b) committed to make cash contributions of capital (“Capital Contributions”) to Pledgor on the terms and subject to the conditions set forth in the Stockholders Agreement and our Subscription Agreement in the aggregate amount of $[________] (our “Capital Commitment”), which Capital Contributions are to be contributed by Pledgor to Borrower pursuant to the terms of the Operating Agreement.
As of the date hereof, $[________] of our Capital Commitment has been called, $____________ (our “Unfunded Capital Commitment”), of our Capital Commitment remains to

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be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and our Subscription Agreement.
We hereby agree that we shall deliver to Administrative Agent from time to time upon the request of Managing Member, Pledgor or Administrative Agent (i) either (A) our balance sheet as of the end of each fiscal year and the related statements of operations for such fiscal year reported on by our independent public accountants, or, if we have not retained public accountants to report on such statements, certified by an officer, or (B) such other financial statements and information as shall be acceptable to the Managing Member, in either case by the later to occur of (x) the date which is 120 days after the end of our fiscal year, and (y) the date we make such financial information available to our shareholders, directors, stakeholders, principals or lenders or such financial information becomes available to the public and (ii) a certificate setting forth our Unfunded Capital Commitment.
We hereby acknowledge and agree that under the terms of and subject to the conditions set forth in the Stockholders Agreement, we are and shall remain unconditionally obligated to fund our Unfunded Capital Commitment required on account of calls for Capital Contributions duly made in accordance with the terms of the Stockholders Agreement (including, without limitation, subsequent calls for Capital Contributions made in connection with a shortfall in funds available to Borrower as a result of the failure of any other Stockholder or Managing Member to advance funds with respect to a call for Capital Contributions duly made). In addition, we hereby acknowledge and confirm to Administrative Agent, Lenders, Managing Member and Pledgor that we will make Capital Contributions to the extent of our Unfunded Capital Commitment, to be applied to the repayment of outstanding obligations under the Credit Agreement, whether such Capital Contributions are called by Managing Member, Pledgor or Administrative Agent for such purpose on behalf of Managing Member and Pledgor (whether or not any Person is then acting as Managing Member for Borrower or Manager for Pledgor) without, defense, counterclaim or offset of any kind, including without limitation any defense under Section 365 of the U.S. Bankruptcy Code, all of which we hereby waive. Notwithstanding anything to the contrary in the Stockholders Agreement or Operating Agreement, we hereby acknowledge and agree that (i) our obligation to fund our Unfunded Capital Commitment as and when requested by Administrative Agent is unconditional and (ii) Administrative Agent shall not be required to state any specific purpose or use of funds, deliver any supporting documentation whatsoever or comply with any formalities when making a Drawdown on our Unfunded Capital Commitment, except that such Drawdown must be made in writing.
We hereby (i) acknowledge that Borrower, Managing Member and Pledgor, pursuant to the terms of the Stockholders Agreement and the Credit Agreement are making a collateral assignment to Administrative Agent for the benefit of Lenders of (i) our Capital Contributions; and the right to issue Drawdown Notices and call and receive all payments of all or any portion of our Unfunded Capital Commitment under the Stockholders Agreement to secure all loans and other extensions of credit made under the Credit Facility and all other obligations of Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) represent that as of the date hereof, (A) to the best of our knowledge there is no default or circumstance which with the passage of time and/or the giving of notice would

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constitute a default under the Operating Agreement or the Stockholders Agreement, (B) the Stockholders Agreement, our Subscription Agreement and this Investor Consent is in full force and effect and enforceable against us in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors rights generally from time to time in effect and to general principles of equity, (C) we have the power and authority required to execute and deliver the Stockholders Agreement, our Subscription Agreement and this Investor Consent, and to perform our obligations thereunder and hereunder, and (D) we do not have any right of offset against, or reduction to, our obligation to fund our Unfunded Capital Commitment, (iii) acknowledge that for so long as the Credit Facility is in place, (A) we will not amend, modify, supplement, cancel, terminate, reduce or suspend any of the provisions of the Stockholders Agreement, our Subscription Agreement or the Operating Agreement relating to the Capital Commitments, the making of Capital Contributions or the incurrence of indebtedness or any other provisions that would adversely affect the rights of Administrative Agent or Lenders without your prior written consent, (B) a transfer of our interest in the Pledgor will require notice to you, and (C) that any claims that we may have against the Pledgor, the Managing Member or any other stockholder shall be subordinate to all payments due to you under the Credit Facility, and (iv) acknowledge that until otherwise instructed by Administrative Agent in writing, all future Capital Contributions made by us under the Stockholders Agreement and our Subscription Agreement will be made by wire transfer to the following account opened and maintained by Borrower with the Administrative Agent (the “Collateral Account”) which Borrower has also pledged as security for the Obligations (as such term is defined in the Credit Agreement):

Bank:	Bank of America, N.A.

Account Number:	[_________]

ABA Number:	[_________]

Reference:	Acadia Strategic Opportunity Fund IV LLC Collateral Account

Contact Person:	[_________]

We hereby acknowledge that for so long as the Credit Agreement is in effect, we are obligated, under the terms and subject to the limitations and conditions set forth in the Stockholders Agreement and our Subscription Agreement, to honor any Drawdown Notice delivered to us in the name of the Administrative Agent on behalf of Lenders, without setoff, counterclaim or defense by funding the applicable portion of our Capital Commitment into the Collateral Account, provided such Drawdown Notice is delivered for the purpose of paying due and payable obligations of the Borrower to Lenders under the Credit Facility and states on its face that it is delivered for such purpose.
We understand that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Credit Facility available to Borrower and, accordingly hereby acknowledge that Capital Contributions we make under the Stockholders Agreement and our Subscription Agreement will not satisfy our obligation to fund our Capital Commitment unless such Capital Contributions are paid into the above account (unless we are otherwise instructed by Administrative Agent as described above). We hereby acknowledge that the terms of the Credit Agreement and of each other Loan Document (as defined therein) can be

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modified without further notice to us or our consent; provided, however, that in no event shall any modification of the Credit Agreement or any Loan Document alter our rights or obligations under the Stockholders Agreement or our Subscription Agreement without our written consent. In addition, we understand that the Credit Agreement and this Investor Consent shall be for the benefit of Administrative Agent, Lenders, and Lenders' successors and assigns, and that this Investor Consent will remain in effect until we are notified jointly by Administrative Agent and Managing Member that the Credit Facility has been terminated.
We also acknowledge and confirm that (a) we understand that Lenders have not been involved in the organization of Pledgor or offering of Pledgor’s equity interests, or made any representation in connection therewith, (b) we are not relying on Lenders in any way in connection with our investment in Pledgor and (c) Lenders have no obligation to provide us with any financial, tax or other information pertaining to Pledgor or any other Person.
This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument.
The undersigned irrevocably (a) agrees that any suit action or other legal proceeding arising out of or relating to this letter may be brought in the courts of the United States of America located in the Southern District of New York or in the state courts of the State and County of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, (d) consents to the service of any and all process in any such suit, action or proceeding by the service of copies or such process to the undersigned at the address provided on the signature page hereto, as the same may be changed by written notice to the Administrative Agent from time to time.
For governmental entity Investors:
[We represent and warrant that: (i) we are subject to commercial law with respect to our obligations under the Stockholders Agreement and this Investor Consent; (ii) the making and performance of the Stockholders Agreement and this Investor Consent constitute private and commercial acts rather than governmental or public acts, and that neither we nor any of our properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to our obligations under the Stockholders Agreement and this Investor Consent. To the extent that we may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to the Stockholders Agreement, or this Investor Consent to claim any such immunity, and to the extent that in any such jurisdiction

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there may be attributed to us such an immunity (whether or not claimed), we hereby irrevocably agree not to claim and hereby irrevocably waive such immunity to the fullest extent permitted by applicable law.]
For ERISA Investors:
[The undersigned signatory confirms that it is the fiduciary of the plans whose assets are invested in Pledgor and it confirms that: (i) it made its own determination that the Transaction (defined below) was made on terms that are no less favorable to such plans than those that could be obtained in arm’s-length transactions with unrelated parties; (ii) the decision to invest in Pledgor and to execute and deliver this Investor Consent (the “Transaction”) was made by the undersigned, and the undersigned is not included among, is independent of, and is unaffiliated with, Lenders (including the Administrative Agent) and Pledgor (as defined below); (iii) each plan on behalf of which we have invested in Pledgor (or commingled funds of related plans): (A) has no less than $100,000,000 of assets; and (B) not more than five percent (5%) of the assets of each such plan (or commingled fund) have been invested in Pledgor; and (iv) Lenders (including the Administrative Agent): (x) had no influence, authority, or control over the Transaction, and (y) rendered no investment advice with respect to the Transaction. For purposes of this paragraph, a fiduciary is “not included among, is independent of, and unaffiliated with” a Lender (including the Administrative Agent) and Pledgor, as applicable, if: (A) the fiduciary is not, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Lender or Pledgor; (B) the fiduciary is not an officer, director, employee or relative of, or partner in, such Lender or Pledgor; and (C) no officer, director, highly-compensated employee, or shareholder of Pledgor, or any officer, director or highly-compensated employee, or partner of a Lender, is also an officer, director, highly-compensated employee, or partner of the fiduciary. If such individual is a director of the Lender, he or she must abstain from participation in, and not otherwise be involved in, the decision made by the fiduciary to invest in Pledgor.]
{or – where this Investor Consent is being signed by a custodian or someone other than the fiduciary:}
[We confirm that [            ] is the fiduciary (the “Fiduciary”) of the Pledgor and that the Fiduciary has confirmed to the Pledgor that: (i) the Fiduciary made its own determination that the Transaction (defined below) was made on terms that are no less favorable to the Pledgor than those that could be obtained in arm’s-length transactions with unrelated parties; (ii) the Fiduciary made the decision to invest in Pledgor and to execute and deliver this Investor Consent (the “Transaction”), and the Fiduciary is not included among, is independent of, and is unaffiliated with, Lenders (including the Administrative Agent) and Pledgor (as defined below); (iii) each plan on behalf of which the Investor has invested in Pledgor (or commingled funds of related plans): (A) has no less than $100,000,000 of assets; and (B) not more than five percent (5%) of the assets of each such plan (or commingled fund) have been invested in Pledgor; and (iv) Lenders

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(including the Administrative Agent): (x) had no influence, authority, or control over the Fiduciary’s decision to invest in Pledgor, and (y) rendered no investment advice with respect to the Investor’s investment in Pledgor. For purposes of this paragraph, a fiduciary is “not included among, is independent of, and unaffiliated with” a Lender (including the Administrative Agent) and Pledgor, as applicable, if: (A) the fiduciary is not, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Lender or Pledgor; (B) the fiduciary is not an officer, director, employee or relative of, or partner in, such Lender or Pledgor; and (C) no officer, director, highly-compensated employee, or shareholder of Pledgor, or any officer, director or highly-compensated employee, or partner of a Lender, is also an officer, director, highly-compensated employee, or partner of the fiduciary. If such individual is a director of the Lender, then he or she must abstain from participation in, and not otherwise be involved in, the decision made by the fiduciary to invest in Pledgor.]
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.

703287387 12410180    K-6

[NAME OF INVESTOR]

By:	Name: Title:
Address:
[________________________________]
[________________________________]

703287387 12410180

EXHIBIT L
FORM OF INVESTOR OPINION
[Attached]

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EXHIBIT M
FORM OF RESPONSIBLE OFFICER’S CERTIFICATE
[DATE]
The undersigned is a duly authorized [TITLE] of [NAME OF CREDIT PARTY], a [jurisdiction of organization] [type of organization] and [NAME OF CREDIT PARTY], a [jurisdiction of organization] [type of organization] (collectively, the “Credit Parties”).
Reference is made to that certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”), the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
In connection with Section 6.1(g) of the Credit Agreement, I hereby certify, in my capacity as a Responsible Officer of the Credit Parties, on the date hereof that:
(i)    All of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date of the Credit Agreement with the same force and effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date);
(ii)    No Event of Default or Potential Default exists and is continuing on and as of the date of the Credit Agreement;
(iii)    There has not occurred any change in the business, assets, operations, or condition (financial or otherwise) or prospects of the Borrowers or any Included Investor or Designated Investor, or in the facts and information regarding such entities as represented up until the date of the Credit Agreement, a Material Adverse Effect;
(iv)    There is no Proceeding pending or threatened that purports to affect the Borrowers or any transaction contemplated under any Borrowers’ Constituent Documents or the Loan Documents or on the ability of any Borrower to perform its Obligations under its Constituent Documents or the Loan Documents or any related documents;
(vi)    [Use whichever of the following correctly describes the Borrowers’ and the Guarantor’s ERISA exemption:][Each Borrower and the Guarantor has obtained an opinion of counsel reasonably acceptable to the Administrative Agent that each Borrower and the Guarantor has remained and still is an Operating Company]; or [the underlying assets of each Borrower and the Guarantor do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Person is held by

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“benefit plan investors” within the meaning of Sectoin 3(42) of ERISA];
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703287387 12410180                Responsible Officer’s Certificate

The undersigned hereby certifies each and every matter contained herein to be true and correct.

_________________________________
Name:
Title:

703287387 12410180                Responsible Officer’s Certificate

EXHIBIT N
FORM OF SUBSCRIPTION AGREEMENT
[Attached]

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EXHIBIT O
FORM OF FACILITY EXTENSION/INCREASE REQUEST
[DATE]

Bank of America, N.A.
NC1-027-15-01
214 North Tryon Street
Charlotte, NC 28255
Telephone:  980-233-7050
Fax:  980-386-7216
Attention:  Jeremy Grubb
E-mail:  jeremy.grubb@baml.com

RE:    That certain Revolving Credit Agreement dated as of November 21, 2012 by and among [ACADIA STRATEGIC OPPORTUNITY FUND IV LLC], a [DELAWARE LIMITED LIABILITY COMPANY] (the “Borrower”), any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof (the “Borrowers”), the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA N.A., as the Administrative Agent, the Structuring Agent, the Sole Bookrunner, the Sole Lead Arranger, the Letter of Credit Issuer and as a Lender (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:
This [facility extension/increase] request (this “Request”) is executed and delivered by the Borrowers to the Administrative Agent pursuant to Section [2.14/2.15] of the Credit Agreement.
The Borrowers hereby request [an extension of the Stated Maturity Date to [DATE] (the “Facility Extension”)] [an increase in the Maximum Commitment in the amount of $[INCREASE AMOUNT] (the “Facility Increase”) for an aggregate Maximum Commitment in the amount of $[NEW MAXIMUM COMMITMENT]].
In connection with this Request, the Borrowers hereby represent, warrant and certify to the Administrative Agent for the benefit of the Lenders that:
1)    On and as of the date hereof the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material

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respects, and will be true and correct in all material respects immediately after the request herein becomes effective, with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date);
(j)    No Event of Default or Potential Default exists and is continuing on and as of the date hereof or will exist on the date any request herein becomes effective;
(k)    After any request herein becomes effective the Principal Obligations will not exceed the Available Commitment;
(l)    The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base Certificate changes between the date hereof and the date of the Facility Increase requested herein, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto;
(m)    Attached hereto as Exhibit B are resolutions adopted by the Borrowers approving or consenting to the [Facility Extension/Facility Increase].
(n)    As of the date hereof, no event has occurred since the date of the most recent financial statements of the Borrowers delivered to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect. In the event that between the date hereof and the date of the [Facility Extension/Facility Increase], any event should occur which could reasonably be expected to have a Material Adverse Effect, the Borrowers shall promptly notify Administrative Agent.
(o)    [As of or prior to the date hereof, the Borrowers have paid to the Administrative Agent the Facility Increase Fee.]
The undersigned hereby certifies each and every matter contained herein to be true and correct.
BORROWERS:
[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

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EXHIBIT P
FORM OF CAPITAL RETURN CERTIFICATION

[DATE]

Bank of America, N.A.
NC1-027-15-01
214 North Tryon Street
Charlotte, NC 28255
Telephone:  980-233-7050
Fax:  980-386-7216
Attention:  Jeremy Grubb
E-mail:  jeremy.grubb@baml.com

RE:
That certain Revolving Credit Agreement dated as of November 21, 2012 by and among [NAME OF BORROWER], a [jurisdiction of organization] [type of organization] and [NAME OF BORROWER], a [jurisdiction of organization] [type of organization] [, any Borrowers which become a party thereto pursuant to Section 6.3 or Section 6.4 thereof] (each, a “Borrower”, and collectively, the “Borrowers”), [GUARANTORS], the banks and financial institutions listed on the signature pages thereof as the Initial Lenders (the “Initial Lenders”), each of the other lending institutions that becomes a lender thereunder (together with the Initial Lenders, each a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A., as the Administrative Agent, the Letter of Credit Issuer, as a Lender, as the Sole Bookrunner and Sole Lead Arranger (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:
In connection with this Capital Return Certification (this “Certificate”), the Borrowers hereby represent and warrant and certify to the Administrative Agent for the benefit of the Secured Parties that:
(a)    The amounts distributed to each Investor as described above have been added back into such Investor’s Uncalled Capital Commitment and may be subject to a Capital Call in the same manner as any other Uncalled Capital Commitment;

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(b)    After giving effect to the distributions described herein, the total Uncalled Capital Commitments of the Included Investors will be $____________.
(c)    On and as of the date hereof the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date);
(d)    No Event of Default or Potential Default exists and is continuing on and as of the date hereof;
(e)    After giving effect to the distributions described herein the Principal Obligations will not exceed the Available Commitment;
(f)    The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement and gives effect to the return of capital certified herein, is true and correct as of the date hereof; and
(g)    True and accurate copies of the Capital Return Notices for the distributions described herein and sent to the Investors are attached hereto as Exhibit B.

[Remainder of Page Intentionally Left Blank
Signature Page(s) Follow]

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The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWERS:

[________________________________],
[_______________________]

By:    [______________________________],
its [______________]
By:
Name:
Title:

Capital Return Certification
703287387 12410180

EXHIBIT A TO CAPITAL RETURN CERTIFICATION
[Updated Borrowing Base Certificate to be Attached Separately]

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EXHIBIT B TO CAPITAL RETURN CERTIFICATION

[Returned Capital Notices sent to the Investors to be Attached Separately]

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EXHIBIT Q
FORM OF CAPITAL RETURN NOTICE
[LETTERHEAD]

[Date]

[Investor Name]
[Organization]
[Street Address]
[City, State, Zip Code]
[Country]

RE:    Acadia Investors IV, Inc. (the “Fund”) Distribution

Dear [Name],

As described in our recent correspondence, we are making distributions to the stockholders of the Fund from [description of activity].

Your share of this distribution is $_______________, which will be wired to you today in accordance with your recent wiring instructions. After giving effect to the distribution referenced in this letter, your Remaining Capital Commitment (as defined in the Fund’s Stockholder Agreement) eligible to be called is $_________________.

As always, please do not hesitate to contact us should you have any questions or require additional information.

Sincerely,

_____________________________________

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